Certain confidential information contained in this document, marked by “[***]”, has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) not material and (ii) is the type of information that the Company treats as private or confidential. Certain schedules (or similar attachments) also marked by “[***]” have been omitted pursuant to Item 601(a)(5) of Regulation S-K.
Exhibit 10.1
EXECUTION VERSION

MASTER REPURCHASE AGREEMENT

NOMURA CORPORATE FUNDING AMERICAS, LLC,
as Buyer

LOANDEPOT.COM, LLC
as Seller and Servicer,

and

LOANDEPOT MULTI ASSET NC, LLC,
as REO Subsidiary

Dated as of October 2, 2026
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TABLE OF CONTENTS

Page

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TABLE OF CONTENTS
(continued)
Page

Schedules and Exhibits
SCHEDULE 1-A    REPRESENTATIONS AND WARRANTIES RE: NON-AGENCY MORTGAGE LOANS (OTHER THAN HELOCS)
SCHEDULE 1-B    REPRESENTATIONS AND WARRANTIES RE: AGENCY MORTGAGE LOANS
SCHEDULE 1-C    REPRESENTATIONS AND WARRANTIES RE: HELOCS
SCHEDULE 1-D    REPRESENTATIONS AND WARRANTIES RE: CONTRIBUTED REO PROPERTY
SCHEDULE 1-E    REPRESENTATIONS AND WARRANTIES RE: REO SUBSIDIARY INTERESTS
EXHIBIT A-1    FUNDING CONFIRMATION LETTER
EXHIBIT A-2    ADDITIONAL PURCHASE PRICE AMOUNT CONFIRMATION LETTER
EXHIBIT B    SERVICING ANNEX
EXHIBIT C    RESERVED
EXHIBIT D    RESERVED
EXHIBIT E    FORM OF SECTION 8 CERTIFICATE
EXHIBIT F-1    ASSET SCHEDULE FIELDS (NON-AGENCY MORTGAGE LOANS OTHER THAN HELOCS)
EXHIBIT F-2    ASSET SCHEDULE FIELDS (AGENCY MORTGAGE LOANS)
EXHIBIT F-3    ASSET SCHEDULE FIELDS (HELOCs)
EXHIBIT F-4    ASSET SCHEDULE FIELDS (REO PROPERTY)
EXHIBIT G    FORM OF SELLER POWER OF ATTORNEY

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MASTER REPURCHASE AGREEMENT

This is a MASTER REPURCHASE AGREEMENT, dated as of October 2, 2026, among loanDepot.com, LLC, a Delaware limited liability company (“Seller”), loanDepot Multi Asset NC, LLC, a Delaware limited liability company (“REO Subsidiary”), and Nomura Corporate Funding Americas, LLC, a Delaware limited liability company (“Buyer”).
Section 1.Applicability; Transaction Overview. From time to time, upon the terms and conditions set forth herein, the parties hereto may enter into transactions, on an uncommitted basis, in which Seller agrees to transfer to Buyer certain Purchased Assets against the transfer of funds by Buyer representing the Purchase Price for such Purchased Assets, with a simultaneous agreement by Buyer to transfer to Seller such Purchased Assets against the transfer of funds by Seller. As of the Closing Date, Seller owns 100% of the direct equity interests in REO Subsidiary. On the first Purchase Date following the satisfaction of the conditions set forth in Section 3(c) below, Buyer shall purchase the REO Subsidiary Interests from Seller. After such Purchase Date, as part of separate Transactions, Seller may request and Buyer may fund, subject to the terms and conditions of this Agreement, an increase in the Purchase Price for the Purchased Assets based upon the transfer of additional Contributed REO Property to the REO Subsidiary. From time to time, Seller may request a release of Purchased Assets and Contributed REO Property from Buyer in conjunction with an Optional Repurchase. Each such transaction (and, for the avoidance of doubt, any Draw) involving the transfer of Purchased Assets or additional Contributed REO Property shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any annexes identified herein, as applicable hereunder. This Agreement is not a commitment by Buyer to engage in the Transactions, but sets forth the requirements under which Buyer would consider entering into Transactions as set forth herein.
Section 2.Definitions. Capitalized terms used and not otherwise defined herein shall have the meaning set forth in the Pricing Side Letter. As used herein, the following terms shall have the following meanings.
“Accelerated Repurchase Date” shall have the meaning set forth in Section 16(a)(i) hereof.
“Accepted Servicing Practices” shall mean, with respect to any Mortgage Loan or REO Property, those procedures (including collection procedures) that are reasonable and customary servicing practices for the same type of asset as the Mortgage Loan and REO Property and which are in accordance with (i) generally accepted mortgage servicing practices of prudent servicers for comparable assets in the jurisdiction where the related Mortgaged Property is located, (ii) the terms of the documents and instruments contained in the related Asset File, (iii) Applicable Laws, and, with respect to Government Mortgage Loans, FHA Regulations, USDA Regulations and VA Regulations, as applicable, (iv) to the extent not inconsistent with the requirements set forth in items (i) – (iv), the servicing standards of Fannie Mae, (v) servicing standards

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promulgated by the Consumer Financial Protection Bureau, (vi) the requirements under any PMI Policy or LPMI Policy and (vii) the same standard of care, skill, prudence and diligence with which the applicable Servicer services similar assets within its servicing portfolio, giving due consideration to the objective of maximizing the timely recovery of principal and interest on the Mortgage Loans or REO Property.
“Accrual Day” has the meaning assigned to such term in the Pricing Side Letter.
“Additional Purchase Price Amount Confirmation” shall have the meaning set forth in Section 3(d)(iii) hereof.

“Affiliate” shall mean, with respect to any specified entity, any other entity controlling or controlled by or under common control with such specified entity. For the purposes of this definition, “control” when used with respect to a specified entity means the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” having meanings correlative to the foregoing; provided, however (i) any Permitted Holder or (ii) any joint venture for which Seller owns less than fifty percent (50%) of the equity interests therein, in either case, shall not be considered an “Affiliate” of the Seller Parties for purposes of this Agreement or any other Facility Document.
“Agency” shall mean Ginnie Mae, Fannie Mae or Freddie Mac, as applicable.
“Agency Approval” shall have the meaning set forth in Section 12(k) hereof.
“Agency Guidelines” shall mean, with respect to any Mortgage Loan, the applicable Underwriting Guidelines set forth in the definition of “Underwriting Guidelines”.

“Agency Mortgage Loan” shall mean a recently originated performing Mortgage Loan that was underwritten in accordance with the applicable Agency Guidelines and otherwise satisfies all requirements for purchase by the Agencies.

“Agency-Required eNote Legend” shall mean the legend or paragraph required by Fannie Mae, Freddie Mac or Ginnie Mae, as applicable, to be set forth in the text of an eNote, which includes the provisions that will be set forth in the applicable Custodial Agreement, as may be amended from time to time by Fannie Mae, Freddie Mac or Ginnie Mae, as applicable.

“Agency Security” means any security guaranteed or insured by an Agency.

“Aggregate Asset Value” shall mean, as of any date of determination, the sum of the Asset Values of all Purchased Assets.

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“Aggregate Facility Repurchase Price” shall mean, as of any date of determination, the sum of the Repurchase Prices (excluding from the definition of Repurchase Price any amounts calculated pursuant to clause (B)(i) of such definition) of all Purchased Assets.
“Agreement” shall mean this Master Repurchase Agreement among Buyer, loanDepot.com, LLC, as servicer, REO Subsidiary and Seller, dated as of the date hereof, as the same may be amended, restated, supplemented or otherwise modified in accordance with the terms hereof.
“ALTA” shall mean the American Land Title Association or any successor thereto.

“Amortization Period” has the meaning assigned to such term in the Pricing Side Letter.

“Anti-Corruption Laws” shall mean any applicable law, regulation, or rule related to combating corruption or bribery, including, but not limited to, the United States Foreign Corrupt Practices Act of 1977 as amended and any other applicable law.

“Anti-Money Laundering Laws” shall mean any applicable law, regulation, or rule related to combating money laundering, suspicious transactions, trade embargos, economic sanctions, or terrorist financing, including, but not limited to, the US Bank Secrecy Act of 1986, the USA Patriot Act (in each case to the extent applicable to the parties and to this Agreement), the Specially Designated Nationals List or any similar list maintained by OFAC.
“Applicable Law” shall mean all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators including, without limitation, the Anti-Corruption Laws and the Anti-Money Laundering Laws.
“Appraisal” shall mean a FIRREA-compliant or USPAP-compliant appraisal report provided by an Appraisal Firm of the “as is” fair market value of the related Mortgaged Property, incorporating an interior inspection of the residence on such Mortgaged Property (provided that other than in the case of the initial Appraisal delivered to Buyer, an Appraisal shall only include an interior inspection if commercially practicable) and obtained in conformity with customary and usual business practices, relative state and federal laws, regulatory guidelines, any other applicable Requirements of Law, Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, and Title 11 of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. Such appraisal report will generally include a minimum of three (3) comparable sales that support the value and which form and substance shall be mutually agreed to by Seller and Buyer depending on the type of Purchased Asset.
“Appraisal Firm” means the appraisal firm or other licensed real estate agent or broker, in each case, that (i) is licensed or certified under the laws of the state where the applicable

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Mortgaged Property is located, (ii) has no interest, direct or indirect, in the Mortgaged Property and (iii) its compensation is not affected by the approval or disapproval of the Mortgage Loan.
“Approved Diligence Provider” shall mean any due diligence vendor mutually agreed to by Buyer and Seller.
“Approved Originator” shall mean (i) Seller or (ii) another originator approved by Buyer in writing in its sole discretion.
“Asset File” shall have the meaning set forth in the definition of “Asset File”, “Mortgage File” or any similar term in the applicable Custodial Agreement.
“Asset Schedule” shall mean a schedule in the form of a computer tape or other electronic medium generated by Seller, and delivered to Buyer and Custodian, which provides information (including the information set forth on Exhibit F-1, Exhibit F-2, Exhibit F-3 or Exhibit F-4 attached hereto) required by Buyer to enter into Transactions relating to the Eligible Assets in a format reasonably acceptable to Buyer.
“Asset Value” shall mean, for each Purchased Asset or Contributed REO Property, as applicable, on any date of determination, an amount equal to the product of (i) the applicable Purchase Price Percentage for such Purchased Asset or Contributed REO Property, as applicable, (ii) the Market Value of such Purchased Asset (expressed as a percentage of par), and (iii) the then-current unpaid principal balance of such Purchased Asset (or in the case of a Contributed REO Property, the unpaid principal balance of the Mortgage Loan related to the Contributed REO Property immediately prior to foreclosure); provided that
(a) the Asset Value shall be deemed to be zero (unless otherwise determined [***]) with respect to any Purchased Asset as to which a Purchased Asset Issue has occurred; and
(b) if the Aggregate Asset Value for any type of Purchased Asset exceeds any applicable Concentration Limit, the Asset Value of any Purchased Asset of the same type of Purchased Asset in excess of the applicable Concentration Limit shall be deemed to be zero (unless otherwise determined [***]) until the Aggregate Asset Value for such type of Purchased Assets, as applicable, is no greater than the applicable Concentration Limit.
“Assignment and Acceptance” shall have the meaning set forth in Section 21(a) hereof.
“Assignment of Mortgage” shall mean, with respect to any Mortgage Loan, an assignment of the related Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of such Mortgage.
“Assignment of Proprietary Lease” shall mean the specific agreement creating a first lien on and pledge of the Co-op Shares and the appurtenant Proprietary Lease securing a Co-op Loan.

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“ATR Rules” shall mean the “ability to repay” rules specified in the federal Truth-in-Lending Act as amended pursuant to rulemaking authority provided under the Dodd-Frank Act which require lenders make a reasonable, good-faith determination that a borrower has an ability to repay the loan as determined by the following eight (8) underwriting factors: (i) current or reasonably expected income or assets (other than the value of the property that secures the loan) that the mortgagor will rely on to repay the loan, (ii) current employment status (if the originator relies on employment income when assessing the mortgagor’s ability to repay), (iii) monthly mortgage payment for the loan, (iv) monthly payment on any simultaneous loans secured by the same property, (v) monthly payments for property taxes and required insurance, and certain other costs related to the property such as homeowners association fees or ground rent, (vi) debts, alimony, and child-support obligations, (vii) monthly debt-to-income ratio or residual income, calculated using the total of all of the mortgage and nonmortgage obligations listed above, as a ratio of gross monthly income, and (viii) credit history, as may be amended from time to time.
“Authoritative Copy” shall mean, with respect to an eNote, the unique copy of such note that is within the Control of the Controller.

“Authorized Representative” shall mean, for the purposes of this Agreement only, an agent or Responsible Officer of Seller, loanDepot.com, LLC, as servicer, REO Subsidiary and Buyer listed on Schedule 4 of the Pricing Side Letter, as such Schedule 4 may be amended from time to time.
“AVM” shall mean, with respect to any Mortgage Loan, an automated property valuation model of the related Mortgaged Property.
“Backup Servicer” shall mean a backup servicer selected by Seller and consented to by Buyer in writing, which consent shall not be unreasonably withheld; provided, that if Seller and Buyer have not agreed to a Backup Servicer within [***] following a Backup Servicer Trigger Event or a request by Buyer for Seller to designate a Backup Servicer in accordance with Section 14(dd), then Buyer shall have the right to select the backup servicer.
“Backup Servicer Termination Event” shall mean any event of default under any Backup Servicing Agreement.
“Backup Servicer Trigger Event” shall mean by [***].
“Backup Servicing Agreement” shall mean a Backup Servicing Agreement, to be executed among Seller, Buyer and Backup Servicer, [***].
“Bailee Letter” shall mean a bailee letter substantially in the form prescribed by the applicable Custodial Agreement or otherwise approved in writing by Buyer.
“Bank” shall mean JPMorgan Chase Bank, and any other bank approved in writing by Buyer in its sole discretion.

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“Bankruptcy Code” shall mean the United States Bankruptcy Code of 1978, as amended from time to time.
“Benchmark” shall mean, with respect to any date of determination, the Daily Simple SOFR or a Benchmark Replacement Rate (determined as provided in Section 3(g) hereof). It is understood that the Benchmark shall be adjusted on a daily basis.
“Benchmark Administration Changes” shall mean, with respect to the Benchmark (including any Benchmark Replacement Rate), any technical, administrative or operational changes (including changes to the timing and frequency of determining rates and making payments of interest, length of lookback periods, and other administrative matters as may be appropriate, in the reasonable discretion of Buyer, to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by Buyer in a manner substantially consistent with market practice (or, if Buyer determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such Benchmark exists, in such other manner of administration as Buyer decides is reasonably necessary in connection with the administration of this Agreement and the other Facility Documents).
“Benchmark Replacement Rate” shall mean a rate determined by Buyer in accordance with Section 3(g) hereof.
“BPO” shall mean, with respect to any Mortgage Loan, a broker’s price opinion of the “as-is” value of the related Mortgaged Property, given by a licensed real estate agent, appraisal management company or broker reasonably acceptable to Buyer in conformity with customary and usual business practices, which generally includes three (3) comparable sales and three (3) comparable listings.
“Business Day” shall mean a day other than (i) a Saturday or Sunday, (ii) any day on which banking institutions are authorized or required by law, executive order or governmental decree to be closed in the State of New York, or (iii) any day on which the New York Stock Exchange is closed.
“Buyer” shall mean Nomura Corporate Funding Americas, LLC, its successors in interest and assigns, and with respect to Section 8, its participants.
“Buyer’s Account” shall mean, unless otherwise disclosed to Seller by Buyer in writing, the following account maintained by Buyer: [***].
“Capital Markets Transaction” shall have the meaning assigned thereto in the Pricing Side Letter.
“Capital Stock” shall mean, as to any Person, any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all

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equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests in any limited liability company, limited partnership, trust, and any and all warrants or options to purchase any of the foregoing. “Capital Stock” also includes (i) all accounts receivable arising out of the related organizational documents of such Person; (ii) all general intangibles arising out of the related organizational documents of such Person; and (iii) to the extent not otherwise included, all proceeds of any and all of the foregoing (including within proceeds, whether or not otherwise included therein, any and all contractual rights under any revenue sharing or similar agreement to receive all or any portion of the revenues or profits of such Person).
“Change in Control” shall mean any of the following shall occur without the prior written consent of the Buyer:
(a)any event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, other than the Permitted Holders becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended) directly or indirectly of 51% or more of the equity securities of loanDepot, Inc., a Delaware corporation, entitled to vote for members of the board of directors or equivalent governing body of Seller on a fully-diluted basis;
(b)the sale, transfer, or other disposition of all or substantially all of any Seller Party’s assets (excluding any such action taken in connection with any securitization transaction);
(c)any Seller Party enters into any transaction or series of transactions to adopt, file, effect or consummate a Division/Series Transaction, or otherwise permits any such Division/Series Transaction to be adopted, filed, effected or consummated;
(d)any transaction or event as a result of which LD Holdings Group LLC ceases to indirectly own and control, [***] of the Capital Stock of the Seller; or
(e)any transaction or event as a result of which Seller ceases to directly own [***] of the Capital Stock of the REO Subsidiary.
“Closing Date” shall mean October 2, 2026.
“CLTV” shall have the meaning set forth in the Pricing Side Letter.
“CME Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited as administrator of the forward-looking term SOFR (or a successor administrator).
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

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“Collection Account” shall mean the segregated account established by and in the name of Seller at the Bank exclusively for the benefit of Buyer, into which all Income will be deposited, and which shall be subject to the Collection Account Control Agreement.
“Collection Account Control Agreement” shall mean that certain Account Control Agreement, dated on or around the date hereof, among Seller, Buyer and Bank, as the same may be amended, restated, supplemented or otherwise modified from time to time, and which shall provide for Buyer exclusive control of the Collection Account as of the date of execution.
“Collection Period” shall mean, with respect to each Purchased Asset and Remittance Date (except for the initial Remittance Date for such Purchased Asset), the period that commences on the first (1st) day of the preceding month and ends on the close of business on the last day of such month. The Collection Period with respect to the initial Remittance Date for a Purchased Asset shall be the period that commences on the applicable Purchase Date and ends on the close of business on the last day of such month.
“Co-op Corporation” shall mean, with respect to any Co-op Loan, the cooperative apartment corporation that holds legal title to the related Co-op Project and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements.
“Co-op Loan” shall mean a Mortgage Loan secured by the pledge of stock allocated to a Co-op Unit in a Co-op Corporation and collateral assignment of the related Proprietary Lease.
“Co-op Project” shall mean, with respect to any Co-op Loan, all real property and improvements thereto and rights therein and thereto owned by a Co-op Corporation including without limitation the land, separate dwelling units and all common elements.
“Co-op Shares” shall mean, with respect to any Co-op Loan, the shares of stock issued by a Co-op Corporation and allocated to a Co-op Unit and represented by a Stock Certificate.
“Co-op Unit” shall mean, with respect to any Co-op Loan, a specific unit in a Co-op Project.
“Concentration Limit” shall have the meaning set forth in the Pricing Side Letter.
“Confidential Information” shall have the meaning set forth in Section 32(a) hereof.
“Confirmation” shall have the meaning set forth in Section 3(d)(iii) hereof.

“Contributed REO Property” shall mean REO Property the fee title of which is owned by the REO Subsidiary.

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“Control” shall mean, with respect to an eNote, the “control” of such eNote within the meaning of UETA and/or, as applicable, E-SIGN, which is established by reference to the MERS eRegistry and any party designated therein as the Controller.
“Control Failure” shall mean, with respect to an eNote, (i) if the Controller status of the eNote shall not have been transferred to Buyer, (ii) Buyer shall otherwise not be designated as the Controller of such eNote in the MERS eRegistry (other than pursuant to a Bailee Letter), (iii) if the eVault shall have released the Authoritative Copy of an eNote in contravention of the requirements of the applicable Custodial Agreement, or (iv) if the applicable Custodian initiated any changes on the MERS eRegistry in contravention of the terms of the applicable Custodial Agreement.
“Controller” shall mean, with respect to an eNote, the party designated in the MERS eRegistry as the “Controller”, and who in such capacity shall be deemed to be “in control” or to be the “controller” of such eNote within the meaning of UETA or E-SIGN, as applicable.
“Credit Limit” shall mean, with respect to each HELOC, the maximum amount permitted to be drawn under the terms of the related Credit Line Agreement as identified in the related Asset Schedule.
“Credit Line Agreement” shall mean, with respect to each HELOC, the related home equity line of credit agreement, account agreement and promissory note (if any) executed by the related Mortgagor and any amendment or modification thereof.
“Cross Netting Agreement” shall mean that certain Netting Agreement, dated as of the date hereof, among Buyer, Seller and Nomura Securities International, Inc., as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Custodial Agreement” shall mean (i) the DB Custodial Agreement, (ii) the WSFS Custodial Agreement or (iii) such other custodial agreement entered into by the parties thereto, each in form and substance reasonably satisfactory to Buyer, each as amended, restated, supplemented or otherwise modified from time to time.
“Custodial Asset Schedule” shall have the meaning set forth in the definition of “Custodial Asset Schedule”, “Mortgage Loan Schedule”, “Asset Schedule” or any similar term in the applicable Custodial Agreement.
“Custodian” shall mean (i) the DB Custodian, (ii) the WSFS Custodian or (iii) such other party specified by Buyer and agreed to by Seller Parties, and any successor(s) thereto under the applicable Custodial Agreement.
“Cut-Off Date” shall mean, with respect to any HELOC, the last Business Day preceding the Purchase Date for such HELOC.

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“Daily Simple SOFR” has the meaning assigned to such term in the Pricing Side Letter.
“DART Electronic Agent” shall mean Figure, or any successor as electronic agent and operator of the DART System.
“DART Mortgage Loan” shall mean any Mortgage Loan registered with the DART System and as to which DCM is the mortgagee of record.
“DART Procedures Manual” shall mean, collectively, the DART Participation Rules and the DART System Procedures, as each may be amended from time to time.
“DART System” shall mean the system operated by the DART Electronic Agent which operates as a registry of lien ownership and rights in the mortgage loans referenced therein.
“Days Delinquent” shall mean the number of days a Mortgage Loan is delinquent using the MBA Method of Delinquency.
“DB Custodial Agreement” shall mean the Custodial Agreement, dated as of the Closing Date, among Buyer, Seller, REO Subsidiary and the DB Custodian, as amended, restated, supplemented or otherwise modified from time to time.
“DB Custodian” shall mean Deutsche Bank National Trust Company and any successor(s) thereto under the DB Custodial Agreement.
“DCM” shall mean DART Collateral Manager LLC, as the nominal mortgagee of record with respect to DART Mortgage Loans.
“Default” shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.
“Defaulting Party” shall have the meaning set forth in Section 31(b) hereof.
“Delegatee” shall mean, with respect to an eNote, the party designated in the MERS eRegistry as the “Delegatee” or “Delegatee for Transfers”, who in such capacity is authorized by the Controller to perform certain MERS eRegistry transactions on behalf of the Controller such as Transfers of Control and Transfers of Control and Location.
“Disqualified Institution” means each Person that is a competitor of the Seller, or any of its Subsidiaries and Affiliates but only, in each case, to the extent such Person, Subsidiary or Affiliate [***], which Person is set forth on Schedule 7 to the Pricing Side Letter; provided that “Disqualified Institutions” shall exclude any Person that the Seller has designated as no longer being a “Disqualified Institution” by written notice delivered to the Buyer from time to time.
“Division/Series Transaction” shall mean, with respect to any Seller Party or Subsidiary thereof that is a limited liability company, that any such Seller Party or Subsidiary (a) divides

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into two or more Persons (whether or not such Seller Party or Subsidiary thereof survives such division) or (b) creates, or reorganizes into, one or more series, in each case, as contemplated under the laws of the jurisdiction of organization of such Seller Party or Subsidiary, as applicable.
“Draw” shall mean, with respect to each HELOC, an additional borrowing by the related Mortgagor in accordance with the related Credit Line Agreement.
“Draw Period” shall mean, with respect to any HELOC, the period during which the related Mortgagor is permitted to make Draws pursuant to the related Credit Line Agreement.
“Dollars” and “$” shall mean lawful money of the United States of America.
“Due Date” shall mean the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.
“E-Sign” shall mean the federal Electronic Signatures in the Global and National Commerce Act, as amended from time to time.
“Early Buyout Mortgage Loan” means a Mortgage Loan that is an FHA Loan, a USDA Loan or a VA Loan, in each case, that has been purchased from a trust or other entity that has issued an Agency Security that is backed by (or to be backed by) such Mortgage Loan.
“Effective Date” shall mean the date upon which the conditions precedent set forth in Section 3(c) shall have been satisfied.
“Electronic Agent” shall mean MERSCORP Holdings, Inc., or its successor in interest or assigns.
“Electronic Record” shall mean (i) “Record” and “Electronic Record,” each as defined in E-Sign, and shall include but not be limited to, recorded telephone conversations, fax copies or electronic transmissions and (ii) with respect to an eNote Loan, the related eNote and all other documents comprising the Asset File electronically created and that are stored in an electronic format, if any.
“Electronic Tracking Agreement” shall mean an Electronic Tracking Agreement that is entered into among Buyer, Seller, MERS and MERSCORP Holdings, Inc., to the extent applicable, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Eligible Assets” shall mean, collectively, the Eligible Mortgage Loans, the Eligible REO Property and the Eligible REO Subsidiary Interests.

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“Eligible First Lien Mortgage Loan” shall mean, unless otherwise approved by Buyer [***], a First Lien Mortgage Loan which at all times (unless otherwise set forth below):
[***].
“Eligible HELOC” shall mean, unless otherwise approved by Buyer [***], a HELOC which at all times (unless otherwise set forth below):
[***].
“Eligible Mortgage Loan” shall mean any Eligible First Lien Mortgage Loan, Eligible HELOC, or Eligible Second Lien Mortgage Loan, as applicable.
“Eligible REO Property” shall mean any Contributed REO Property that satisfies the following eligibility requirements: [***].
“Eligible REO Subsidiary Interests” shall mean the Capital Stock in the REO Subsidiary that satisfies the following eligibility requirements: such Capital Stock (i) has been approved by Buyer for purchase [***] and (ii) complies with the representations and warranties set forth on Schedule 1-E hereto with respect thereto.
“Eligible Second Lien Mortgage Loan” shall mean, unless otherwise approved by Buyer [***], a Second Lien Mortgage Loan which at all times (unless otherwise set forth below):
[***].
“eNote” shall mean, with respect to any eNote Loan, the electronically created and stored Mortgage Note that is a Transferable Record.
“eNote Loan” shall mean a Mortgage Loan with respect to which there is an eNote and as to which some or all of the other documents comprising the related Asset File may be created electronically and not by traditional paper documentation with a pen and ink signature.
“eNote Replacement Failure” shall have the meaning set forth in the applicable Custodial Agreement.
“Environmental Issue” shall mean any material environmental issue with respect to any Mortgaged Property, as determined by Buyer in its reasonable discretion, including without limitation, the violation of any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or hazardous substances, materials or other pollutants, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource

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Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; and any state and local analogues, counterparts or equivalents, in each case as amended from time to time.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor thereto, and the regulations promulgated and rulings issued thereunder.
“ERISA Affiliate” shall mean any Person which, together with any other Person is treated, as a single employer under Section 414(b) or (c) of the Code or solely for purposes of Section 302 of ERISA and Section 412 of the Code is treated as a single employer described in Section 414 of the Code.
“eVault” shall mean an electronic repository established and maintained by an eVault Provider for delivery and storage of eNotes.
“eVault Provider” shall mean [***], or its successor in interest or assigns, or such other entity agreed upon by the DB Custodian and Buyer.
“Event of Default” shall have the meaning set forth in Section 15 hereof.
“Event of ERISA Termination” shall mean (i) with respect to any Plan, a Reportable Event, or (ii) the withdrawal of Seller or any of its ERISA Affiliates from a Plan during a plan year in which it is a substantial employer, as defined in Section 4001(a)(2) of ERISA, or (iii) the failure by Seller or any of its ERISA Affiliates to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Plan, including, without limitation, the failure to make on or before its due date a required installment under Section 430 (j) of the Code or Section 303(j) of ERISA, or (iv) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Seller or any of its ERISA Affiliates to terminate any Plan or Multiemployer Plan, or (v) the failure to meet the requirements of Section 436 of the Code resulting in the loss of qualified status under Section 401(a)(29) of the Code, or (vi) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (vii) the receipt by Seller or any ERISA Affiliate thereof of a notice from a Multiemployer Plan that action of the type described in the previous clause (vi) has been taken by the PBGC with respect to such Multiemployer Plan, or (viii) any event or circumstance exists which may reasonably be expected to constitute grounds for Seller or REO Subsidiary or any of their respective ERISA Affiliates to incur liability under Title IV of ERISA or under Sections 412(b) or 430 (k) of the

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Code with respect to any Plan, or (ix) the determination that any Plan is considered an at-risk plan or that any Multiemployer Plan is endangered or is in critical status within the meaning of Sections 430 or 432 of the Code or Sections 303 or 305 of ERISA, as applicable.
“Exception Report” shall have the meaning set forth in the definition of “Asset Detail and Exception Report”, “Exception Report” or any similar term in the applicable Custodial Agreement.
“Excluded Taxes” shall have the meaning set forth in Section 8(e) hereof.
“Expense Cap” shall have the meaning set forth in the Pricing Side Letter.
“Facility Documents” shall mean, collectively, this Agreement, the Pricing Side Letter, each Custodial Agreement, the Securities Custodial Agreement, the Collection Account Control Agreement, the Electronic Tracking Agreement, the REO Subsidiary Agreement, the Cross Netting Agreement, each Servicing Agreement, each Servicer Notice, the Backup Servicing Agreement (if any), each Power of Attorney, and any and all other documents and agreements executed and delivered by any Seller Party in connection with this Agreement or any other Facility Document or any Transactions hereunder, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time pursuant to the terms hereof.
“Fannie Mae” shall mean the Federal National Mortgage Association or any successor thereto.
“Fannie Mae Guide” means the Fannie Mae MBS Selling and Servicing Guide, as such guide may hereafter from time to time be amended.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“FHA” shall mean the Federal Housing Administration, an agency within HUD, or any successor thereto, and including the Federal Housing Commissioner and the Secretary of HUD where appropriate under the FHA Regulations.
“FHA Approved Mortgagee” shall mean a corporation or institution approved as a mortgagee by the FHA under the National Housing Act, as amended from time to time, and applicable FHA Regulations, and eligible to own and service mortgage loans such as the FHA Loans.
“FHA Loan” shall mean a Mortgage Loan which is subject to FHA Mortgage Insurance under an FHA Mortgage Insurance Contract and is so insured, or is subject to a current binding

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and enforceable commitment for such insurance pursuant to the provisions of the National Housing Act, as amended.
“FHA Mortgage Insurance” shall mean mortgage insurance authorized under Sections 203(b), 213, 221(d)(2), 222, and 235 of the Federal Housing Administration Act and provided by the FHA.
    “FHA Mortgage Insurance Contract” shall mean a contractual obligation of the FHA respecting the insurance of a Mortgage Loan.
    “FHA Regulations” shall mean the regulations promulgated by HUD under the National Housing Act, codified in 24 Code of Federal Regulations, and other HUD issuances relating to Government Mortgage Loans, including the related handbooks, circulars, notices and mortgagee letters, in each case, as may be amended from time to time.
“FICO” shall mean Fair Isaac & Co., or any successor thereto.
“Fidelity Insurance” shall mean insurance coverage with respect to employee errors, omissions, dishonesty, forgery, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud, with broad coverage on all officers, employees or agents of Seller acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans.
“Figure” shall mean Figure Lending LLC.
“Figure HELOC” shall mean any HELOC originated by the Seller on the Platform in accordance with Figure’s Underwriting Guidelines and on Figure’s standard Mortgage Loan documents.
“Figure Servicer Account” shall mean the segregated account established by Figure at the Bank exclusively for Income related to the Purchased Assets and Contributed REO Properties serviced by Figure, [***].
“Financial Statements” shall mean the consolidated and consolidating financial statements of each of any Person prepared in accordance with GAAP for the year or other period then ended. Such financial statements shall be audited, in the case of annual statements, by nationally recognized independent certified public accountants approved by Buyer.
“First Lien Mortgage Loan” shall mean, other than any HELOC, any first lien, one- to four-family residential loan (including the related Servicing Rights) evidenced by and including a Mortgage Note and a Mortgage.
“Freddie Mac” shall mean the Federal Home Loan Mortgage Corporation or any successor thereto.

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“Freddie Mac Guide” means the Freddie Mac Sellers’ and Servicers’ Guide, as such guide may hereafter from time to time be amended.
“Funding Confirmation” shall have the meaning set forth in Section 3(d)(ii) hereof.
“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States of America and applied on a consistent basis.
“Ginnie Mae” shall mean the Government National Mortgage Association and any successor thereto.
“Ginnie Mae Guide” shall mean the Ginnie Mae Mortgage-Backed Securities Guide, Handbook 5500.3, Rev. 1, as amended from time to time, and any related announcements, directives and correspondence issued by Ginnie Mae.
“GLB Act” shall have the meaning set forth in Section 32(b) hereof.
“Government Mortgage Loan” shall mean an FHA Loan, a VA Loan or a USDA Loan, as applicable.
“Governmental Authority” shall mean any applicable nation or government, any state, county, municipality or other political subdivision thereof or any governmental body, agency, authority, department or commission (including any taxing authority) or any instrumentality or officer of any of the foregoing (including any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions over any Seller Party, Buyer or a Servicer, as applicable.
“Guarantee” has the meaning assigned to such term in the Pricing Side Letter.
“Hash Value” shall mean, with respect to an eNote, the unique, tamper-evident digital signature of such eNote that is stored with MERS.
“HELOC” shall mean a home equity revolving line of credit secured by a first Lien, second Lien or third Lien on the related Mortgaged Property.
“High Cost Mortgage Loan” shall mean a Mortgage Loan classified as a “high cost” loan under the Home Ownership and Equity Protection Act of 1994; (b) a “high cost,” “high risk,” “high rate,” “threshold,” “covered,” or “predatory” loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law, regulation or ordinance imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).
“HOEPA” shall mean the Home Ownership and Equity Protection Act of 1994, as amended.

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“Hsieh Investors” means each of [***] and each of their respective affiliates.
“HUD” shall mean the U.S. Department of Housing and Urban Development and any successor thereto.
“Income” shall mean, with respect to any Purchased Asset, without duplication, all principal and income or interest or distributions or other amounts received with respect to such Purchased Asset, including any sale proceeds, Liquidation Proceeds, insurance proceeds (including without limitation FHA insurance claims payments), net rental income or interest payable thereon or any fees or payments of any kind received, or other amounts received by the related Servicer.
“Indebtedness” shall have the meaning assigned to such term in the Pricing Side Letter.
“Indemnified Party” shall have the meaning set forth in Section 17(a) hereof.
“Index Floor” shall have the meaning set forth in the Pricing Side Letter.
“Insolvency Event” shall mean, for any Person:
(a)that such Person shall discontinue or abandon all or substantially all operation of its business; or
(b)that such Person shall fail generally to, or a Responsible Officer of such Person shall admit in writing its inability to, pay its debts as they become due; or
(c)a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency, liquidation, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person, or for any substantial part of its property, or for the winding-up or liquidation of its affairs that (i) is consented to by that Person, or (ii) is not dismissed within [***]; or
(d)the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or such Person’s consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person, or for any substantial part of its property, or any general assignment for the benefit of creditors; or
(e)that such Person shall become “insolvent”, as defined in the Bankruptcy Code; or

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(f)such Person shall take any corporate or other organizational action in furtherance of any of the actions set forth in the preceding clauses (a), (b), (c), (d) or (e).
“Investment Company Act” shall mean the Investment Company Act of 1940, as amended from time to time, including all rules and regulations promulgated thereunder.
“ITIN Loan” shall mean a Mortgage Loan with respect to which the related Mortgagor is not eligible to receive a social security number.
“Lien” shall mean any mortgage, deed of trust, lien, claim, pledge, charge, restriction, security interest or similar encumbrance.
“Liquidation Proceeds” shall mean, with respect to a Purchased Asset, all cash amounts received in connection with: (i) FHA Mortgage Insurance coverage or VA Loan Guaranty Agreement coverage or USDA guaranty coverage, (ii) the liquidation of the related Mortgaged Property or other collateral constituting security for such Purchased Asset through trustee’s sale, foreclosure sale, disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor, (iii) the realization upon any deficiency judgment obtained against a Mortgagor or (iv) any other amounts collected on account of subsequent recoveries.
“loanDepot MSR Facility” shall mean, individually or collectively, as applicable, any facility contemplated by (a) that certain Series 2017-VF1 Master Repurchase Agreement, dated as of January 25, 2024, among loanDepot.com, LLC (“MSR Repo Seller”) and Nomura Corporate Funding Americas, LLC (as “MSR Repo Buyer” and as “MSR Repo Agent”), (b) that certain Series 2021-PIAVF1 Repurchase Agreement, dated as of January 25, 2024, among MSR Repo Seller, MSR Repo Buyer and MSR Repo Agent, (c) that certain Series 2021-SAVF1 Repurchase Agreement, dated as of January 25, 2024, among MSR Repo Seller, MSR Repo Buyer and MSR Repo Agent or (d) that certain Series 2025-VF1 Master Repurchase Agreement, dated as of November 14, 2025, among MSR Repo Seller, MSR Repo Buyer and MSR Repo Agent, each of the foregoing as amended, restated, supplemented or otherwise modified from time to time.
“Location” shall mean, with respect to an eNote, the location of such eNote which is established by reference to the MERS eRegistry.
“LPMI Policy” shall mean a policy of primary mortgage guaranty insurance issued by a Qualified Insurer pursuant to which the related premium is to be paid by the lender.
“Margin Deficit” shall have the meaning set forth in Section 7(b) hereof.
“Margin Deficit Call” shall have the meaning set forth in Section 7(b) hereof.
“Margin Deficit Payment” shall have the meaning set forth in Section 7(b) hereof.

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“Market Value” shall mean, as of any date of determination, for each Mortgage Loan or Contributed REO Property, the market value of such Mortgage Loan or Contributed REO Property, as applicable, in each case as determined by Buyer [***] provided, that, the Market Value of any Mortgage Loan or Contributed REO Property shall in all cases be capped at the outstanding principal balance of such Mortgage Loan (or in the case of a Contributed REO Property, the outstanding principal balance of the related Mortgage Loan immediately prior to foreclosure) (i.e., 100%).
“Master Servicer” shall mean, with respect to an eNote, the party designated in the MERS eRegistry as the “Master Servicer” and in such capacity is authorized by the Controller to perform certain MERS eRegistry transactions on behalf of the Controller.
“Material Adverse Effect” shall mean a material adverse effect on [***].
“Maximum Aggregate Purchase Price” shall have the meaning set forth in the Pricing Side Letter.
“MBA Method of Delinquency” shall mean, with respect to Mortgage Loans, the methodology used by the Mortgage Bankers Association for assessing delinquency. For the avoidance of doubt, under the MBA Method of Delinquency, a Mortgage Loan is considered “30 days delinquent” if the Mortgagor fails to make a Monthly Payment prior to the close of business on the day that immediately precedes the Due Date on which the next Monthly Payment is due. For example, a Mortgage Loan shall be considered thirty (30) days Delinquent if the Mortgagor fails to make a Monthly Payment originally due on September 1 by the close of business on September 30.
“MERS” shall mean Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.
“MERS eDelivery” shall mean the transmission system operated by the Electronic Agent that is used to deliver eNotes, other Electronic Records and data from one MERS eRegistry member to another using a system-to-system interface and conforming to the standards of the MERS eRegistry.
“MERS eRegistry” shall mean the electronic registry operated by the Electronic Agent that acts as the legal system of record that identifies the Controller, Delegatee and Location of the Authoritative Copy of registered eNotes.
“MERS Mortgage Loan” shall mean any Mortgage Loan as to which the related Mortgage or Assignment of Mortgage has been recorded in the name of MERS, as agent for the holder from time to time of the Mortgage Note, and which is identified as a MERS Mortgage Loan on the related Asset Schedule.

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“MERS System” shall mean the system of recording transfers of mortgages electronically maintained by MERS.
“Monthly Payment” shall mean the scheduled monthly payment of principal and interest on a Mortgage Loan.
“Mortgage” shall mean each mortgage, or deed of trust, security agreement and fixture filing, deed to secure debt, or similar instrument creating and evidencing a first Lien on real property and other property and rights incidental thereto.
“Mortgage Interest Rate” shall mean the rate of interest borne on a Mortgage Loan from time to time in accordance with the terms of the related Mortgage Note.
“Mortgage Loan” shall mean any First Lien Mortgage Loan, Second Lien Mortgage Loan, or HELOC, as applicable.
“Mortgage Note” shall mean the promissory note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.
“Mortgaged Property” shall mean the real property or, with respect to any Co-op Loan, the Co-op Loan, the Co-op Project securing repayment of the debt evidenced by a Mortgage Note.
“Mortgagor” shall mean the obligor or obligors on a Mortgage Note, including any Person who has assumed or guaranteed the obligations of the obligor thereunder.
“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 3(37) of ERISA which is or was at any time during the current year or the immediately preceding five (5) years contributed to (or required to be contributed to) by Seller or any of its ERISA Affiliates thereof on behalf of its employees and which is covered by Title IV of ERISA.
“Non-Agency Mortgage Loan” shall mean any of (i) an Early Buyout Mortgage Loan, (ii) a Second Lien Mortgage Loan, (iii) a HELOC, (iv) a Prime Jumbo Mortgage Loan, (v) an S&D Mortgage Loan and (vi) any other Mortgage Loan that is not an Agency Mortgage Loan and is approved by Buyer.
“Nondefaulting Party” shall have the meaning set forth in Section 31(b) hereof.
“Non-DART Mortgage Loan” shall mean any Figure HELOC that is not a DART Mortgage Loan.
“Non-Excluded Taxes” shall have the meaning set forth in Section 8(a) hereof.
“Non-Exempt Buyer” shall have the meaning set forth in Section 8(e) hereof.

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“Non-Owner Occupied GSE Loan” shall mean an Agency Mortgage Loan secured by a residential property which is (a) non-owner occupied and (b) used either (i) for business or investment purposes to the extent permitted and/or required pursuant to the applicable Agency’s Underwriting Guidelines or (ii) as a second home.
“Obligations” shall mean any amounts owed by any Seller Party to Buyer in connection with any or all Transactions hereunder, together with interest thereon (including interest which would be payable as post-petition interest in connection with any bankruptcy or similar proceeding) and all other obligations, amounts, fees or expenses which are payable to Buyer hereunder or under any of the Facility Documents.
“OFAC” shall have the meaning set forth in Section 13(aa) hereof.
“OFAC Regulations” shall mean the regulations promulgated by OFAC.
“Officer’s Compliance Certificate” shall have the meaning set forth in Section 14(d)(v) hereof.
“Optional Repurchase” shall have the meaning set forth in Section 3(e) hereof.
“Other Taxes” shall have the meaning set forth in Section 8(b) hereof.
“Parthenon Investors” means each of [***] and each of their respective affiliates.
“PBGC” shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
“Permitted Holders” shall mean any of the Hsieh Investors and the Parthenon Investors.
“Person” shall mean an individual, partnership, corporation (including a business trust), limited liability company, limited partnership, general partnership, joint stock company, trust, unincorporated association, joint venture, bank, trust company, land trust, business trust or other entity, whether or not a legal entity, or a government or any political subdivision or agency thereof.
“Plan” shall mean any “employee pension benefit plan” (as defined in Section 3(2) of ERISA) that is or was at any time during the current year or immediately preceding [***] established, maintained, or contributed to by Seller or any of its ERISA Affiliates, and that is covered by Title IV of ERISA, other than a Multiemployer Plan.
“Platform” shall mean Figure Technologies Inc., Figure, Provenance Blockchain Foundation and any Affiliates thereof and any e-vault, e-registry or other similar platforms, such as [***], which uses or otherwise employs Platform Technology in connection with its services, and is used to provide services (including, origination, transfer and maintenance) in respect of

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the electronic record of the current ownership of the Mortgage Loans that are Figure HELOCs and subject to Transactions.
“Platform Adverse Event” shall mean, with respect to any Platform or any Platform Technology, the occurrence of any of the following conditions or events:
[***].
“Platform Technology” shall mean Provenance Blockchain and any other software used by any Platform in connection with origination, transfer, holding, loan servicing and information management software.
“PMI Policy” shall mean a policy of primary mortgage guaranty insurance issued by a Qualified Insurer.

“Post-Default Rate” shall have the meaning set forth in the Pricing Side Letter.
“Power of Attorney” shall mean a power of attorney in the form of Exhibit G delivered by the Seller.
“Price Differential” shall mean, for each day, the aggregate amount obtained by daily application of the applicable Pricing Rate (or, during the continuation of an Event of Default, by daily application of the Post-Default Rate) for the related Purchased Asset to the Repurchase Price (excluding from the definition of Repurchase Price any amounts calculated pursuant to clause (B) of such definition) for such Purchased Asset on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Purchased Asset and ending on (but excluding) the Repurchase Date for such Purchased Asset (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Purchased Asset). For the avoidance of doubt, Seller’s obligation to pay any Price Differential to Buyer with respect to any Purchased Asset shall continue until the Repurchase Price for such Purchased Asset is remitted to the Buyer’s Account (and any other account).
“Pricing Rate” shall have the meaning set forth in the Pricing Side Letter.
“Pricing Side Letter” shall mean that certain Pricing Side Letter among Buyer, Seller and REO Subsidiary, dated as of the date hereof, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Prime Jumbo Mortgage Loan” shall mean a newly originated, performing residential Mortgage Loan that has an original principal balance which exceeds Agency Guidelines for maximum general conventional loan amount.
“Prohibited Person” shall have the meaning set forth in Section 13(aa) hereof.

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“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
“Property Inspection Waiver Mortgage Loan” shall mean a Mortgage Loan originated using a property inspection waiver, in the case of any Mortgage Loan originated in accordance with the Fannie Mae Guide, or automated collateral evaluation, in the case of any Mortgage Loan originated in accordance with the Freddie Mac Guide, in each case, in accordance with the respective Agency’s Guidelines.
“Property Value” shall mean, with respect to (i) any Property Inspection Waiver Mortgage Loan, the value accepted by Fannie Mae or Freddie Mac’s automated underwriting system as the value of the Mortgaged Property, (ii) any HELOC or Second Lien Mortgage Loan, the lowest value obtained using the most senior product in the agreed upon valuation product waterfall set forth in the Underwriting Guidelines, and (iii) any other Mortgage Loan or REO Property, the value of the related Mortgaged Property as set forth in the most recent BPO or Appraisal, as applicable, obtained by or on behalf of Seller and delivered to Buyer or obtained by Buyer in accordance with the terms of this Agreement; provided, however, that if such determined value is [***].
“Proprietary Lease” shall mean the lease on a Co-op Unit evidencing the possessory interest of the owner in the Co-op Shares in such Co-op Unit.
“Purchase Date” shall mean, the date on which Purchased Assets or Contributed REO Property are sold by Seller to Buyer hereunder.
“Purchase Price” shall mean, with respect to a Purchased Asset or Contributed REO Property, the amount paid by Buyer to Seller on the Purchase Date for such Purchased Asset or Contributed REO Property, which shall be an amount not to exceed the Asset Value of such Purchased Asset or Contributed REO Property as of the related Purchase Date.
“Purchase Price Percentage” shall have the meaning set forth in the Pricing Side Letter.
“Purchased Asset Issue” shall mean, with respect to any Mortgage Loan, Contributed REO Property or REO Subsidiary Interest, as applicable, [***].
“Purchased Assets” shall mean the collective reference to the Mortgage Loans (including any additional Draws) and REO Subsidiary Interests (representing the beneficial interest in the Contributed REO Properties held by the REO Subsidiary), and the Repurchase Assets related to such Mortgage Loans and such REO Subsidiary Interests transferred by the Seller to Buyer in a Transaction hereunder and listed on the related Asset Schedule attached to the related Funding Confirmation, which Asset Files, Mortgage Loans and REO Subsidiary Interests the applicable Custodian, or in the case of the REO Subsidiary Interests, the Securities Custodian, has been instructed to hold pursuant to the related Custodial Agreement.

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“Qualified Insurer” shall mean an insurance company duly authorized and licensed where required by law to transact insurance business and approved as an insurer by Buyer, Fannie Mae, Freddie Mac, Ginnie Mae, FHA, USDA or VA, as applicable.
“Recognition Agreement” shall mean, an agreement among a Co-op Corporation, a lender and a Mortgagor with respect to a Co-op Loan whereby such parties (i) acknowledge that such lender may make, or intends to make, such Co-op Loan, and (ii) make certain agreements with respect to such Co-op Loan.
“Records” shall mean all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by any Seller Party or any other Person or entity with respect to a Mortgage Loan. Records shall include the Mortgage Notes, any Mortgages, the Asset Files, the credit files related to the Mortgage Loan and any other instruments necessary to document or service a Mortgage Loan.
“Register” shall have the meaning set forth in Section 22(b) hereof.
“Regulations T, U and X” shall mean Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.
“Regulatory Risk Issue” shall [***].
“Remittance Date” shall mean with respect to each Collection Period (i) the second (2nd) calendar day of the month following the month of the commencement of such Collection Period, or the next succeeding Business Day, if such calendar day shall not be a Business Day and (ii) the Repurchase Date.
“REO Property” shall mean real property acquired through foreclosure of a Mortgage Loan or by deed in lieu of such foreclosure.
“REO Subsidiary” shall have the meaning set forth in the preamble.
“REO Subsidiary Agreement” shall mean that certain Limited Liability Company Agreement of loanDepot Multi Asset NC, LLC, dated as of August 13, 2026, entered into by the Seller as the sole member, as the same may be amended, restated, supplemented, or otherwise modified from time to time.
“REO Subsidiary Certificates” shall mean certificates evidencing 100% of the REO Subsidiary Interests in the REO Subsidiary.
“REO Subsidiary Interests” shall mean any and all of the Capital Stock of the REO Subsidiary.

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“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period has been waived.
“Reporting Date” shall mean the date that is [***] prior to each monthly Remittance Date.
“Representation Issue” shall mean [***], that there is a breach of a representation and warranty with respect to a Purchased Asset or Contributed REO Property (including a breach of any representation set forth on Schedule 1-A, Schedule 1-B, Schedule 1-C, Schedule 1-D or Schedule 1-E hereof), which breach materially and adversely affects, as determined by Buyer [***], the value of such Purchased Asset or Contributed REO Property or Buyer’s interest therein; provided, however, that with respect to any S&D Mortgage Loan, there shall be no Representation Issue for any breach of a representation and warranty with respect to a Purchased Asset or Contributed REO Property if such breach is disclosed in writing to Buyer prior to the related Purchase Date and waived by Buyer [***].
“Repurchase Assets” shall have the meaning set forth in Section 9(a)(i) hereof.
“Repurchase Date” shall mean the earlier of (x) the Termination Date or (y) the date on which Seller is to repurchase the Purchased Assets subject to a Transaction from Buyer as specified in the related Confirmation or if not so specified on a date requested pursuant to Section 3(f) hereof, including any date determined by application of the provisions of Sections 3, 4 or 16 hereof.
“Repurchase Price” shall mean, with respect to any Purchased Asset or Contributed REO Property, as of any date of determination, an amount equal to the applicable Purchase Price minus (A) the sum of (i) any Income which has been remitted to the Buyer’s Account and applied to the Repurchase Price of such Purchased Asset or Contributed REO Property by Buyer pursuant to this Agreement and (ii) any payments made by or on behalf of Seller in reduction of the outstanding Repurchase Price in each case before or as of such determination date with respect to such Purchased Asset, plus (B) (i) any accrued and unpaid Price Differential, (ii) any related fees, increased costs, indemnification amounts, taxes and breakage fees allocable to the repurchase of such Purchased Assets or Contributed REO Property or release of such Purchased Asset or Contributed REO Property, and (iii) any other amounts due and payable under this Agreement with respect to such Purchased Asset or Contributed REO Property, including if applicable, any fee due in each case pursuant to the Pricing Side Letter.
“Requirement of Law” shall mean, as to any Person, any law, treaty, rule, regulation, procedure or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Responsible Officer” shall mean, (a) as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person and (b) as to Seller,

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the chief executive officer, the chief financial officer, the treasurer or the chief capital markets officer; provided that in the event any such officer is unavailable at any time he or she is required to take any action hereunder, “Responsible Officer” means any officer authorized to act on such officer’s behalf as demonstrated by a certificate of corporate resolution or similar document and an incumbency certificate or signature on an updated list of Responsible Officer.
“S&D Mortgage Loan” shall mean a Mortgage Loan that ([***].
“Sanctioned Jurisdiction” shall have the meaning set forth in Section 13(aa) hereof.
“Sanctions” shall have the meaning set forth in Section 13(aa) hereof.
“SDN List” shall have the meaning set forth in Section 13(aa) hereof.
“Second Lien Mortgage Loan” shall mean any recently originated second lien mortgage loan (other than any HELOC or any S&D Mortgage Loan) secured by a residential property evidenced by and including a Mortgage Note and a Mortgage.
“Section 404 Notice” shall mean the notice required under Section 404 of the Helping Families Save Their Homes Act.
“Section 4402” shall have the meaning set forth in Section 31 hereof.
“Section 8 Certificate” shall have the meaning set forth in Section 8(e)(ii) hereof.
“Securities Custodial Agreement” shall mean that certain Securities Custodial Agreement to be entered into among Seller, REO Subsidiary, Buyer, and Securities Custodian, as the same may be amended, restated, supplemented, or otherwise modified from time to time.
“Securities Custodian” shall mean a securities custodian specified by Buyer and agreed to by Seller Parties, and any successor thereto under the Securities Custodial Agreement.
“Seller” shall have the meaning set forth in the preamble.
“Seller Financial Covenants” shall mean the financial covenants of Seller set forth in Section 3 of the Pricing Side Letter.
“Seller Party” or “Seller Parties” shall mean Seller and REO Subsidiary, individually or collectively, as the context shall require.
“Senior Mortgage Loan” shall mean any mortgage loan(s) that are senior in priority to a Mortgage Loan and which are secured by the same related Mortgaged Property.
“Servicer” shall mean (i) with respect to each Mortgage Loan other than any Figure HELOC, Seller, acting as servicer of the Purchased Assets in accordance with Section 18 hereof

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and the Servicing Annex, (ii) with respect to each Figure HELOC, Figure and (iii) any other servicer that has been approved by Buyer in its sole discretion and has entered into a Servicing Agreement and Servicer Notice.
“Servicer Notice” shall mean, if applicable, (i) with respect to Figure, the servicer notice that is entered into among Figure, Buyer and Seller (the “Figure Servicer Notice”) and (ii) any other Servicer (other than loanDepot.com, LLC), a servicer notice that is entered into by such Servicer, Buyer and Seller, in each case, in form and substance acceptable to Buyer, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Servicer Termination Event” shall mean [***].
“Servicing Advances” shall mean all customary, reasonable and necessary “out-of-pocket” costs and expenses incurred by a Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) preservation, restoration and repair of a Mortgaged Property or REO Property related to a Purchased Asset, (ii) any enforcement or judicial proceedings with respect to a Purchased Asset or REO Property, including foreclosure actions, (iii) any PMI Policy premiums, and (iv) taxes, assessments, water rates, sewer rents and other charges which are or may become a lien upon the Mortgaged Property, and fire and hazard insurance coverage, as required pursuant to the Servicing Annex.
“Servicing Agreement” shall mean, other than with respect to loanDepot.com, LLC, any servicing agreement, mortgage loan purchase and servicing agreement, asset management agreement and/or any other similar agreement entered into among Seller and a Servicer relating to the servicing of the Purchased Assets, as approved by Buyer, as each may be amended, restated, supplemented or otherwise modified from time to time of which Buyer shall be an intended third-party beneficiary.
“Servicing Annex” shall mean, with respect to the Purchased Assets, the servicing annex attached hereto as Exhibit B, which servicing annex shall provide for the servicing of the Purchased Assets by Seller as Servicer.
“Servicing Records” shall mean, with respect to each Mortgage Loan all servicing records, including any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of such Mortgage Loan.
“Servicing Report” shall mean a monthly servicing report in form and substance agreed to by the parties hereto, which includes any updates with respect to Draws on account of each HELOC.
“Servicing Rights” shall mean rights of any Person to administer, manage, service or subservice, the Mortgage Loans or to possess related Servicing Records.

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“SOFR” shall mean a rate per annum equal to the secured overnight financing rate as calculated by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) and set forth on its public website.

“Special Purpose Entity” shall mean a Person, other than an individual, which is formed or organized solely for the purpose of holding, directly or indirectly, an ownership interest in one or more Mortgage Loans and does not engage in any business unrelated to the Mortgage Loans, does not have any assets other than as otherwise expressly permitted by this Agreement or the other Facility Documents, has its own separate books and records and will not commingle its funds in each case which are separate and apart from the books and records of any other Person, and is subject to all of the limitations on the powers set forth in the organizational documentation of such Person as in effect on the date hereof, and holds itself out as a Person separate and apart from any other Person and otherwise complies with all of the covenants set forth in Section 14(aa) hereof.

“Stock Certificate” shall mean, with respect to a Co-op Loan, the certificates evidencing ownership of the Co-op Shares issued by the Co-op Corporation.
“Stock Power” shall mean, with respect to a Co-op Loan, an assignment of the Stock Certificate or an assignment of the Co-op Shares issued by the Co-op Corporation.
“Subsidiary” shall mean, with respect to any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.
“Take-out Commitment” shall mean a commitment of the Seller to sell one (1) or more Purchased Assets to a Take-out Investor in an arm’s-length, all-cash transaction and the corresponding Take-out Investor’s commitment back to the Seller to effectuate any of the foregoing, as applicable, or as otherwise approved by Buyer in its sole discretion.
“Take-out Investor” shall mean (i) an Agency or (ii) any third-party that is not an affiliate of the Seller which has made a Take-out Commitment for the purchase of Purchased Assets; provided that to the extent Purchased Assets are sent pursuant to a Bailee Letter with a third party bailee that is not a nationally known bank prior to purchase, such third-party bailee must be approved by Buyer [***].

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“Tax Distributions” shall mean distributions by Seller for the purpose of enabling LD Holdings Group LLC to make “Tax Distributions”, as defined and set forth in the limited liability company agreement of LD Holdings Group LLC.
“Taxes” shall have the meaning set forth in Section 8(a) hereof.
“Termination Date” shall have the meaning set forth in the Pricing Side Letter.
“TILA-RESPA Integrated Disclosure Rule” shall mean the Truth-in-Lending Act and Real Estate Settlement Procedures Act Integrated Disclosure Rule, adopted by the Consumer Finance Protection Bureau, which is effective for residential mortgage loan applications received on or after October 3, 2015.
“Transaction” shall have the meaning set forth in Section 1 hereof.
“Transaction Notice” shall mean a request from Seller to Buyer, which may be by electronic means (including e-mail), to enter into a Transaction.
“Transfer of Control” shall mean, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Controller of such eNote.
“Transfer of Control and Location” shall mean, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Controller and Location of such eNote.
“Transferable Record” shall mean an Electronic Record under E-SIGN and UETA that (i) would be a note under the Uniform Commercial Code if the Electronic Record were in writing, (ii) the issuer of the Electronic Record has expressly agreed is a “transferable record”, and (iii) for purposes of E-SIGN, relates to a loan secured by real property.
“Trust Receipt” shall have the meaning set forth in the definition of “Trust Receipt” or any similar term in the applicable Custodial Agreement.
“UETA” shall mean the Official Text of the Uniform Electronic Transactions Act as approved by the National Conference of Commissioners on Uniform State Laws at its Annual Conference on July 29, 1999.
“Underwriting Guidelines” shall mean (i) with respect to any Mortgage Loan other than a Figure HELOC, the standards, procedures and guidelines of the Approved Originator for underwriting and originating Mortgage Loans, including any amendments or modifications thereto, and, with respect to any Agency Mortgage Loan, which guidelines conform in all respects to the guidelines of Fannie Mae, Freddie Mac, Ginnie Mae, VA, USDA or FHA, as applicable and (ii) with respect to any Figure HELOC, the standards, procedures and guidelines

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of Figure for underwriting and originating Mortgage Loans, including any amendments or modifications thereto.
“Underwriting Package” shall mean with respect to any proposed Mortgage Loan or REO Property, the Asset Schedule listing such proposed Mortgage Loan or REO Property and such other computer readable file or other information requested by Buyer during the course of its due diligence and delivered prior to the date of a Transaction for such proposed Mortgage Loan or REO Property containing, with respect to the related proposed Mortgage Loan or REO Property, [***].
“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Repurchase Assets or the continuation, renewal or enforcement thereof is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.
“USA Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended.
“USDA” shall mean the United States Department of Agriculture of any successor thereto.
“USDA Loan” shall mean a Mortgage Loan originated in accordance with the criteria in effect at the time of origination and established by and guaranteed by the USDA.
“USDA Regulations” shall mean the regulations promulgated by the USDA under the Helping Families Save Their Homes Act, and other USDA issuances relating to USDA Loans, including the related handbooks, circulars, notices and lender letters.
“U.S. Government Securities Business Day” shall mean any day except for (i) a Saturday, (ii) a Sunday and (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” shall mean a “United States person” (as such term is defined in the Code).
“VA” shall mean the Department of Veterans Affairs and any successor thereto.
“VA Approved Lender” shall mean a lender which is approved by the VA to act as a lender in connection with the origination of VA Loans.

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“VA Loan” shall mean a Mortgage Loan which is the subject of a VA Loan Guaranty Agreement as evidenced by a loan guaranty certificate, or is subject to a current binding and enforceable commitment for such guarantee pursuant to the provisions of the Servicemen’s Readjustment Act, as amended.
“VA Loan Guaranty Agreement” shall mean the obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount) upon default of the Mortgagor pursuant to the Servicemen’s Readjustment Act, together with all amendments, modifications, supplements and restatements thereto.
“VA Regulations” shall mean regulations promulgated by the U.S. Department of Veterans Affairs pursuant to the Servicemen’s Readjustment Act, as amended, codified in 38 Code of Federal Regulations, and other VA issuances relating to Government Mortgage Loans, including related handbooks, circulars and notices.
“Wet-Ink Delivery Date” shall have the meaning set forth in the Pricing Side Letter.
“Wet-Ink Mortgage Loan” shall mean a Mortgage Loan originated by an Approved Originator and for which the Asset File has not been delivered to the applicable Custodian on the related Purchase Date. A Mortgage Loan shall cease to be a Wet-Ink Mortgage Loan on the date on which Buyer has received (i) an Exception Report from Custodian with respect to such Mortgage Loan confirming that Custodian has physical possession of the related Asset File and (ii) a Trust Receipt issued by Custodian showing no exceptions with respect to such Mortgage Loan in accordance with the applicable Custodial Agreement.
“WSFS Custodial Agreement” shall mean the Custodial Agreement, dated as of the Closing Date, among Buyer, Seller and the WSFS Custodian, as amended, restated, supplemented or otherwise modified from time to time.
“WSFS Custodian” shall mean Wilmington Savings Fund Society, FSB and any successor(s) thereto under the WSFS Custodial Agreement.
Section 3.No Commitment; Initiation; Termination.

Prior to the occurrence and continuance of an Event of Default and subject to the terms and conditions set forth herein, Buyer agrees that it may, in its sole discretion, enter into Transactions with Seller from time to time that shall not result in the Aggregate Facility Repurchase Price for all Purchased Assets subject to then outstanding Transactions under this Agreement, together with any Eligible Assets that are proposed by Seller to be subject to such Transaction, to exceed, as of any date of determination, the Maximum Aggregate Purchase Price. Within the foregoing limits and subject to the terms and conditions set forth herein, Seller and Buyer may enter into Transactions. This Agreement is not a commitment by Buyer to enter into Transactions with Seller but sets forth the requirements under which Buyer would consider entering into Transactions as set forth herein. For the sake of clarity, Seller hereby

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acknowledges that Buyer is under no obligation to agree to enter into, or to enter into, any Transaction pursuant to this Agreement.

(a)Conditions Precedent to Initial Transaction. Buyer’s agreement (if any) to enter into the initial Transaction hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Transaction, of the condition precedent that Buyer shall have received from the Seller all amounts due and payable hereunder and as set forth in the Pricing Side Letter and all of the following documents, each of which shall be satisfactory to Buyer and its counsel in form and substance and any of which Buyer may electively waive, in Buyer’s sole discretion:
(i)Facility Documents. The Facility Documents, duly executed by the parties thereto;
(ii)Opinions of Counsel. An opinion or opinions of Seller’s outside counsel, dated as of the date hereof, as to such matters as Buyer may reasonably request and in form and substance acceptable to Buyer, including, without limitation, with respect to (A) Buyer’s first priority lien on and perfected security interest in the Purchased Assets and Repurchase Assets; (B) Buyer’s perfected security interest in the Collection Account and the amounts deposited therein from time to time; (C) the non-contravention of law, enforceability and corporate opinions with respect to Seller; (D) the inapplicability of the Investment Company Act of 1940 to Seller; and (E) the applicability of Bankruptcy Code, “repurchase agreement”, “securities contract” and “master netting agreement” safe harbors to this Agreement, the Pledge Agreements and the Servicer Notice;
(iii)Seller Party’s Organizational Documents. A certificate of existence of each Seller Party delivered to Buyer prior to the Effective Date and certified copies of the organizational documents of each Seller Party and of all corporate or other authority for each Seller Party with respect to the execution, delivery and performance of the Facility Documents and each other document to be delivered by such Seller Party from time to time in connection herewith, in each case, in form and substance acceptable to Buyer;
(iv)Good Standing Certificates. A certified copy of a good standing certificate from the jurisdiction of organization of each Seller Party, dated as of no earlier than the date that is ten (10) Business Days prior to the date hereof;
(v)Incumbency Certificates. An incumbency certificate of the secretary or assistant secretary of each Seller Party,

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certifying the names, true signatures and titles of the representatives duly authorized to request Transactions hereunder and to execute the Facility Documents to which it is a party;
(vi)Security Interest. Evidence that all other actions necessary, in the reasonable opinion of Buyer to perfect and protect the sale, transfer, conveyance and assignment by Seller to Buyer or its designee, subject to the terms of this Agreement, of all of Seller’s right, title and interest in and to the Purchased Assets, the Repurchase Assets and other items pledged under Section 9(a) hereof, together with all right, title and interest in and to the proceeds of any related Repurchase Assets have been taken, and in each case performing UCC searches and duly authorizing and filing Uniform Commercial Code financing statements on Form UCC-1;
(vii)Insurance. Evidence that Seller has added Buyer as an additional loss payee under its Fidelity Insurance, a copy of which is attached as Schedule 6 to the Pricing Side Letter;
(viii)Power of Attorney. A Power of Attorney, substantially in the form of Exhibit G hereto, executed by the Seller;
(ix)Underwriting Guidelines. Seller shall have delivered to Buyer a copy of the Underwriting Guidelines; and
(x)Other Documents. Such other documents as Buyer may reasonably request, in form and substance reasonably acceptable to Buyer.
(b)Conditions Precedent to all Transactions. Upon satisfaction of the conditions set forth in this Section 3(b), and subject to the limitations set forth in the first paragraph of Section 3, Buyer may, in its sole discretion enter into a Transaction with Seller. Buyer’s entering into each Transaction (including the initial Transaction and the funding of any Draws) is subject to the satisfaction of the following further conditions precedent, both immediately prior to entering into such Transaction and also after giving effect thereto to the intended use thereof:
(i)Transaction Notice; Confirmation. (A) On or prior to [***] prior to the related Purchase Date for Purchased Assets (other than Wet-Ink Mortgage Loans), and (B) no later than [***] for Wet-Ink Mortgage Loans, Seller shall have delivered to Buyer (a) a Transaction Notice, (b) an Asset Schedule (with copies to the applicable Custodian), and (c) an initial Confirmation in accordance with the procedures set forth in Section 3(d);

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(ii)Due Diligence Review. Without limiting the generality of Section 20 hereof, Buyer shall have received the Underwriting Package [***], shall have completed, to Buyer’s satisfaction, its due diligence review of the related Purchased Assets and Contributed REO Property and each Seller Party, Approved Originator and each Servicer;
(iii)Representations and Warranties; Eligible Mortgage Loans. Both immediately prior to the requested Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Seller in Section 13 hereof and on Schedule 1-A, Schedule 1-B, Schedule 1-C or Schedule 1-D hereto, as applicable (except, with respect to any S&D Mortgage Loan, any exceptions to the representations and warranties set forth on Schedule 1-A, Schedule 1-B or Schedule 1-B that the Seller has notified Buyer [***]), in respect of the related Mortgage Loans or REO Properties, as applicable, shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). Each Mortgage Loan or REO Property offered for purchase to Buyer pursuant to such Transaction is an Eligible Asset;
(iv)Maximum Purchase Price. After giving effect to the requested Transaction, the Aggregate Facility Repurchase Price subject to then outstanding Transactions under this Agreement shall not exceed the lesser of (a) the Maximum Aggregate Purchase Price and (b) the Aggregate Asset Value;
(v)No Material Adverse Events. No Margin Deficit, Amortization Period, Purchased Asset Issue, Servicer Termination Event, Backup Servicer Termination Event, Default or Event of Default shall have occurred and be continuing under the Facility Documents. Additionally, after giving effect to the requested Transaction, no Margin Deficit, Amortization Period, Purchased Asset Issue, Servicer Termination Event, Backup Servicer Termination Event, Default or Event of Default shall have occurred or be continuing with respect to the proposed Purchased Assets for the requested Transaction;
(vi)Figure HELOCs. With respect to Figure HELOCs, Buyer shall be satisfied that, in accordance with the WSFS Custodial Agreement, WSFS Custodian and Buyer shall have been provided all of the necessary credentials (i.e., a key, security certificate and login credentials)

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to authorize a transfer of the ownership record of such HELOCs on the Provenance Blockchain;
(vii)Delivery of Asset Schedule and Asset File. (A) With respect to each proposed Purchased Asset which is not a Wet-Ink Mortgage Loan and Contributed REO Property, Seller shall have delivered to the applicable Custodian the Asset Schedule and the Asset File in accordance with the applicable Custodial Agreement with respect to each Mortgage Loan or REO Property that is subject to the proposed Transaction, and Custodian shall have issued a Trust Receipt showing no exceptions with respect to each such Mortgage Loan to Buyer all in accordance with the applicable Custodial Agreement and (B) with respect to each proposed Purchased Asset which is a Wet-Ink Mortgage Loan, Seller shall have delivered to the applicable Custodian the Asset Schedule and the Asset File in accordance with the applicable Custodial Agreement with respect to each Wet-Ink Mortgage Loan that is subject to the proposed Transaction, and delivered to Buyer electronic copies of the documents comprising the related Asset File by posting such documents to an electronic data site mutually acceptable to Buyer and the Seller prior to the Wet-Ink Delivery Date;
(viii)[***];
(ix)Collection Account. Seller shall have established the Collection Account;
(x)Purchase Price Floor; Funding Frequency. The aggregate Purchase Price for any Transaction shall not be less than [***] unless approved by Buyer. For the avoidance of doubt, Seller shall not request and Buyer shall not be required to advance Purchase Price in excess of the related Asset Value of a Purchased Asset or Contributed REO Property, as applicable;
(xi)Fees and Expenses. Buyer shall have received all fees and expenses due and owing as of the related Purchase Date, including, but not limited to, all fees and expenses of counsel to Buyer and due diligence vendors as contemplated by herein and the Pricing Side Letter, which amounts, at Buyer’s option, may be withheld from the proceeds remitted by Buyer to Seller pursuant to any Transaction hereunder;
(xii)Requirements of Law. Buyer shall not have determined [***] that the introduction of or a change in any Requirement

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of Law or in the interpretation or administration of any Requirement of Law applicable to Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Buyer to enter into Transactions hereunder;
(xiii)No Material Adverse Change. None of the following shall have occurred and/or be continuing:
(A)an event or events shall have occurred in [***] of Buyer resulting in the effective absence of a “repo market” or comparable “lending market” for financing debt obligations secured by mortgage loans or securities or an event or events shall have occurred resulting in Buyer not being able to finance mortgage loans through the “repo market” or “lending market” with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; or
(B)an event or events shall have occurred resulting in the effective absence of a “securities market” for securities backed by mortgage loans (relative to the market as of such date) or an event or events shall have occurred resulting in Buyer not being able to sell securities backed by mortgage loans at prices which would have been reasonable prior to such event or events; or
(C)there shall have occurred a material adverse change in the financial condition of Buyer which affects (or could reasonably be expected to affect) materially and adversely the ability of Buyer to fund its obligations under this Agreement;
(D)there shall have occurred (i) a material change in financial markets, an outbreak or escalation of hostilities or a material change in national or international political, financial or economic conditions; (ii) a general suspension of trading on major stock exchanges; or (iii) a disruption in or moratorium on commercial banking activities or securities settlement services; or
(E)solely with respect to Transactions for Early Buyout Mortgage Loans, an event or events shall have occurred resulting in a material disruption in the issuance of

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securities by the related Agency or the payment of claims by FHA, VA, USDA or HUD.
(xiv)Certification. Each Confirmation delivered by the Seller hereunder shall constitute a certification by the Seller that all the conditions set forth in this Section 3(b) (other than clauses (xii) and (xiii)) have been, or will be on the related Purchase Date, satisfied (other than such conditions, the satisfaction which is to be determined at the discretion of Buyer);
(xv)Security Interest. Evidence that all other actions necessary to perfect and protect Buyer’s interest in the Purchased Assets and the other Repurchase Assets have been taken. Each Seller Party shall take all steps as may be necessary in connection with performing UCC searches and duly authorizing and filing Uniform Commercial Code financing statements on Form UCC-1;
(xvi)Repurchase Date. The Repurchase Date for each Transaction shall not be later than the then current Termination Date;
(xvii)Underwriting Guidelines. If requested by Buyer, Seller shall have delivered to Buyer a copy of the Underwriting Guidelines as in effect as of the date of such request to the e-mail address: [***];
(xviii)[***];
(xix)Servicer Notices. Other than any Purchased Asset serviced by loanDepot.com, LLC, to the extent the related Purchased Assets are not already covered by a Servicer Notice, Buyer shall have received a Servicer Notice with respect to such Purchased Assets;
(xx)Approval of Servicing Agreement. Other than any Purchased Asset serviced by loanDepot.com, LLC, to the extent not previously delivered and approved, Buyer shall have approved each Servicing Agreement pursuant to which any Mortgage Loan that is subject to the proposed Transaction is serviced; and
(xxi)Other Documents. Subject to any confidentiality restrictions, Buyer shall have received such other documents as Buyer may reasonably request, in form and substance [***] to Buyer.
(c)Conditions Precedent to Transactions with respect to Figure; DART Mortgage Loans and REO Properties.

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(i)Figure. Prior to any Mortgage Loan or Contributed REO Property serviced by Figure becoming subject to a Transaction hereunder, (x) Figure shall provide evidence satisfactory to the Buyer that the Figure Servicer Account has been opened and is subject to a shifting control account control agreement and (y) the Figure Servicer Notice, in form and substance satisfactory to the Buyer, shall be duly executed by the parties thereto.
(ii)DART Mortgage Loans. Prior to any DART Mortgage Loan becoming subject to a Transaction hereunder, the WSFS Custodial Agreement, in form and substance satisfactory to the Buyer, duly executed by the parties thereto.
(iii)REO Properties. Notwithstanding anything to the contrary herein, Buyer and Seller hereby acknowledge and agree that no REO Property shall be subject to a Transaction hereunder until the satisfaction of additional conditions precedent, including: (A) Buyer shall have completed its due diligence of REO Subsidiary and the REO Subsidiary Interests, (B) this Agreement and the other Facility Documents shall be amended [***] to incorporate Contributed REO Property and REO Subsidiary Interests, which amendments shall include (i) incorporating Contributed REO Property in definitions, representations, warranties, covenants, events of default and other terms and conditions, as necessary or appropriate, (ii) adding representations and warranties in connection with the REO Subsidiary Interests and the Contributed REO Property, (iii) requiring Seller to sell, assign and transfer the REO Subsidiary Interests to Buyer, (iv) adding a pledge to Buyer of the assets of REO Subsidiary, (v) Buyer shall have received standard closing deliverables in connection with REO Subsidiary and REO Subsidiary Interests, including customary opinions of counsel, organizational documents, good standing certificates, resolutions and incumbency certificates, (vi) Seller shall have delivered the REO Subsidiary Interests registered in the name of Buyer, and (vii) such other amendments to the Facility Documents as Buyer may request, (C) Buyer shall have filed such financing statements as Buyer deems reasonable and appropriate, (D) REO Subsidiary shall have executed a power of attorney in favor of Buyer, (E) Buyer shall have received from Seller the Securities Custodial Agreement duly executed by the parties thereto, and (F) the applicable Custodial Agreement shall have been amended to include criteria for REO Property.
(d)Initiation.

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(i) Prior to the occurrence of an Event of Default and prior to the start of the Amortization Period, with respect to any proposed Transaction for Eligible Assets, Seller may initiate a Transaction by delivering to Buyer an Asset Schedule and a Transaction Notice, as early as practicable, but, in the case of Mortgage Loans that are not Wet-Ink Mortgage Loans [***] to the proposed Purchase Date (or in the case of Mortgage Loans that are Wet-Ink Mortgage Loans, [***], and delivery of such Transaction Notice shall be deemed a representation and warranty that Seller has no actual knowledge of any material information concerning such Eligible Assets which is not reflected in such Asset Schedule or Transaction Notice or other information or otherwise disclosed to Buyer in writing. Buyer shall have the right to review the information set forth on the Transaction Notice and accompanying Asset Schedule, the Underwriting Package and the Eligible Assets (including any Draw related thereto) proposed to be subject to a Transaction as Buyer determines during normal business hours.
(ii)Upon request, Seller shall deliver to Buyer a draft initial confirmation [***], or on such date as mutually agreed upon by Seller and Buyer, substantially n the form of Exhibit A-1 attached hereto (a “Funding Confirmation”).
(iii)Upon Seller’s request to enter into a Transaction pursuant to Section 3(d)(i) and satisfaction of all conditions precedent set forth in this Section 3 having been met as determined by Buyer, on the requested Purchase Date, Buyer may [***] purchase the Eligible Assets included in the related Transaction Notice pursuant to the terms of this Agreement by funding the related Purchase Price on the Purchase Date in accordance with Section 3(d)(vi) below and such funding shall be deemed to be Buyer’s acceptance of the terms of the proposed Transaction set forth in the applicable Confirmation. Seller shall execute and return to Buyer (a) the final Confirmation via e-mail [***] (or in the case of Mortgage Loans that are Wet-Ink Mortgage Loans an Asset Schedule, [***] )or (b) if the proposed Transaction is solely in respect of additional Purchase Price on account of any Draw, an executed confirmation prior to the requested Purchase Date in the form of Exhibit A-2 hereto (an “Additional Purchase Price Amount Confirmation”, and together with a Funding Confirmation, each, a “Confirmation”).
(iv)Each Transaction Notice and Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction(s) covered thereby.

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(v)Subject to the terms and conditions of this Agreement, during such period Seller may sell to, repurchase from and resell to Buyer Eligible Assets hereunder.
(vi)Subject to the provisions of this Section 3, the aggregate Purchase Price will be made available to Seller upon Buyer’s receipt of the Trust Receipt in accordance with the applicable Custodial Agreement (in any event on or prior to the related Purchase Date) by Buyer transferring, via wire transfer in the aggregate amount of such Purchase Prices in funds immediately available in accordance with Section 9(b) hereof; provided that, in the case of any additional Purchase Price on account of any Draw, such additional Purchase Price shall be added to the Repurchase Price for the related Purchased Asset.
(vii)With respect to any Wet-Ink Mortgage Loan subject to a Transaction, on the related Purchase Date and on each Business Day following the related Purchase Date, [***] pursuant to the applicable Custodial Agreement, the applicable Custodian shall deliver to Buyer a schedule listing each Wet-Ink Mortgage Loan with respect to which the complete Asset File has not been received by Custodian.
(e)Optional Repurchase. Subject to the conditions herein, and so long as no Default or Event of Default has occurred and is continuing, Seller may cause an Optional Repurchase (as defined below), subject to the payment by the Seller to the Buyer of all fees due and owed to Buyer in accordance with the Pricing Side Letter, on any date in connection with such Optional Repurchase. When one or more Purchased Assets are desired to be sold or otherwise transferred or liquidated by Seller to an unaffiliated third party in an arm’s length all-cash transaction for net sale proceeds (plus any amounts simultaneously remitted by Seller to Buyer) that are equal to or greater than the Repurchase Price of such Purchased Assets (an “Optional Repurchase”), Seller shall give the Buyer [***].
(f)Repurchase. On the Repurchase Date for any Transaction, termination of such Transaction will be effected by reassignment to Seller or its designee of the Purchased Assets (and any Income in respect thereof received by Buyer not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Section 5 hereof) against the simultaneous transfer of the Repurchase Price to the Buyer’s Account. Such obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Asset (but Liquidation Proceeds received by Buyer shall be applied to reduce the Repurchase Price for the Purchased Assets to which such Liquidation Proceeds relate on each Remittance Date, up to the related Repurchase Price). Upon Seller’s request, Buyer shall instruct the applicable Custodian to release the Asset Files to Seller or its designee at Seller’s expense on the Repurchase Date.

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(g)Administration of the Benchmark.
(i)If prior to any Remittance Date, Buyer determines [***] that, by reason of circumstances affecting the relevant market, (i) adequate and reasonable means do not exist for ascertaining the Benchmark, (ii) the Benchmark is no longer in existence, (iii) continued implementation of the Benchmark is no longer administratively feasible or no significant market practice for the administration of the Benchmark exists, (iv) the Benchmark will not adequately and fairly reflect the cost to Buyer of purchasing or maintaining Purchased Assets or (v) the administrator of the applicable Benchmark or a Governmental Authority having jurisdiction over Buyer has made a public statement identifying a specific date after which the Benchmark shall no longer be made available or used for determining the interest rate of loans, Buyer may give prompt notice thereof to Seller, whereupon the rate that will replace the Benchmark for the Collection Period immediately succeeding such Remittance Date, and for all subsequent Collection Periods until such notice has been withdrawn by Buyer, shall be the greater of (i) an alternative benchmark rate (including any mathematical or other adjustments to such benchmark rate (if any) incorporated therein) that has been selected by Buyer after giving due consideration to (a) any selection or recommendation of a replacement rate or mechanism for determining such a rate by CME Term SOFR Administrator and (b) any evolving or then-prevailing market convention for determining a rate of interest as a replacement for Daily Simple SOFR for U.S. dollar-denominated repurchase facilities and (ii) zero, in lieu of the then-applicable Benchmark (any such rate, a “Benchmark Replacement Rate”), together with any proposed Benchmark Administration Changes, in each case as determined by Buyer [***].
(ii)Subject to the following sentence, Buyer will have the right to make Benchmark Administration Changes from time to time with respect to the Benchmark (including any Benchmark Replacement Rate), and will promptly notify Seller of the effectiveness of any such changes. Any adoption of Benchmark Administration Changes and any determination of a Benchmark Replacement Rate shall be made by Buyer in a manner substantially consistent with market practice [***], in such other manner of administration as Buyer decides is [***] in connection with the administration of this Agreement and the other Facility Documents). Notwithstanding anything to the contrary herein or the other Facility Documents, any such Benchmark Administration Changes will become effective without any further action or consent of Seller or any other party to this Agreement or the other Facility Documents; provided,

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however that Buyer shall promptly notify Seller of such Benchmark Administration Changes.
(iii)Any determination, decision or election that may be made by Buyer pursuant to this Section 3(g), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made [***] without consent from any other party to this Agreement or any other Facility Document.
(iv)The Buyer does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to Daily Simple SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement Rate), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement Rate) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Daily Simple SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Administration Changes, unless, solely with respect to this clause (b), such liability arises from Buyer’s bad faith, gross negligence or willful misconduct in connection with such Benchmark Administration Changes. The Buyer and its Affiliates or other related entities may engage in transactions that affect the calculation of Daily Simple SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement Rate) or any relevant adjustments thereto, in each case, in a manner adverse to the Seller.
Section 4.Mandatory Repurchases.
(a)Without limiting Buyer’s rights and remedies under Section 7 hereof or otherwise, if at any time there has occurred a Purchased Asset Issue with respect to any Purchased Asset, then the Asset Value thereof shall automatically be reduced to zero (unless otherwise determined by Buyer [***]) and Buyer may, at its option, by notice to Seller (as such notice is more particularly set forth below, a “Repurchase Notice”), require Seller or its designee to repurchase such asset. In the case of a repurchase, Seller, shall, at Buyer’s direction, be required to repurchase the affected Purchased Asset by remitting the related Repurchase Price to Buyer as soon as is practicable but, in any case, not more than [***] after Buyer has delivered such Repurchase Notice to Seller. Seller shall be required to notify Buyer as soon as is

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practicable after obtaining knowledge of any actual or potential Purchased Asset Issue, but, in any case, not more than [***] after obtaining knowledge thereof. For the sake of clarity, Seller shall ensure that such Repurchase Price (including without limitation any related expenses of Buyer incurred in connection therewith) is remitted directly to the Buyer’s Account and not pursuant to Section 5 hereof. Any cash remitted to Buyer pursuant to this Section 4(a) shall be credited and applied to the Repurchase Price of the related Purchased Asset and any other amounts then due and payable by Seller with respect to such Purchased Asset.
(b)Buyer’s election [***] not to send a Repurchase Notice at any time a Purchased Asset is subject to a Purchased Asset Issue shall not in any way limit or impair its right to send a Repurchase Notice at a later time.
(c)The fact that Buyer has conducted or has failed to conduct any partial or complete due diligence investigation in connection with its purchase of any Purchased Asset shall not affect Buyer’s right to demand repurchase or any other remedy as permitted under this Agreement.
(d)If, as of any date of determination, the Repurchase Price (excluding any amounts calculated pursuant to clause (B) of the definition thereof) of any type of Purchased Asset is in excess of any applicable Concentration Limit (such excess amount, the “Excess Concentration Amount”), then Seller shall reduce such Repurchase Price by remitting such Excess Concentration Amount to Buyer [***] after the earlier of notice thereof from Buyer or knowledge thereof by Seller.
Section 5.Income Payments.
(a)Notwithstanding that Buyer and Seller intend that the Transactions hereunder be sales to Buyer of the Purchased Assets and the other Repurchase Assets for all purposes except accounting and tax purposes, Seller shall pay to Buyer the accrued and unpaid Price Differential and all other amounts required to be paid pursuant to Section 5(b) below in arrears (less any amount of such Price Differential or other amounts previously paid by Seller to Buyer) on each Remittance Date. Notwithstanding the preceding sentence, if Seller fails to pay all or part of the Price Differential and all other amounts required to be paid pursuant to Section 5(b) below then [***] on any Remittance Date, the Pricing Rate shall be equal to the Post-Default Rate until the Price Differential then due is received in full by Buyer. For the avoidance of doubt, Seller’s obligation to pay any Price Differential to Buyer shall not be deemed to be satisfied (and such Price Differential shall not be deemed to be paid to Buyer) until the amount of such Price Differential is actually received in full by Buyer in the Buyer’s Account (and not the Collection Account or any other account).
(b)[***]. All Income shall be held in trust for Buyer, shall constitute the property of Buyer except for tax purposes which shall be treated as income and property of Seller and, except as permitted under this Section 5(b), shall not be commingled with other property of Seller or any Affiliate of Seller. On each Remittance Date [***]:

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(i)first, to Buyer an amount equal to the Price Differential which has accrued and is outstanding as of such Remittance Date;
(ii)second, to Buyer on account of unpaid fees (including any Underwriting Fee and Draw Fee), expenses and indemnity amounts, amounts due to Buyer in connection with any Optional Repurchase, amounts due to Buyer in connection with Buyer’s delivery of a Repurchase Notice under Section 4(a) and any other amounts due to Buyer from Seller under this Agreement or any other Facility Document;
(iii)third, to Buyer on account of, and application to, the Repurchase Price of each Purchased Asset, the amount of principal payments that have been received with respect to such Purchased Asset during the immediately preceding Collection Period, or the sale or Liquidation Proceeds related to such Purchased Asset, as applicable, in all cases capped at the related Repurchase Price;
(iv)fourth, and without limiting Buyer’s rights under Section 7, to Buyer an amount equal to any unpaid Margin Call Deficit regardless of whether notice has been delivered;
(v)fifth, following the start of the Amortization Date, to Buyer, until all outstanding Obligations have been paid in full; and
(vi)sixth, remaining amounts (if any), to [***] Seller.
(vii)[***].
(c)For the avoidance of doubt, the Seller shall, no later than the Remittance Date, pay all amounts due and owing to the Buyer, the Bank and the applicable Custodian under the Facility Documents to such parties.
(d)To the extent that Buyer receives any funds in connection with an Optional Repurchase of a Purchased Asset, Buyer shall promptly apply such funds in accordance with the same order of priority set forth in Section 5(c) hereof with such funds being first allocated to the Repurchase Price of the related Purchased Assets subject to the Optional Repurchase.
(e)Notwithstanding the preceding provisions, if an Event of Default has occurred and is continuing, all Income, including funds in the Collection Account shall be withdrawn and applied to the aggregate Repurchase Price and any other Obligations owing by Seller hereunder or under any other Facility Document in such order of priority as Buyer deems appropriate in its sole discretion.

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Section 6.Requirements of Law.
(a)If any Requirement of Law or any change in the interpretation or application thereof or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:
(i)shall subject Buyer to any Tax or increased Tax of any kind whatsoever with respect to this Agreement or any Transaction or change the basis of taxation of payments to Buyer in respect thereof, provided such Tax is a Non-Excluded Tax; or
(ii)shall impose, modify or hold applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of Buyer;
and the result of any of the foregoing is to increase the cost to Buyer, by an amount which Buyer [***], Seller shall promptly pay Buyer such additional amount or amounts as calculated by Buyer [***] will compensate Buyer for such increased cost or reduced amount receivable on an after-tax basis.
(b)If Buyer shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Buyer’s or such corporation’s policies with respect to capital adequacy) by an amount [***] , then from time to time, Seller shall promptly (i) pay Buyer such additional amount or amounts as calculated by Buyer [***] as will compensate Buyer for such increased cost or reduced amount receivable in accordance with clause (c) below or (ii) terminate this Agreement and pay all Obligations and any other amounts due hereunder or any of the other Facility Documents.
(c)If Buyer becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify Seller of the event by reason of which it has become so entitled.

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A certificate, showing reasonable detail and including supporting documentation, as to any additional amounts payable pursuant to this Section submitted [***] by Buyer to Seller shall be conclusive in the absence of manifest error.
Section 7.Margin Maintenance.
(a)Buyer shall have the right to determine the Market Value of the Purchased Assets [***], which determination may affect the Aggregate Asset Value of the Purchased Assets. In addition, the Aggregate Asset Value of the Purchased Assets may be adjusted from time to time as a result of the occurrence of the events included in the definition thereof.
(b)If, as of any date of determination, the Aggregate Asset Value of the Purchased Assets is less than the Aggregate Facility Repurchase Price (a “Margin Deficit”), then, Buyer may, by notice to Seller (as such notice is more particularly set forth below, a “Margin Deficit Call”), require Seller to transfer to Buyer or its designee cash or, to cure such Margin Deficit (such amount, the “Margin Deficit Payment”). If Buyer delivers a Margin Deficit Call to Seller on any Business Day [***] on any Business Day, then Seller shall transfer the Margin Deficit Payment to Buyer or its designee no later [***]. If Buyer delivers a Margin Deficit Call to Seller after [***] on any Business Day, then Seller shall transfer the Margin Deficit Payment to Buyer or its designee no later [***].
(c)The failure of Buyer, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions of this Agreement or limit the right of Buyer to do so at a later date. Seller and Buyer each agree that a failure or delay by Buyer to exercise its rights hereunder shall not limit or waive Buyer’s rights under this Agreement or otherwise existing by law or in any way create additional rights for Seller.
(d)For the avoidance of doubt, it is hereby understood and agreed that Seller shall be responsible for satisfying any Margin Deficit existing as a result of any cram down of the unpaid principal balance of any Purchased Asset pursuant to any action by any bankruptcy court.
Section 8.Taxes.
(a)Any and all payments by Seller under or in respect of this Agreement or any other Facility Documents to which Seller is a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental Authority (collectively, “Taxes”), unless required by law. If Seller shall be required under any applicable Requirement of Law to deduct or withhold any Taxes from or in respect of any sum payable under or in respect of this Agreement or any of the other Facility Documents to Buyer, (i) Seller shall make all such deductions and withholdings in respect of Taxes, (ii) Seller shall pay the full amount

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deducted or withheld in respect of Taxes to the relevant taxation authority or other Governmental Authority in accordance with any applicable Requirement of Law, and (iii) the sum payable by Seller shall be increased as may be necessary so that after Seller has made all required deductions and withholdings (including deductions and withholdings applicable to additional amounts payable under this Section 8) Buyer receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Non-Excluded Taxes. For purposes of this Agreement (i) the term “Non-Excluded Taxes” are (a) taxes other than Excluded Taxes and (b) to the extent not otherwise described in (a), Other Taxes and (ii) the term “Excluded Taxes” are, in the case of Buyer, (a) Taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the jurisdiction under the laws of which Buyer is organized or of its applicable lending office, or any political subdivision thereof, or that are Taxes imposed as a result of a present or former connection between the Buyer and the jurisdiction imposing such Tax unless such Taxes are imposed as a result of Buyer having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement or any of the other Facility Documents (in which case such Taxes will be treated as Non-Excluded Taxes) (b) Taxes imposed on amounts payable to or for the account of Buyer with respect to an applicable interest in a Facility Document pursuant to a law in effect on the date on which Buyer acquires such interest in a Facility Document other than amounts with respect to such Taxes that were payable to such Buyer’s assignor immediately before such Buyer became a party hereto, (c) Taxes attributable to a Buyer’s failure to provide Seller with the appropriate form, certificate or other document described in subsection (e) of this Section 8, and (d) any withholding Taxes imposed under FATCA.
(b)In addition, Seller hereby agrees to pay or promptly reimburse Buyer for any present or future stamp, recording, documentary, excise, property or value-added taxes, or similar taxes, charges or levies that arise from any payment made under or in respect of this Agreement or any other Facility Document or from the execution, delivery or registration of, any performance under, or otherwise with respect to, this Agreement or any other Facility Document (collectively, “Other Taxes”).
(c)Seller hereby agrees to indemnify Buyer for, and to hold it harmless against, the full amount of Non-Excluded Taxes and Other Taxes, and the full amount of Non-Excluded Taxes or Other Taxes imposed on amounts payable by Seller under this Section 8 imposed on or paid by Buyer and any liability (including penalties, additions to tax, interest and reasonable expenses) arising therefrom or with respect thereto. The indemnity by Seller provided for in this Section 8(c) shall apply and be made whether or not the Non-Excluded Taxes or Other Taxes for which indemnification hereunder is sought have been correctly or legally imposed or asserted. Amounts payable by Seller under the indemnity set forth in this Section 8(c) shall be paid within [***] from the date on which Buyer makes written demand therefor; provided that Buyer shall have provided Seller with evidence, reasonably satisfactory to Seller, of payment of Taxes or Other Taxes, as the case may be; provided further that a certificate as to the amount of such payment or liability delivered to the Seller by Buyer shall be conclusive absent manifest error.

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(d)As soon as practicable after Buyer’s written request, Seller (or any Person making such payment on behalf of Seller) shall furnish to Buyer for its own account a copy of the official receipt evidencing payment of any payment of Taxes by Seller pursuant to this Section 8.
(e)For purposes of subsection (e) of this Section 8, the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Code. Each Buyer (including for avoidance of doubt any assignee, successor or participant) that either (i) is not incorporated under the laws of the United States, any State thereof, or the District of Columbia or (ii) whose name does not include “Incorporated,” “Inc.,” “Corporation,” “Corp.,” “P.C.,” “N.A.,” “National Association,” “insurance company,” or “assurance company” (a “Non-Exempt Buyer”) shall deliver or cause to be delivered to Seller the following properly completed and duly executed documents:
(i)in the case of a Non-Exempt Buyer that is not a United States person or is a foreign disregarded entity for U.S. federal income tax purposes that is entitled to provide such form, a complete and executed (x) U.S. Internal Revenue Form W-8BEN or W-8BEN-E, as applicable, with Part II completed in which Buyer claims the benefits of a tax treaty with the United States providing for a zero or reduced rate of withholding (or any successor forms thereto), including all appropriate attachments or (y) a U.S. Internal Revenue Service Form W-8ECI (or any successor forms thereto); or
(ii)in the case of an individual, (x) a complete and executed U.S. Internal Revenue Service Form W-8BEN (or any successor forms thereto) and a certificate substantially in the form of Exhibit E (a “Section 8 Certificate”) or (y) a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto); or
(iii)in the case of a Non-Exempt Buyer that is organized under the laws of the United States, any State thereof, or the District of Columbia, a complete and executed U.S. Internal Revenue Service Form W-9 (or any successor forms thereto), including all appropriate attachments; or
(iv)in the case of a Non-Exempt Buyer that (x) is not organized under the laws of the United States, any State thereof, or the District of Columbia and (y) is treated as a corporation for U.S. federal income tax purposes, a complete and executed U.S. Internal Revenue Service Form W-8BEN (or any successor forms thereto) and a Section 8 Certificate; or

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(v)in the case of a Non-Exempt Buyer that (A) is treated as a partnership or other non-corporate entity, and (B) is not organized under the laws of the United States, any State thereof, or the District of Columbia, (x)(i) a complete and executed U.S. Internal Revenue Service Form W-8IMY (or any successor forms thereto) (including all required documents and attachments) and (ii) a Section 8 Certificate, and (y) without duplication, with respect to each of its beneficial owners and the beneficial owners of such beneficial owners looking through chains of owners to individuals or entities that are treated as corporations for U.S. federal income tax purposes (all such owners, “beneficial owners”), the documents that would be provided by each such beneficial owner pursuant to this Section if such beneficial owner were Buyer; or
(vi)in the case of a Non-Exempt Buyer that is disregarded for U.S. federal income tax purposes, the document that would be provided by its beneficial owner pursuant to this Section if such beneficial owner were Buyer; or
(vii)in the case of a Non-Exempt Buyer that (A) is not a United States person and (B) is acting in the capacity as an “intermediary” (as defined in U.S. Treasury Regulations), (x)(i) a U.S. Internal Revenue Service Form W-8IMY (or any successor form thereto) (including all required documents and attachments) and (ii) a Section 8 Certificate, and (y) if the intermediary is a “non-qualified intermediary” (as defined in U.S. Treasury Regulations), from each person upon whose behalf the “non-qualified intermediary” is acting the documents that would be provided by each such person pursuant to this Section if each such person were Buyer; or
(viii)If a payment made to Buyer under any Facility Document would be subject to U.S. federal withholding Tax imposed by FATCA, if Buyer fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), Buyer shall deliver to the Seller at the time or times prescribed by law and at such time or times reasonably requested by Seller such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Seller as may be necessary for Seller to comply with its obligations under FATCA and to determine that Buyer has complied with its obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (e)(viii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

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If Buyer has provided a form pursuant to clause (e)(i)(x) above and the form provided by Buyer either at the time Buyer first becomes a party to this Agreement or, with respect to a grant of a participation, at the effective date of such participation, indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be treated as Taxes other than “Non-Excluded Taxes” and shall not qualify as Non-Excluded Taxes unless and until Buyer provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate shall be considered Excluded Taxes solely for the periods governed by such form. If, however, on the date (after the Effective Date) a Person becomes an assignee, successor or participant to this Agreement, Buyer transferor was entitled to indemnification or additional amounts under this Section 8, then Buyer assignee, successor or participant shall be entitled to indemnification or additional amounts to the extent (and only to the extent), that Buyer transferor was entitled to such indemnification or additional amounts for Non-Excluded Taxes, and Buyer assignee, successor or participant shall be entitled to additional indemnification or additional amounts for any other or additional Non-Excluded Taxes.
(f)For any period with respect to which Buyer has failed to provide Seller with the appropriate form, certificate or other document described in subsection (e) of this Section 8 (other than if such failure is due to a change in any applicable Requirement of Law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided by Buyer), Buyer shall not be entitled to indemnification or additional amounts under subsection (a) or (c) of this Section 8 with respect to Non-Excluded Taxes imposed by the United States by reason of such failure; provided, however, that should Buyer become subject to Non-Excluded Taxes because of its failure to deliver a form, certificate or other document required hereunder, Seller shall take such steps as Buyer shall reasonably request, to assist Buyer in recovering such Non-Excluded Taxes.
(g)Without prejudice to the survival of any other agreement of Seller hereunder, the agreements and obligations of Seller contained in this Section 8 shall survive the termination of this Agreement. Nothing contained in this Section 8 shall require Buyer to make available any of its tax returns or any other information that it deems to be confidential or proprietary.
(h)Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, and relevant state and local income and franchise taxes, to treat the Transaction as indebtedness of Seller that is secured by the Purchased Assets and the Purchased Assets as owned by Seller for federal income tax purposes in the absence of a Default by Seller. All parties to this Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law.
Section 9.Security Interest; Buyer’s Appointment as Attorney-in-Fact.
(a)Security Interest. On each Purchase Date, Seller hereby sells, assigns and conveys to Buyer all right, title and interest in the Repurchase Assets (as defined below),

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including all of Seller’s Servicing Rights. Although the parties intend that all Transactions hereunder be sales and purchases and not loans (in each case, other than for accounting and tax purposes), in the event any such Transactions are deemed to be loans, and in any event, Seller, to the extent of its rights therein, hereby pledges to Buyer as security for the performance of the Obligations hereunder and hereby grants, assigns and pledges on the date hereof and on each Purchase Date, to Buyer a first priority security interest in Seller’s rights, title and interest in:
(i)the Purchased Assets, the Records related to the Purchased Assets, all Servicing Rights related to the Purchased Assets and the related Servicing Records, all rights of any Servicer to receive from any third party or to take delivery of any Servicing Records or other documents which constitute a part of the Asset File, all Take-Out Commitments, the Facility Documents (to the extent such Facility Documents and Seller’s rights thereunder relate to the Purchased Assets), any Property relating to any Purchased Asset or the related Mortgaged Property, all insurance policies and insurance proceeds relating to any Purchased Asset or the related Mortgaged Property, including any payments or proceeds under any related primary insurance or hazard insurance related to the Purchased Assets and FHA Mortgage Insurance Contracts, USDA guaranties and VA Loan Guaranty Agreements, all rights to payment of mortgage guaranties and insurance (issued by governmental agencies or otherwise), including FHA, USDA and VA claims, and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to any Purchased Asset and all claims and payments thereunder and all rights of Seller to receive from any third party or to take delivery of any of the foregoing, any Income relating to any Purchased Asset, the Collection Account and any other contract rights, accounts (including any interest of Seller in escrow accounts and trust accounts) and any other payments, rights to payment (including payments of interest or finance charges) and general intangibles to the extent that the foregoing relates to any Purchased Assets and any other assets relating to the Purchased Assets (including, without limitation, any other accounts) or any interest in the Purchased Assets, and any proceeds and distributions and any other property, rights, title or interests with respect to any of the foregoing, in all instances whether now owned or hereafter acquired, now existing or hereafter created and wherever located (collectively, the “Repurchase Assets”).
(ii)The grants of security interest set forth in this Section 9(a) are intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and Transactions hereunder as defined under Sections 101(47)(v) and 741(7)(xi) of the Bankruptcy Code.

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(b)Servicing Rights. Without limiting the generality of the foregoing, Seller grants, assigns and pledges to Buyer a first priority security interest in the Servicing Rights and the related Servicing Records, all rights of Seller to receive from any third party or to take delivery of any Servicing Records or other documents which constitute a part of the Asset File and proceeds related thereto, and, in all instances, whether now owned or hereafter acquired, now existing or hereafter created, including all of the Servicing Rights related to the Purchased Assets. The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and Transactions hereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code. Seller acknowledges and agrees that the Purchase Price paid in connection with any Purchased Assets purchased in any Transactions includes a mutually negotiated premium allocated to the portion of such Purchased Asset that constitutes the related Servicing Rights. The Servicing Rights and other servicing provisions under this Agreement are not severable from or to be separated from the Purchased Assets.
(c)Financing Statements. Seller hereby authorizes Buyer to file such financing statement or statements relating to the Repurchase Assets as Buyer, at its option, may deem reasonable and appropriate to protect Buyer’s interest therein and shall provide copies of any such financing statement or statements, and any amendments thereto, to Seller. Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 9.
(d)Buyer’s Appointment as Attorney in Fact. Seller hereby irrevocably constitutes and appoints Buyer and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, from time to time [***], for the purpose of carrying out the terms of this Agreement and to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, in each case, subject to the terms of this Agreement. Without limiting the generality of the foregoing, Seller hereby gives Buyer the power and right, on behalf of Seller without assent by, but with notice to, Seller, if an Event of Default shall have occurred and be continuing, to do the following:
(i)in the name of Seller or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Repurchase Assets and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any Repurchase Assets whenever payable;
(ii)to pay or discharge taxes and Liens levied or placed on or threatened against the Repurchase Assets; and

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(iii)(A) to direct any party liable for any payment under any Repurchase Assets to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct, including, without limitation, any payment agent with respect to any Repurchase Asset; (B) to send “goodbye” letters on behalf of Seller and any Servicer and Section 404 Notices; (C) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Repurchase Assets; (D) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Repurchase Assets; (E) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Repurchase Assets or any proceeds thereof and to enforce any other right in respect of any Repurchase Assets; (F) to defend any suit, action or proceeding brought against Seller with respect to any Repurchase Assets; (G) to settle, compromise or adjust any suit, action or proceeding described in clause (F) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; and (H) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Repurchase Assets as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and Seller’s expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Repurchase Assets and Buyer’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as Seller might do.
Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable. In addition to the foregoing, Seller agrees to execute a Power of Attorney, substantially in the form of Exhibit G hereto, to be delivered on the date hereof. In the event of any conflict between the terms of this Agreement and any Power of Attorney, the terms of this Agreement shall prevail. Seller and Buyer acknowledge that the Power of Attorney shall terminate on the date on which both (1) this Agreement is terminated and (2) all Obligations hereunder have been satisfied in full.
Seller also authorizes Buyer, if an Event of Default shall have occurred and is continuing, from time to time, to execute, in connection with any sale provided for in Section 16 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Repurchase Assets.
The powers conferred on Buyer hereunder are solely to protect Buyer’s interests in the Repurchase Assets and shall not impose any duty upon it to exercise any such powers. Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of

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such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Seller for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.
Section 10.Payment, Transfer And Remittance.
(a)Payments and Transfers of Funds. Unless otherwise mutually agreed in writing, all transfers of funds to be made by Seller hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer’s Account, not later than [***], on the date on which such payment shall become due (and each such payment made after such time shall be deemed to have been made on the next succeeding Business Day). Seller acknowledges that it has no rights of withdrawal from the foregoing account.
(b)Remittance of Purchase Price. On the Purchase Date for each Transaction, ownership of the Purchased Assets shall be transferred to Buyer or its designee against the simultaneous transfer of the Purchase Price to an account specified by Seller, simultaneously with the delivery to Buyer of the Purchased Assets relating to each Transaction. With respect to the Purchased Assets being sold by Seller on a Purchase Date, Seller hereby sells, transfers, conveys and assigns to Buyer or its designee, subject to the terms of this Agreement, all the right, title and interest of Seller in and to the Purchased Assets together with all right, title and interest in and to the proceeds of any related Repurchase Assets.
Section 11.Hypothecation or Pledge of Purchased Assets. Title to all Purchased Assets and Repurchase Assets shall pass to Buyer and Buyer shall have free and unrestricted use of all Purchased Assets and Repurchase Assets, subject to the terms of this Agreement. Nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Assets or Repurchase Assets or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Purchased Assets or Repurchase Assets; provided, that, prior to the occurrence of an Event of Default, Buyer shall provide [***]written notice to Seller; provided, further, that, prior to the occurrence of an Event of Default, Buyer shall not pledge, repledge, transfer, hypothecate, or rehypothecate the Purchased Assets or Repurchase Assets to a Disqualified Institution without first obtaining Seller’s prior written consent in its sole discretion; provided, however, that any sale, transfer, pledge, hypothecation or rehypothecation shall be made on a pro rata basis of the Purchased Assets and Repurchase Assets. In furtherance, and not by limitation of, the foregoing, it is acknowledged that each counterparty with which Buyer may engage in a transaction as contemplated hereunder is a repledgee as contemplated by Sections 9-207 and 9-623 of the UCC (and the relevant Official Comments thereunder).  Nothing contained in this Agreement shall obligate Buyer to segregate any Purchased Assets delivered to Buyer by Seller.
Section 12.Fees. Seller shall pay to Buyer, in immediately available funds, all fees and amounts due and owing as set forth in the Pricing Side Letter. Such payment shall be

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made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at such account designated by Buyer.
Section 13.Representations. Seller represents and warrants to Buyer that as of the Purchase Date of any Purchased Assets by Buyer from Seller and as of the date of this Agreement and any Transaction hereunder and at all times while the Facility Documents and any Transaction hereunder is in full force and effect:
(a)Acting as Principal. Seller will engage in such Transactions as principal (or, if agreed in writing in advance of any Transaction by the other party hereto, as agent for a disclosed principal).
(b)Solvency. Neither the Facility Documents nor any Transaction thereunder are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any of Seller’s creditors. The transfer of the Purchased Assets subject hereto is not undertaken with the intent to hinder, delay or defraud any of Seller’s creditors. Seller is not insolvent within the meaning of 11 U.S.C. Section 101(32)(A) of the Bankruptcy Code and the transfer and sale of the Purchased Assets pursuant hereto (i) will not cause Seller to become insolvent, (ii) will not result in any property remaining with Seller to be unreasonably small capital with which to engage in its business, and (iii) will not result in debts that would be beyond Seller’s ability to pay as same mature. Seller received reasonably equivalent value in exchange for the transfer and sale of the Purchased Assets subject hereto.
(c)No Broker.  Seller has not dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to this Agreement.
(d)Ability to Perform. Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in the Facility Documents to which it is a party on its part to be performed.
(e)Existence. Seller (i) is a limited liability company duly organized, validly existing under the laws of the State of Delaware, (ii) is in good standing under the laws of the State of Delaware, (iii) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business and to perform its obligations under the Facility Documents; and (iv) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where the failure to so qualify would not be reasonably likely to have a Material Adverse Effect.
(f)Financial Statements. Seller has heretofore furnished to Buyer a copy of its consolidated balance sheet and the consolidated balance sheets of LD Holdings Group LLC’s consolidated Subsidiaries for the fiscal year of the Seller ended December 31, 2025 (the “Financial Statement Date”) and the related consolidated statements of income and retained

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earnings and of cash flows for Seller and its consolidated Subsidiaries for such fiscal year, setting forth in each case the figures for the previous year, with the opinion thereon of an independent certified public accountant of recognized national standing, which is Ernst & Young LLP initially and (b) its consolidated balance sheet and the consolidated balance sheets of its consolidated Subsidiaries for the quarterly fiscal periods of Seller ended June 30, 2026 and the related consolidated statements of income and retained earnings and of cash flows for Seller and its consolidated Subsidiaries for such quarterly fiscal periods, setting forth in each case the figures for the previous year. All such financial statements are complete and correct and fairly present, in all material respects, the consolidated financial condition of Seller and its Subsidiaries and the consolidated results of their operations as at such dates and for the periods ended on such dates, all in accordance with GAAP applied on a consistent basis, subject, in the case of interim statements, to year-end adjustments and a lack of footnotes. Since the Financial Statement Date to the Effective Date, there has been no material adverse change in the consolidated business, operations or financial condition of Seller and its consolidated Subsidiaries taken as a whole from that set forth in said financial statements nor is Seller aware of any state of facts which (without notice or the lapse of time) could reasonably be expected to have a Material Adverse Effect. Seller does not have, on the date hereof, any material known liabilities, direct or indirect, fixed or contingent, matured or unmatured, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of the Seller except as heretofore disclosed to Buyer in writing.
(g)No Breach. Neither (a) the execution and delivery of the Facility Documents nor (b) the consummation of the transactions therein contemplated to be entered into by Seller in compliance with the terms and provisions thereof will conflict with or result in (i) a breach of the organizational documents of Seller, or (ii) a breach of any applicable law, rule or regulation, or (iii) a breach of any order, writ, injunction or decree of any Governmental Authority, or (iv) a breach of or default under any other material agreement or instrument to which either Seller is a party or by which it or any of its Property is bound or to which it is subject, or (v) the creation or imposition of any Lien (except for the Liens created pursuant to the Facility Documents) upon any Property of Seller or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.
(h)Action. Seller has all necessary limited liability company or corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Facility Documents to which it is a party; the execution, delivery and performance by Seller of each of the Facility Documents to which it is a party have been duly authorized by all necessary limited liability company or corporate or other, action on its part; and each Facility Document to which it is a party has been duly and validly executed and delivered by Seller.
(i)Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the

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execution, delivery or performance by Seller of the Facility Documents to which it is a party or for the legality, validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to the Facility Documents and any consents, approvals or authorizations that have been previously obtained.
(j)Enforceability. This Agreement and all of the other Facility Documents executed and delivered by Seller in connection herewith are legal, valid and binding obligations of Seller and are enforceable against Seller in accordance with their terms except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity.
(k)Material Adverse Effect. Since December 31, 2025, there has been no development or event nor, to Seller’s knowledge, any prospective development or event, which has had or could reasonably be expected to have a Material Adverse Effect.
(l)Agency Matters. (i) Seller is (a) approved by and in good standing with Fannie Mae as an approved lender, (b) approved by and in good standing with Freddie Mac as an approved seller/servicer, (c) an FHA Approved Mortgagee, (d) a VA Approved Lender, (e) an approved USDA lender, and (f) to the extent necessary, approved by the Secretary of HUD pursuant to Sections 203 and 211 of the National Housing Act, as amended (such collective approvals, as applicable, “Agency Approvals”), in each case, with no event having occurred or Seller having any reason to believe will occur, including, without limitation, a change in insurance coverage which would either make Seller unable to comply with the eligibility requirements for maintaining all such applicable approvals or require notification to or a waiver from any Agency, HUD, FHA, USDA or VA.
(m)No Default. No Default or Event of Default has occurred and is continuing.
(n)No Adverse Selection. Seller has not intentionally selected the Purchased Assets in a manner so as to adversely affect Buyer’s interests. For the avoidance of doubt, the fact that a Mortgage Loan is an S&D Mortgage Loan will not, by itself, result in a breach of this clause (n).
(o)Litigation. There are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending with respect to which the Seller has received service or process or, to Seller’s knowledge, threatened) or other legal or arbitrable proceedings affecting Seller or affecting any of the Property of any of them before any federal or state court or before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Facility Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim in an aggregate amount greater than $[***] (with respect to Seller) or $[***] (with respect to the REO Subsidiary) and is

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not covered by insurance, (iii)  individually or in the aggregate, if not cured or adversely determined, could be reasonably likely to have a Material Adverse Effect or constitute an Event of Default.
(p)Margin Regulations. The use of all funds acquired by Seller under this Agreement will not conflict with or contravene any of Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System as the same may from time to time be amended, supplemented or otherwise modified.
(q)Taxes.
(i)Seller and its Subsidiaries have timely filed all income tax returns and other material returns that are required to be filed by them and have timely paid all material amounts of Taxes prior to becoming delinquent, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. There are no Liens for Taxes, except for statutory Liens for Taxes not yet due and payable.
(ii)Seller is a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes that is wholly owned by a “United States person” (within the meaning of Section 7701(a)(30) of the Code) and is not and will not at any relevant time become an association, taxable mortgage pool or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. Seller is not subject to any Tax in any jurisdiction outside the United States. Seller is not subject to material Taxes based on net income or gross receipts imposed by a state or local taxing authority.
(r)Investment Company Act. Neither Seller nor any of its Subsidiaries is an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
(s)Purchased Assets.
(i)Seller has not assigned, pledged, or otherwise conveyed or encumbered any Purchased Asset, Mortgaged Property or other Repurchase Asset to any Person, other than Buyer, except for Liens to be released simultaneously with the sale to Buyer hereunder.
(ii)Immediately prior to the sale of a Purchased Asset to Buyer, Seller was the sole owner of such Purchased Asset and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the sale to Buyer hereunder.

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(iii)The provisions of this Agreement are effective to either constitute a sale of the Repurchase Assets owned by Seller to Buyer or to create in favor of Buyer a valid security interest in all right, title and interest of Seller in, to and under the Repurchase Assets owned by Seller.
(t)Chief Executive Office/Jurisdiction of Organization. On the Effective Date, Seller’s chief executive office is, and has been located, at 6561 Irvine Center Drive, Irvine, CA 92618. On the Effective Date, Seller’s jurisdiction of organization is Delaware.
(u)Location of Books and Records. The location where Seller keeps its books and records, including all computer tapes and records related to the Repurchase Assets, is its chief executive office.
(v)True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of Seller to Buyer in connection with the negotiation, preparation or delivery of this Agreement and the other Facility Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of Seller to Buyer in connection with this Agreement and the other Facility Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known, development or event that is known to Seller, nor to the knowledge of a Responsible Officer of Seller, after due inquiry, that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Facility Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Buyer for use in connection with the transactions contemplated hereby or thereby.
(w)ERISA. Each Plan is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and other Federal or State law.
(x)No Reliance. Seller has made its own independent decisions to enter into the Facility Documents and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Seller is not relying upon any advice from Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.
(y)Plan Assets. Neither Seller nor REO Subsidiary is an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the

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Code that is subject to Section 4975 of the Code, or an entity, including an insurance company separate account or general account, whose underlying assets include “plan assets” by reason of such an employee benefit plan’s or plan’s investment in the entity, and the Purchased Assets are not “plan assets” within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA, in Seller’s or REO Subsidiary’s hands, and transactions by or with Seller or REO Subsidiary are not subject to any state or local statute regulating investments of, or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.
(z)Regulatory Compliance. Seller has complied, and will continue to comply, with, in each case in material respects all Applicable Laws, including, without limitation, the Anti-Corruption Laws and the Anti-Money Laundering Laws; Seller has established an anti-money laundering compliance program as and to the extent required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the acquisition, origination and servicing of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws.
(aa)Sanctions Compliance. Seller confirms as a condition of this Agreement and warrants to Buyer that it will, and it will cause REO Subsidiary to, abide by all applicable economic sanctions laws and trade restrictions (collectively “Sanctions”). In particular, Seller represents and warrants that neither it, nor any of the Seller Parties or their respective Affiliates, officers, directors, partners, or members (i) is an entity or other person that: (a) appears on the “List of Specially Designated Nationals and Blocked Persons” (the “SDN List”) maintained by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”); (b) is operating in, organized in, a national of or ordinarily resident in a country or territory subject to comprehensive sanctions, currently including, Cuba, Iran, Syria, North Korea, and the Crimean, Donetsk and Luhansk regions of Ukraine (“Sanctioned Jurisdiction”); (c) is otherwise the target of any Sanctions, including but not limited to U.S. Executive Order 14024 issued on April 15, 2021, U.S. Executive Order 13662 issued on March 20, 2014 (“EO13224”), and any directives or designations issued pursuant thereto; or (d) is directly or indirectly owned 50% or more in the aggregate, or controlled by or acting for or on behalf of entities or other persons described in clauses (a) through (c), above (any and all entities or other persons described in clauses (a) through (d) above are “Prohibited Persons”); (ii) engaged or engages in any dealings or transactions with or involving any Prohibited Persons or Sanctioned Jurisdiction; and (iii) otherwise engaged or engages in any dealings or transactions in violation of Sanctions. Neither Seller nor any of its Subsidiaries, officers, directors, partners, or members shall be included on the SDN List.
(ab)Underwriting Guidelines. The Underwriting Guidelines (including for the sake of clarity any amendments, supplements or modifications thereto) provided to Buyer [***].

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(ac)Seller Financial Covenants. Seller is in compliance with each Seller Financial Covenant.
(ad)Indebtedness. REO Subsidiary has no Indebtedness (other than Indebtedness evidenced by this Agreement).
Section 14.Covenants of Seller. On and as of the date of this Agreement and each Purchase Date and on each day until the Obligations hereunder have been paid in full and this Agreement is no longer in force, Seller covenants as follows:
(a)Preservation of Existence; Compliance with Law. Seller shall
(i)preserve and maintain its legal existence;
(ii)(A) comply in all material respects with the requirements of all Applicable Laws, whether now in effect or hereafter enacted or promulgated by any applicable Governmental Authority (including, without limitation, all environmental laws), except where contested in good faith and by appropriate proceedings and with adequate reserves determined in accordance with GAAP established therefor and (B) not engage in any conduct or activity that could reasonably be expected to subject its assets to forfeiture or seizure; and
(iii)preserve and maintain all material rights, privileges, licenses, franchises, permits or other approvals necessary for Seller to conduct its business in all material respects and to perform its obligations under the Facility Documents.
(b)Taxes.
(i)Seller and its Subsidiaries shall timely file all income tax returns and other material tax returns that are required to be filed by it and shall timely pay all Taxes due Taxes prior to becoming delinquent, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided.
(ii)The Seller shall not become (i) an entity other than a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes that is wholly owned by a “United States person” (within the meaning of Section 7701(a)(30) of the Code), (ii) taxed as an association, taxable mortgage pool or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, (iii) subject to any Tax in any jurisdiction outside the United States, or (iv)

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subject to material Taxes based on net income or gross receipts imposed by a state or local taxing authority.
(c)Notice of Proceedings or Adverse Change. Seller shall give notice to Buyer as soon as practicable, but in any case, no more than [***], or as otherwise set forth below, after a Responsible Officer of Seller has actual knowledge of any of the following:
(i)the occurrence of any Default, Event of Default, Servicer Termination Event or Backup Servicer Termination Event;
(ii)any other event, circumstance or condition that has resulted or could reasonably be expected to result in a Material Adverse Effect;
(iii)any (a) default or event of default under any Indebtedness of Seller to the extent not waived or deemed not to exist after the application of any applicable waiver or cure period or (b) material non-routine investigation or regulatory action that is pending or threatened in writing by or against Seller in any federal or state court or before any Governmental Authority or any non-material non-routine investigation or regulatory action that is pending or threatened in writing by or against Seller in any federal or state court or before any Governmental Authority if such investigation or action, if adversely determined, would reasonably be expected to have a material adverse effect on the Seller or the Seller’s assets or operations;
(iv)no less than monthly, any non-routine investigation or regulatory action that is pending or threatened in writing by or against Seller in any federal or state court or before any Governmental Authority not otherwise reported to Buyer under clause (iii) above, which notice thereof shall be provided in the Officer’s Compliance Certificate;
(v)any litigation or proceeding that is pending or threatened in writing against Seller or REO Subsidiary in which the amount involved exceeds (a) $[***] against Seller or $[***] against REO Subsidiary and is not covered by insurance, or which, if adversely determined, would reasonably be expected to have a Material Adverse Effect and (b) any litigation or proceeding that is pending or threatened in writing in connection with any of the Repurchase Assets, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;
(vi)notice or knowledge that the Seller, for any reason, ceases to possess any Agency Approvals required to service the Mortgage

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Loans, or should notification to the relevant Agency or to HUD, FHA, USDA or VA be required which might reasonably be expected to affect any of Seller’s Agency Approvals; provided, that notwithstanding the preceding, the Seller shall take all necessary action to maintain all of its applicable Agency Approvals at all times during the term of this Agreement and each outstanding Transaction; and
(vii)as soon as reasonably possible ([***]), notice of any of the following events:
(A)a material and adverse change in the insurance coverage of Seller or REO Subsidiary, with a copy of evidence of same attached;
(B)any material change in accounting policies or financial reporting practices of Seller or REO Subsidiary;
(C)the termination or non-renewal of any other debt facilities of the Seller in excess of $[***], except for the termination of any debt facility in accordance with its terms at the end of its tenure, which notice thereof shall be provided in the Officer’s Compliance Certificate;
(D)upon receipt of notice or knowledge of any Lien or security interest (other than security interests created hereby or under any other Facility Document) on, or claim asserted against, any of the Repurchase Assets;
(E)after Seller or REO Subsidiary has obtained knowledge of any fact that could reasonably be the basis of any Purchased Asset Issue with respect to a Purchased Asset, notice identifying the related Purchased Asset with respect to which such Purchased Asset Issue exists and detailing the cause of such potential Purchased Asset Issue; or
(F)upon any Seller becoming aware of any Control Failure with respect to a Purchased Asset that is an eNote Loan.
(i)Promptly, but no later than [***] after Seller receives any of the same, deliver to Buyer a true, complete, and correct copy of any schedule, report, notice, or any other document that Seller believes in its good faith discretion, would be material to Buyer or Buyer’s interest in the Repurchase Assets (other than notices delivered in the

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ordinary course of business or documents having no material impact on the value of the Repurchase Assets) received by Seller from any Person pursuant to, or in connection with, any of the Repurchase Assets;
(ii)Promptly, but no later than [***] after Seller or REO Subsidiary receives notice of the same, any Purchased Asset submitted for a potential Optional Repurchase (whole loan or securitization) under a bailee letter, and which was rejected for purchase; or
(iii)as soon as reasonably possible, and in any event within [***] after a Responsible Officer of Seller has knowledge of the occurrence of any ERISA Event of Termination, stating the particulars of such ERISA Event of Termination in reasonable detail.
(d)Reporting. Seller shall furnish to Buyer:
(i)As soon as available and in any event within forty (40) calendar days after the end of each calendar month, the unaudited balance sheet of Seller, as at the end of such period and the related unaudited consolidated statements of income for Seller, including changes in shareholders’ equity (or its equivalent) for such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of Seller, which certificate shall state that said consolidated financial statements or financial statements, as applicable, fairly present in all material respects the consolidated financial condition or financial condition, as applicable, and results of operations of Seller in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments);

(ii)As soon as available and in any event within forty (40) calendar days after the end of each calendar quarter, the unaudited cash flow statements of Seller, as at the end of such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of Seller, which certificate shall state that said consolidated financial statements or financial statements, as applicable, fairly present in all material respects the consolidated financial condition or financial condition, as applicable, and results of operations of Seller in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments);

(iii)As soon as available and in any event within ninety (90) days after the end of each fiscal year of Seller, the balance sheet of Seller, as at the end of such fiscal year and the related consolidated

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statements of income and retained earnings and of cash flows for Seller and changes in shareholders’ equity (or its equivalent) for such year, setting forth in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion and the scope of audit shall be acceptable to Buyer in its sole discretion, shall have no “going concern” qualification and shall state that said consolidated financial statements or financial statements, as applicable, fairly present the consolidated financial condition or financial condition, as applicable, and results of operations of Seller as at the end of, and for, such fiscal year in accordance with GAAP;
(iv)Such other prepared statements that Buyer may reasonably request;
(v)Quarterly, or simultaneously with the financial statements to be delivered pursuant to subsection (ii) above, an officer’s certificate of covenant compliance of Seller (each an “Officer’s Compliance Certificate”) certifying that the related Financial Statements are true and correct in all material respects, substantially in the form set forth in Schedule 3 of the Pricing Side Letter;
(vi)On or prior to each Reporting Date, a monthly servicing tape and remittance report of the applicable Servicer and facility activities, in form and substance reasonably acceptable to Buyer, which servicing tape will typically consist of (A) Purchased Assets performance data, including, without limitation, delinquency reports and defect information, broken down by product (i.e., delinquency, foreclosure and net charge off reports) and (B) electronically, in a format mutually acceptable to Buyer and Seller, servicing information, including, without limitation, those fields reasonably requested by Buyer from time to time, on a loan by loan basis and in the aggregate, with respect to the Purchased Assets serviced by such Servicer for the month (or any portion thereof) prior to the Reporting Date. In addition to the foregoing information on each Reporting Date, Seller will furnish to Buyer such information upon the occurrence and continuation of an Event of Default;
(vii)Any other material agreements, correspondence, documents, modeling supplements or other information not included in an Underwriting Package which is related to the Purchased Assets, as soon as possible after the discovery thereof by the applicable Servicer; and

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(viii)Promptly, from time to time, such other information regarding the business affairs, operations and financial condition of Seller as Buyer may reasonably request.
(e)Visitation and Inspection Rights. Seller shall and shall cause REO Subsidiary, Approved Originator and Servicer to permit Buyer to inspect, examine and to discuss with REO Subsidiary, Servicer and Approved Originators’ officers the affairs, business, finances, and accounts of REO Subsidiary, each Approved Originator, each Servicer, the Repurchase Assets, and each such Person’s books and records, and to make abstracts or reproductions thereof and to duplicate, reduce to hard copy or otherwise use any and all computer or electronically stored information or data, in each case, (i) during normal business hours, (ii) upon reasonable notice (provided, that upon the occurrence of an Event of Default, no notice shall be required), and (iii) at the expense of Seller.
(f)Reimbursement of Expenses. On the date of execution of this Agreement, Seller shall reimburse Buyer for all expenses (including legal fees) incurred by Buyer on or prior to such date, subject to the Expense Cap. From and after such date, Seller shall promptly reimburse Buyer for all expenses as the same are incurred by Buyer and within [***] of the receipt of invoices therefor.
(g)Further Assurances.
(i)Seller shall, and shall cause each REO Subsidiary to, execute and deliver to Buyer all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that Buyer may reasonably request, in order to effectuate the transactions contemplated by this Agreement and the Facility Documents or, without limiting any of the foregoing, to grant, preserve, protect and perfect the validity and first-priority of the security interests created or intended to be created hereby. Seller shall, and shall cause REO Subsidiary to, do all things necessary to preserve the Repurchase Assets so that they remain subject to a first priority perfected security interest hereunder.
(ii)If Buyer shall reasonably request, specifying the reasons for such request, reasonable information, and/or written responses to such requests, regarding the financial well-being of any Seller Party (including but not limited to any information regarding any repurchase and indemnity requests or demands made upon any Seller Party or their Affiliates by any third party investors), Seller shall provide or cause to be provided such reasonable information and/or responses within [***] of Buyer’s request.

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(h)True and Correct Information. All information, reports, exhibits, schedules, financial statements or certificates of Seller and REO Subsidiary or any of their officers furnished to Buyer hereunder or under any other Facility Document and during Buyer’s diligence of Seller and REO Subsidiary are and will be true, accurate and complete in all material respects and will not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. All required financial statements, information and reports delivered by Seller or REO Subsidiary to Buyer pursuant to this Agreement shall be prepared in accordance with GAAP, or in connection with SEC filings, if any, the appropriate SEC accounting requirements.
(i)Collection Account Control Agreement. Seller shall have established the Collection Account and delivered to Buyer the Collection Account Control Agreement duly executed by the parties thereto.
(j)Seller Financial Covenants. The Seller shall comply with the Seller Financial Covenants set forth in the Pricing Side Letter.
(k)No Adverse Selection. Seller shall not intentionally select Eligible Assets to be sold to Buyer hereunder so as to adversely affect Buyer’s interests. For the avoidance of doubt, the fact that a Mortgage Loan was originated with certain errors or deficiencies disclosed to Buyer in writing prior to the related Purchase Date will not, by itself, result in a breach of this clause (k).
(l)Investment Company Act. Neither Seller nor any of its Subsidiaries shall be an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
(m)Insurance. Seller shall continue to maintain Fidelity Insurance in an aggregate amount at least equal to [***]. Seller shall maintain Fidelity Insurance in respect of its officers, employees and agents, with respect to any claims made in connection with all or any portion of the Repurchase Assets.
(n)Books and Records. Seller shall, and shall cause each REO Subsidiary to, to the extent practicable, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Repurchase Assets in the event of the destruction of the originals thereof), and keep and maintain or obtain, as and when required, all documents, books, records and other information reasonably necessary or advisable for the collection of all Repurchase Assets.
(o)Illegal Activities. Seller shall not engage in any conduct or activity that could subject its assets to forfeiture or seizure.

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(p)Material Change in Business. Seller shall not make any material change in the nature of its business other than the businesses of the type carried on at the date hereof and businesses reasonably related, complementary, ancillary or incidental thereto.
(q)Limitation on Dividends and Distributions. Following the occurrence and during the continuation of an Event of Default or if an Event of Default would result therefrom, Seller shall not make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity interest of Seller, whether now or hereafter outstanding, or make any other distribution or dividend in respect of any of the foregoing or to any shareholder or equity owner of Seller, either directly or indirectly, whether in cash or property or in obligations of Seller or any of Seller’s consolidated Subsidiaries, except that notwithstanding the foregoing, Seller shall be permitted at all times (regardless of whether or not an Event of Default exists) to make Tax Distributions.
(r)Disposition of Assets; Liens. (i) Seller shall not cause or permit any of the Purchased Assets or any other Repurchase Assets to be sold, pledged, assigned or transferred except in compliance with the applicable Facility Documents; (ii) Seller shall not create, incur, assume or suffer to exist any mortgage, pledge, Lien, charge or other encumbrance of any nature whatsoever on any of the Purchased Assets or any other Repurchase Assets, whether real, personal or mixed, now or hereafter owned, other than Liens in favor of Buyer; and (iii) Seller shall not create, incur, assume or suffer to exist any mortgage, pledge, Lien, charge or other encumbrance of any nature whatsoever (other than as required by the Facility Documents) on all of its assets pursuant to a blanket lien, whether real, personal or mixed, now or hereafter owned.
(s)Transactions with Affiliates. Seller shall not enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of property or assets or the rendering or accepting of any service with any Affiliate, unless such transaction is (a) not otherwise prohibited in this Agreement, (b) in the ordinary course of Seller’s business, and (c) upon fair and reasonable terms no less favorable to Seller than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate; provided that this Section 14(s) shall not prohibit any Subsidiary of Seller from making any dividend or distribution to Seller or Seller from making any dividend or distribution permitted under Section 14(r).
(t)ERISA Matters. Neither Seller nor REO Subsidiary shall be an employee benefit plan as defined in Section 3 of Title I of ERISA that is subject to Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code and neither Seller nor REO Subsidiary shall use “plan assets” within the meaning of 29 CFR § 2510.3 101, as amended by Section 3(42) of ERISA to engage in this Agreement or any Transaction hereunder. Transactions to or with Seller or REO Subsidiary shall not be subject to any state or local statute regulating investments of or fiduciary obligations with respect to governmental plans within the meaning of section 3(32) of ERISA.

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(u)Consolidations, Mergers and Sales of Assets. Seller shall not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person other than as contemplated by the Facility Documents, in each case without the prior written consent of Buyer; provided, however, Seller may, without the prior written consent of Buyer, and provided that an Event of Default is not existing and will not occur as a result thereof; (i) merge or consolidate with any Person if Seller is the surviving and controlling party and (ii) in the ordinary course of Seller’s mortgage banking business, sell equipment that is uneconomic or obsolete and acquire mortgage loans for resale and sell mortgage loans, mortgage servicing rights and mortgage related securities.
(v)Facility Documents. Seller shall not permit the amendment or modification of, the waiver of any event of default under, or the termination of any Facility Document without Buyer’s prior written consent. Seller shall not waive (or direct the waiver of) the performance by any party to any Facility Document of any action, if the failure to perform such action would adversely affect any Seller Party, any Purchased Assets in any material respect, nor has any such Person waived (or has directed the waiver of) any default resulting from any action or inaction by any party.
(w)Underwriting Guidelines. Upon Buyer’s request, Seller shall deliver to Buyer an updated copy of the Underwriting Guidelines as in effect as of the date of such request to the e-mail address: [***].
(x)Servicing. Seller hereby agrees that it shall not permit any Person to (i) service or (ii) otherwise employ any subservicer or successor servicer in connection with the servicing of, in each case, any of the Purchased Assets, without the prior written consent of Buyer which shall not be unreasonably withheld.
(y)BPOs. For [***], Seller shall obtain (or cause the applicable Servicer to obtain) and deliver to Buyer, at Seller’s cost, a BPO (or if acceptable to Buyer [***], an AVM) with respect to such Mortgage Loan or Contributed REO Property. In addition, Buyer shall have the right to obtain updated BPOs with respect to any Purchased Asset or Contributed REO Property (a) at Seller’s cost,  at any time after the occurrence of, and during the continuation of, an Event of Default, and (b) at any time, at Buyer’s cost, [***].
(z)Hedging; Cross Netting Agreement. (i) If requested by Buyer, Seller shall implement an appropriate hedging strategy for the Purchased Loans, [***], during the term of this Agreement, and (ii) Seller shall permit netting and set-off rights to the Buyer pursuant to the Cross Netting Agreement.
(aa)Special Purpose Entity. Unless otherwise consented to by Buyer in writing, and except as permitted by the Facility Documents, REO Subsidiary shall be a Special Purpose Entity that shall (a) own no assets, and will not engage in any business, other than the assets and transactions specifically contemplated by the Facility Documents; (b) not incur any

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Indebtedness or obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than pursuant to the Facility Documents; (c) not make any loans or advances to any Affiliate or third party other than pursuant to the Facility Documents, and shall not acquire obligations or securities of REO Subsidiary’s Affiliates; (d) pay its debts and liabilities (including, as applicable, shared personnel expenses and overhead expenses) only from its own assets; (e) comply in all material respects with the provisions of its organizational documents; (f) do all things reasonably necessary to observe organizational formalities and to preserve its existence, and not materially amend, modify or otherwise change its organizational documents, or suffer same to be amended, modified or otherwise changed, without Buyer’s prior written consent which shall not be unreasonably withheld; (g) maintain all of its books, records and financial statements separate from those of its Affiliates (except that such financial statements may be to the extent consolidation is required under GAAP, consolidated with Seller or as a matter of applicable law; provided, that (i) appropriate notation shall be made on such financial statements if prepared to indicate the separateness of REO Subsidiary from such Affiliate and to indicate that REO Subsidiary’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (ii) such assets shall also be listed on REO Subsidiary’s own separate balance sheet if prepared and (iii) REO Subsidiary shall file its own tax returns if filed, except to the extent consolidation is required or permitted under applicable law); (h) be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity , shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of the other; (i) not enter into any transactions with any Affiliates except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s length transaction; (j) maintain adequate capital (as applicable) in light of its contemplated business purpose, transactions and liabilities (with no obligation to make capital contributions); (k) not engage in or suffer any dissolution, winding up, liquidation, consolidation or merger or transfer all or substantially all of its properties and assets to any Person (except as contemplated herein); (l) not commingle its funds or other assets with those of any other Person and shall maintain its properties and assets in such manner that it would not be costly or difficult to identify, segregate or ascertain its properties and assets from those of others; (m) not institute against, or join any other Person in instituting against REO Subsidiary, any proceedings of the type referred to in the definition of “Insolvency Event” hereunder or seek to substantively consolidate REO Subsidiary in connection with any Insolvency Event with respect to Seller; (n) will not hold itself out to be responsible for the debts or obligations of any other Person; (o) not form, acquire or hold any Subsidiary or own any equity interest in any other entity; (p) use separate stationery, invoices and checks bearing its own name; (q) allocate fairly and reasonably any overhead for shared office space and services performed by an employee of any Affiliate; and (r) not pledge its assets to secure the obligations of any Person except as contemplated hereunder or under any other Facility Document.
(ab)No Division/Series Transactions. Notwithstanding anything to the contrary contained in this Agreement or any other Facility Document, no Seller Party shall enter into (or agree to enter into) any Division/Series Transaction, or permit any of its Subsidiaries to

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enter into (or agree to enter into), any Division/Series Transaction and (ii) none of the provisions in this Agreement nor any other Facility Document, shall be deemed to permit any Seller Party or any of their Subsidiaries to enter into (or agree to enter into) any Division/Series Transaction.
(ac)Certain Matters Relating to the DART System and the Provenance Blockchain.
(i)Seller shall ensure that:
(A) for each DART Mortgage Loan subject to a Transaction, Seller will be designated in the DART System as the “Owner” of each such Mortgage Loan and the Buyer will be designated therein as the “Secured Party” with respect to any such Mortgage Loan in the DART System while any such DART Mortgage Loan remains subject to a Transaction hereunder;
(B) for each DART Mortgage Loan subject to a Transaction, without Buyer’s prior written consent, no Person other than the WSFS Custodian shall be designated therein as the “Controller” or “Administrator” and no Person other than the Buyer shall be designated therein as the “Secured Party” with respect to any such Mortgage Loan in the DART System;
(C) for each DART Mortgage Loan subject to a Transaction, the ownership record of such DART Mortgage Loan shall be registered on the Provenance Blockchain, and without Buyer’s prior written consent, no Person other than the WSFS Custodian shall have access or control permissions via the Provenance Blockchain to initiate an action that may alter the “Secured Party” with respect to any such Mortgage Loan in the DART System;
(D) the identification (including the private key, ULI, UUID and/or hash) for each such Purchased Asset will remain unchanged from those provided to Buyer prior to acceptance by Buyer of the proposed Transaction with respect to such Purchased Asset; and
(E)Seller shall ensure that Figure as Servicer will take such actions as are necessary in order to ensure that the matters set forth in clauses (A) through (E) remain true and correct at all times, including by undertaking proof of work as proposer for corrective entries, and providing sufficient gas for

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confirmation of work by validators necessary to achieve the requisite consensus and publication of the related block(s) to all nodes.
(ii)The Seller covenants and agrees that the Seller is and shall remain at all times a member of DART System in good standing.
(iii)The Seller shall provide the Buyer and the applicable Custodian with the Universal Unique Identification Number for each DART Mortgage Loan sold to the Buyer for which DCM is the mortgagee of record, and any other identifiers needed to track the DART Mortgage Loans in the DART System pursuant to the DART Procedures Manual.
(iv)Seller shall ensure that Figure as Servicer will take such actions:
(A) as are necessary to permit the WSFS Custodian to access the Provenance Blockchain in accordance with the WSFS Custodial Agreement; and
(B) as are necessary to maintain, repair, upgrade and otherwise keep available, the DART System and any nodes under the control of Figure or its affiliates that are connected to the Provenance Blockchain, together with all back-end hardware, firmware, software, systems and personnel (whether employees, contractors or vendors) necessary to operate the foregoing.
(ad)Backup Servicing Agreement.
(i)If a Backup Servicer Trigger Event has occurred, Seller shall (A) identify a Backup Servicer [***].
(ii)Subject to the requirements set forth in clause (iv) below, Seller shall deliver to Buyer a Backup Servicing Agreement, duly executed by the parties thereto, [***].
(iii)Seller shall enter into such amendments to this Agreement and the other Facility Documents as the Buyer may reasonably request in connection with the appointment of the Backup Servicer.
(iv)[***].

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Section 15.Events of Default. If any of the following events (each an “Event of Default”) occur, Seller and Buyer shall have the rights set forth in Section 16, as applicable:
(a)Payment Default. (i) Seller fails to make any payment of (A) Repurchase Price (other than Price Differential) when due, whether by acceleration, mandatory repurchase or otherwise, (B) Price Differential [***], under the terms of the Facility Documents or (C) Margin Deficit when due, under the terms of the Facility Documents or (ii) Seller fails to make any payment of any sum (other than Repurchase Price, Price Differential or Margin Deficit) [***]under the terms of the Facility Documents [***]; or
(b)Immediate Representation and Warranty Default. Any representation, warranty or certification made or deemed to be made by Seller contained in any of [***] in each case, of this Agreement shall be determined by Buyer to have been untrue or misleading in any respect as of the time made or furnished; or
(c)Additional Representation and Warranty Defaults. Any representation or warranty or certification made or deemed to be made herein or in any other Facility Document (and not identified in clause (b) of this Section 15) by Seller or REO Subsidiary or any certificate furnished to Buyer pursuant to the provisions hereof or thereof or any information with respect to the Purchased Assets furnished in writing by or on behalf of Seller or REO Subsidiary shall be determined by Buyer to have been untrue or misleading in any respect as of the time made or furnished (other than the representations and warranties set forth in Schedule 1-A, Schedule 1-B, Schedule 1-C, Schedule 1-D or Schedule 1-E hereof; unless (A) a Seller Party shall have made any such representations and warranties with actual knowledge that they were materially false or misleading at the time made or (B) any such representations and warranties have been determined [***] to be materially false or misleading on a regular basis), and if such default is reasonably expected to be cured or remedied as determined [***], such failure shall continue uncured or unremedied for more than [***]; provided that in the case of any representation and warranty contained in [***], a breach shall be deemed not capable of being remedied or cured to the extent that (1)(x) such information was given or withheld with knowledge by a Responsible Officer of a Seller Party that it was false or misleading in any material respect or (y) such information that was false or misleading in any material respect was delivered or withheld on a regular basis; or (2) Buyer determines [***] that such information or the failure to provide such information adversely affected Buyer’s determination to enter into this Agreement or Transactions with any Seller Party; or
(d)Immediate Covenant Default. The failure of Seller or REO Subsidiary to perform, comply with or observe any term, covenant or agreement applicable to such Seller Party contained in any of [***] in each case, of this Agreement; or
(e)Additional Covenant Defaults. Seller or REO Subsidiary shall fail to observe or perform any other covenant or agreement contained in the Facility Documents (and not identified in clause (d) of this Section 15), and if such default is reasonably expected to be

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cured or remedied as determined by Buyer [***], such failure shall continue uncured or unremedied for more than [***]; provided that in the case of any covenant contained in [***] of this Agreement, a breach shall be deemed not capable of being remedied or cured to the extent that (1)(x) such information was given or withheld with knowledge by a Responsible Officer of a Seller Party that it was false or misleading in any material respect or (y) such information that was false or misleading in any material respect was delivered or withheld on a regular basis; or (2) Buyer determines [***] that such information or the failure to provide such information adversely affected Buyer’s determination to enter into this Agreement or Transactions with any Seller Party; or
(f)Judgments. A judgment or judgments for the payment of money in excess of (i) [***] in the aggregate shall be rendered against REO Subsidiary, or (ii) [***] in the aggregate shall be rendered against Seller, in each case by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be paid (including by insurance), satisfied, vacated, discharged (or provision made for such discharge sufficient to prevent execution of any such judgment), or stayed, within [***] after their entry; or
(g)Cross-Default. Seller or REO Subsidiary shall be in default beyond any applicable grace period (A) under any other Indebtedness that, with respect to Seller, is greater than [***] of Seller or REO Subsidiary, as applicable, which default (i) involves the failure to pay a material matured obligation or (ii) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such agreement or Indebtedness, (B) in making any payment when due under, or performing any other obligation under, any other Indebtedness, financing, hedging, security or other agreement or contract between Seller or REO Subsidiary or any of their respective Affiliates, on the one hand, and Buyer or any Affiliate of Buyer on the other or (C) under the loanDepot MSR Facility; or
(h)Insolvency Event. An Insolvency Event shall have occurred with respect to Seller or REO Subsidiary; or
(i)Enforceability. For any reason (i) Seller, REO Subsidiary or any Affiliate thereof shall contest the validity, enforceability, perfection or priority of any Lien granted pursuant to the Facility Documents, (ii) any Person (other than Buyer) contests the validity, enforceability, perfection or priority of any Lien granted pursuant thereto and Seller fails take commercially reasonable action to contest such contesting Person, (iii) Seller, REO Subsidiary or any Affiliate thereof shall seek to disaffirm, terminate, limit, challenge, repudiate or reduce its obligations under any Facility Document in whole or in part, or (iv) any Facility Document at any time shall fail to be in full force and effect in all material respects in accordance with its terms or shall not be enforceable in all material respects in accordance with its terms against Seller, REO Subsidiary, or any Affiliate thereof; or
(j)Liens. Seller, REO Subsidiary or any of their respective Affiliates shall grant, or suffer to exist, any Lien on any Repurchase Asset (except any Lien in favor of Buyer)

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or Buyer for any reason ceases to have a valid, first priority security interest in any of the Repurchase Assets and Seller shall fail to repurchase all such affected Purchased Assets then subject to outstanding Transactions on or before [***]; or
(k)Material Adverse Effect. A Material Adverse Effect shall occur and shall not be waived in writing by Buyer; or
(l)Change in Control. A Change in Control shall have occurred without the prior written consent of Buyer and Seller shall have failed to repurchase all Purchased Assets then subject to outstanding Transactions on or before such Change in Control taking effect; or
(m)Inability to Perform. Any Responsible Officer of Seller or REO Subsidiary shall admit its inability to, or its intention not to, perform any of its obligations under the Facility Documents to which it is a party; or
(n)Failure to Transfer. Seller fails to transfer the Purchased Assets to Buyer on or prior to the applicable Purchase Date (provided that Buyer has tendered the related Purchase Price); or
(o)Government Action. Any Governmental Authority or any person, agency or entity acting or purporting to act under Governmental Authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of Seller or REO Subsidiary or shall have taken any action to displace the management of Seller or REO Subsidiary or to curtail its authority in the conduct of the business of Seller or REO Subsidiary, or takes any action in the nature of enforcement to remove, limit or restrict the approval of Seller as an issuer, buyer or a seller of Mortgage Loans or securities backed thereby and such action shall not have been discontinued or stayed within [***]; or
(p)Assignment. Any assignment or attempted assignment by any Seller Party of this Agreement or any other Facility Document or any rights hereunder or thereunder without first obtaining the specific written consent of Buyer; or
(q)Financial Statements. Seller’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein are qualified or limited by reference to the status of Seller as a “going concern” or a reference of similar import; or
(r)Servicer Termination. A Servicer Termination Event shall have occurred; provided, that with respect to a Servicer Termination Event for any Servicer other than loanDepot.com, LLC, it shall only be an Event of Default if Seller shall fail to appoint and transfer the servicing of the related Mortgage Loans to a successor Servicer that is [***] to Buyer within [***] of such Servicer Termination Event; or

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(s)Backup Servicer. A Backup Servicer Trigger Event shall occur, and Seller has not delivered to Buyer a fully executed Backup Servicing Agreement in form and substance satisfactory to Buyer [***] in accordance with the timeframe set forth in Section 14(dd).
Section 16.Remedies.
(a)If an Event of Default occurs, the following rights and remedies are available to Buyer; provided, that an Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing:
(i)At the option of Buyer, exercised by written notice to Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Insolvency Event of any Seller Party), the Repurchase Date for each Transaction hereunder, if it has not already occurred, shall be deemed immediately to occur (the date on which such option is exercised or deemed to have been exercised being referred to hereinafter as the “Accelerated Repurchase Date”).
(ii)If Buyer exercises or is deemed to have exercised the option referred to in subsection (a)(i) of this Section,
(A) Seller’s obligations in such Transactions to repurchase all Purchased Assets, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subsection (a)(i) of this Section, (1) shall thereupon become immediately due and payable, (2) all Income paid after such exercise or deemed exercise shall be retained by Buyer and applied in accordance with Section 5(c), and (3) Seller shall immediately deliver to Buyer any and all Purchased Assets subject to such Transactions then in Seller’s or the applicable Servicer’s possession or control, including Purchased Assets; and
(B) to the extent permitted by applicable law, the Repurchase Price with respect to each such Transaction (determined as of the Accelerated Repurchase Date) shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the date of the exercise or deemed exercise of such option to but excluding the date of payment of the Repurchase Price as so increased, (x) the Post-Default Rate in effect following an Event of Default to (y) the Repurchase Price for such

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Transaction as of the Repurchase Date as determined pursuant to subsection (a)(i) of this Section.
(iii)Upon the occurrence of one or more Events of Default, Buyer shall have the right to obtain physical possession of all files of Seller relating to the Purchased Assets and the Repurchase Assets and all documents relating to the Purchased Assets and the Repurchase Assets related thereto which are then or may thereafter come in to the possession of Seller or any third party acting for Seller and Seller shall deliver to Buyer such assignments as Buyer shall request. Buyer shall be entitled to specific performance of all agreements of Seller contained in any Facility Documents.
(iv)If such Mortgage Loan is a DART Mortgage Loan, use an online portal to require, or directly contact and require Seller or Figure as Servicer to obtain from the DART Electronic Agent (or DCM), and deliver to Buyer or to its order, a duly completed and executed original “wet-ink” assignment of mortgage in blank for each DART Mortgage Loan within [***] of such demand.
(v)Upon the occurrence of an Event of Default, Buyer, or Buyer through its Affiliates or designees, may (A) immediately sell, without demand or further notice of any kind, at a public or private sale at such price or prices as Buyer may deem satisfactory any or all of the Purchased Assets and Repurchase Assets or (B) in [***] elect, in lieu of selling all or a portion of such Purchased Assets and Repurchase Assets, to retain such Purchased Assets and Repurchase Assets and give Seller credit for such Purchased Assets and Repurchase Assets in an amount equal to the Market Value of the related Mortgage Loans (as determined and adjusted by Buyer [***], giving such weight to the Market Value or outstanding principal balance of such Mortgage Loan as Buyer deems appropriate) against the aggregate unpaid Repurchase Price for such Purchased Assets and Repurchase Assets and any other Obligations owing by Seller under the Facility Documents. The proceeds of any disposition of Purchased Assets and Repurchase Assets effected pursuant to the foregoing shall be applied as determined by Buyer.
(vi)Seller shall be liable to Buyer for (A) the amount of all actual expenses, including documented legal fees and expenses, actually incurred by Buyer in connection with or as a consequence of an Event of Default, (B) all actual costs incurred in connection with covering transactions or hedging transactions, (C) any marketing or sales fee(s) charged by Buyer or an Affiliate in connection with marketing and selling

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the Repurchase Assets, and (D) any other actual loss, damage, cost or expense arising or resulting from the occurrence of an Event of Default.
(vii)Promptly upon Buyer’s request, Seller shall provide, at Seller’s cost, an updated Appraisal for each Purchased Asset.
(viii)Buyer shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.
(b)Seller acknowledges and agrees that (A) in the absence of a generally recognized source for prices or bid or offer quotations for any Purchased Assets and Repurchase Assets, Buyer may establish the source therefor [***] and (B) all prices, bids and offers shall be determined together with accrued Income. Seller recognizes that it may not be possible to purchase or sell all of the Purchased Assets and Repurchase Assets on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Assets and Repurchase Assets may not be liquid at such time. In view of the nature of the Purchased Assets and Repurchase Assets, Seller agrees that liquidation of a Transaction or the Purchased Assets and Repurchase Assets does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Buyer may elect, in its sole discretion, the time and manner of liquidating any Purchased Assets and Repurchase Assets, and nothing contained herein shall (A) obligate Buyer to liquidate any Purchased Assets or Repurchase Assets on the occurrence and during the continuance of an Event of Default or to liquidate all of the Purchased Assets or Repurchase Assets in the same manner or on the same Business Day or (B) constitute a waiver of any right or remedy of Buyer. Buyer may exercise one or more of the remedies available hereunder immediately upon the occurrence of an Event of Default and at any time thereafter without notice to Seller. All rights and remedies arising under this Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.
(c)Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives any defense (other than a defense of payment or performance) Seller might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Repurchase Assets, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.
(d)Without limiting the rights of Buyer hereto to pursue all other legal and equitable rights available to Buyer for Seller’s failure to perform its obligations under this Agreement, Seller acknowledges and agrees that the remedy at law for any failure to perform

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obligations hereunder would be inadequate and Buyer shall be entitled to specific performance, injunctive relief, or other equitable remedies in the event of any such failure. The availability of these remedies shall not prohibit Buyer from pursuing any other remedies for such breach, including the recovery of monetary damages.
(e)Buyer shall have, in addition to its rights and remedies under the Facility Documents, all of the rights and remedies provided by applicable federal, state, foreign, and local laws (including, without limitation, if the Transactions are recharacterized as secured financings, the rights and remedies of a secured party under the UCC of the State of New York, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Buyer and Seller. Without limiting the generality of the foregoing, Buyer shall be entitled to set off the proceeds of the liquidation of the Purchased Assets and Repurchase Assets against all of Seller’s obligations to Buyer, whether or not such obligations are then due, without prejudice to Buyer’s right to recover any deficiency.
Section 17.Indemnification and Expenses.
(a)Seller agrees to hold Buyer, and its Affiliates and their officers, directors, employees, agents and advisors (each an “Indemnified Party”) harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind (including, without limitation, reasonable fees and expenses of counsel, and Taxes relating to or arising in connection with the ownership of the Purchased Assets, but excluding any Taxes otherwise addressed in Section 8 of this Agreement) which may be imposed on, incurred by or asserted against such Indemnified Party (collectively, “Costs”), relating to or arising out of this Agreement, any other Facility Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any other Facility Document or any transaction contemplated hereby or thereby (including without limitation any such liabilities, losses, damages, judgments, costs and expenses arising from (i) any acts or omissions of the Seller Parties and (ii) any wire fraud or data or systems intrusion), that, in each case, results from anything other than the Indemnified Party’s gross negligence or willful misconduct (which gross negligence or willful misconduct is determined by a court of competent jurisdiction). For the avoidance of doubt “Costs” shall include Taxes that represent losses, damages, claims, costs and expenses arising from any non-Tax claim. Without limiting the generality of the foregoing, Seller agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to all Purchased Assets, that, in each case, results from anything other than the Indemnified Party’s gross negligence or willful misconduct (which gross negligence or willful misconduct has been determined by a court of competent jurisdiction). In any suit, proceeding or action brought by an Indemnified Party in connection with any Purchased Assets for any sum owing thereunder, or to enforce any provisions of any Purchased Assets, Seller will save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Seller

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of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Seller. Seller also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all the Indemnified Party’s costs and expenses incurred in connection with the enforcement or the preservation of Buyer’s rights under this Agreement, any other Facility Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel. Seller’s agreements in this Section 17 shall survive the payment in full of the Repurchase Price and the expiration or termination of this Agreement. Seller hereby acknowledges that its obligations hereunder are recourse obligations of Seller and are not limited to recoveries each Indemnified Party may have with respect to the Purchased Assets. Seller and Buyer agree not to assert any claim against the other Buyer or any of their respective Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the facility established hereunder, the actual or proposed use of the proceeds of the Transactions, this Agreement or any of the Transactions contemplated thereby. THE FOREGOING INDEMNITY AND AGREEMENT NOT TO ASSERT CLAIMS EXPRESSLY APPLIES, WITHOUT LIMITATION, TO THE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE INDEMNIFIED PARTIES.
(b)Seller agrees to pay as and when billed by Buyer all of the out-of-pocket costs and expenses (including reasonable legal fees and expenses of Buyer’s counsel) incurred by Buyer, (subject to, with respect to legal fees and expenses prior to the Closing Date, the Expense Cap) in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, any other Facility Document or any other documents prepared in connection herewith or therewith. Seller agrees to pay as and when billed by Buyer all of the reasonable out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including without limitation filing fees and all the fees, disbursements and expenses of counsel to Buyer which amount shall be deducted from the Purchase Price paid for the first Transaction hereunder. Subject to the limitations set forth in Sections 20 and 31 hereof, Seller agrees to pay Buyer, all the due diligence, inspection, testing and review costs and expenses incurred by Buyer with respect to Mortgage Loans submitted by Seller to be subject to a Transaction under this Agreement, including, but not limited to, those out-of-pocket costs and expenses incurred by Buyer pursuant to Sections 16(b) and 20 hereof; provided, that Seller shall not be responsible for any costs or expenses of Buyer related to corporate diligence performed prior to the Closing Date.
(c)The obligations of Seller from time to time to pay (i) the Repurchase Price, (ii) the Price Differential, (iii) all Obligations, and (iv) all fees, expenses and indemnity amounts and all other amounts due under this Agreement shall be full recourse obligations of Seller.
Section 18.Servicing.

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(a)Seller on Buyer’s behalf, shall, or shall cause any other Servicer to, service the Purchased Assets and Contributed REO Properties in accordance with Accepted Servicing Practices. Without limiting the generality of the foregoing, Seller as Servicer shall service the Purchased Assets in accordance with the Servicing Annex on behalf of the Buyer, the terms of which are incorporated herein by reference. Seller, acting as Servicer, shall, or shall cause any other Servicer to, (i) comply in all respects with all applicable federal, state, and local laws and regulations, (ii) maintain all state and federal licenses necessary for it to perform its servicing responsibilities hereunder including with respect to any Draws, and (iii) not impair the rights of Buyer in any Purchased Assets or Contributed REO Property or any payment thereunder. Seller shall and shall cause any Servicer to apply or disburse any Draws in accordance with the related Credit Line Agreement and other Mortgage Loan documents. Buyer may terminate the servicing of any Purchased Asset or Contributed REO Property with the then-existing servicer in accordance with Section 18(d) hereof.
(b)Notwithstanding anything contained in the Servicing Annex, in the event of any conflict between the terms of this Agreement and any terms set forth in the Servicing Annex, the terms of this Agreement shall prevail.
(c)Seller as Servicer shall, or shall cause any other Servicer to, deposit all collections received by Seller as Servicer on account of the Purchased Assets in accordance with the provisions of Section 5 hereof.
(d)Upon the occurrence of a Servicer Termination Event, Buyer shall have the right to immediately terminate the related Servicer’s right to service the Purchased Assets without payment of any penalty or termination fee. In connection with such termination, Seller shall and shall provide a binding instruction to the related Servicer to cooperate in transferring the servicing of the Purchased Assets (a) following an Event of Default, to a successor servicer appointed by Buyer in its sole discretion, and (b) upon the occurrence of a Servicer Termination Event (other than an Event of Default), to a successor servicer selected by Buyer [***]. Upon the resignation of any Servicer, Seller shall (and shall provide a binding instruction to the related Servicer to) cooperate in transferring the servicing of the related Purchased Assets to a successor selected by selected by Buyer.
(e)Buyer may, in its sole discretion, consent to a waiver of a Servicer Termination Event. Seller shall not consent to any waiver under a Servicing Agreement without Buyer’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. No new Servicer shall be appointed without the prior reasonable consent of Buyer which consent shall not be unreasonably withheld, conditioned or delayed.
(f)Seller as Servicer shall not be entitled to a servicing fee while it is servicing the Purchased Assets subject to this Agreement.

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(g)In the event that Buyer terminates any Servicer’s rights to service the Purchased Assets in accordance this Section 18:
(i)Such Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that could reasonably be expected to impair or prejudice the rights or financial condition of the Buyer or the successor servicer appointed pursuant to this Section 18;
(ii)Such Servicer shall transfer the servicing with respect to the Purchased Asset and prepare, execute and deliver, any and all related documents and other instruments, in such Servicer’s possession, including all Asset Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such termination and related transfer of servicing, whether to complete the transfer and endorsement or assignment of the Purchased Assets and related documents or otherwise, at such Servicer’ sole expense. Without limiting the generality of the foregoing, each Servicer shall prepare, execute and deliver any and all documents and other such instruments, and do or accomplish all other acts or things necessary or appropriate to more fully and definitely vest and confirm in the successor servicer appointed pursuant to Section 18(d) hereof all such responsibilities, duties and obligations of such Servicer as servicer, to complete the transfer and endorsement or assignment of the Purchased Assets and related documents, if necessary, and to deliver to Buyer (or its designee) all contents of the Asset Files in the possession of such Servicer; and
(h)Such Servicer shall transfer to Buyer (or its designee) all cash amounts which shall at the time be credited by such Servicer and held in trust accounts as escrow funds or thereafter received with respect to the Purchased Assets and such Servicer shall account for all funds.
(i)If any Servicer, other than loanDepot.com, LLC, for any reason whatsoever, has failed to perform in any material respect such Servicer’s obligations under the Facility Documents with respect to the servicing of the Purchased Assets, Seller shall promptly notify Buyer.
(j)As compensation for its services under any Servicing Agreement, the applicable Servicer, other than loanDepot.com, LLC, shall be entitled to the servicing fee pursuant to such Servicing Agreement. Notwithstanding anything contained in any Servicing

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Agreement to the contrary, Seller shall not modify any such servicing fee without Buyer’s prior written consent.
(k)The form and substance of any Servicing Agreement shall be approved by Buyer in its good faith discretion. No Servicing Agreement shall be amended except as set forth in Section 14(v) of this Agreement. Seller shall provide Buyer with a copy of any executed amendment to any Servicing Agreement.
(l)Backup Servicer.
(i)Seller Parties shall not interfere with any Backup Servicer’s performance of its duties under the related Backup Servicing Agreement or take any action that would be inconsistent in any material respect with the terms of the related Backup Servicing Agreement. Seller Parties shall provide any and all information and data reasonably requested by any Backup Servicer for the purpose of performing its duties under the related Backup Servicing Agreement, and such information and data shall be provided promptly to such Backup Servicer in the manner and form reasonably requested by such Backup Servicer.
(ii)Upon the occurrence of a Backup Servicer Termination Event, Buyer shall have the right to terminate the related Backup Servicer and require Seller to appoint a successor backup servicer. Any successor backup servicer shall be selected by Seller and consented to by Buyer in writing, which consent shall not be unreasonably withheld; provided, that if Seller and Buyer have not agreed to a successor backup servicer within [***], then Buyer shall have the right to select the successor backup servicer.
Section 19.Recording of Communications. Buyer and Seller Parties shall have the right (but not the obligation) from time to time to make or cause to be made tape recordings of communications between its employees and those of the other party with respect to Transactions upon notice to the other party of such recording, it being acknowledged and agreed that a periodic “beep” on a recorded telephone line may constitute notice.
Section 20.Due Diligence. Seller acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to the potential or actual Purchased Assets, Seller Parties, Approved Originators, each Servicer and each Backup Servicer, including, without limitation, financial information, organization documents, purchase agreements and underwriting guidelines for each pool of Mortgage Loans and such other information regarding such Persons or the Purchased Assets that Buyer may request and Seller, Approved Originators, Servicer or such other Person shall have in their possession or control, for purposes of approving any Eligible Mortgage Loan, verifying compliance with the representations, warranties and

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specifications made hereunder, or otherwise, and Seller agrees that (a) upon reasonable prior notice to Seller, unless an Event of Default shall have occurred, in which case no notice is required, Buyer or its authorized representatives will be permitted during normal business hours and in a manner that does not unreasonably interfere with the ordinary conduct of Seller’s business, to examine, inspect, and make copies and extracts of the Asset Files and any and all documents, records, agreements, instruments or information relating to such Purchased Assets (the “Due Diligence Documents”) in the possession or under the control of Seller and/or the applicable Custodian, or (b) upon request, Seller shall create and deliver to Buyer within a commercially reasonable timeframe, an electronic copy via email to [***], in a format acceptable to Buyer, of such Due Diligence Documents as Buyer may reasonably request. Seller also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Asset Files and the Purchased Assets. Seller shall (i) cause to be delivered directly from the Approved Diligence Provider the due diligence reports of related due diligence review of the Mortgage Loans, if any, and (ii) deliver any other information related to the Purchased Assets that is in the possession or control of the Seller reasonably requested by the Buyer, in each case, to Buyer via email at [***]. Without limiting the generality of the foregoing, Seller acknowledges that Buyer may purchase Purchased Assets from Seller and enter into additional Transactions with respect to the Purchased Assets based solely upon the information provided by Seller to Buyer in the Asset Schedule and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Assets subject to a Transaction, including, without limitation, ordering BPOs, new credit reports and new appraisals on the related Mortgaged Properties with respect to the Purchased Assets and otherwise re-generating the information used to originate such Purchased Assets (a) at Seller’s cost,  at any time after the occurrence of, and during the continuation of, an Event of Default, and (b) at any time, at Buyer’s cost. Buyer may underwrite such Purchased Assets itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Seller agrees to and agrees to cause each other Seller Party to reasonably cooperate with Buyer and Approved Diligence Provider or any other third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and Approved Diligence Provider with access to any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession, or under the control, of Seller. Seller further agrees that Seller shall pay all out-of-pocket costs and expenses incurred by Buyer in connection with Buyer’s due diligence activities pursuant to this Section 20.
Section 21.Assignability.
(a)The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by Seller without the prior written consent of Buyer. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in this Agreement express or implied, shall give to any Person, other than the parties to this Agreement and their successors and permitted assigns hereunder, any benefit of any legal or equitable right,

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power, remedy or claim under this Agreement. Buyer may from time to time, assign all or a portion of its rights and obligations under this Agreement and the Facility Documents to any Person pursuant to an executed assignment and acceptance by Buyer and assignee (“Assignment and Acceptance”), specifying the percentage or portion of such rights and obligations assigned upon (provided, however, that such assignment shall be made on a pro rata basis of such rights and obligations); provided, that, prior to the occurrence of an Event of Default, Buyer shall provide at [***] written notice to Seller; provided, further, that, prior to the occurrence of an Event of Default, Buyer shall not assign all or a portion of its rights and obligations hereunder to a Disqualified Institution without first obtaining Seller’s prior written consent in its sole discretion; provided, further, that prior to the occurrence of an Event of Default, Buyer shall not assign all or a portion of its rights and obligations hereunder to any Person other than an Affiliate of Buyer without first obtaining Seller’s prior written consent, which consent shall not be unreasonably withheld or delayed. Upon such assignment, (a) such assignee shall be a party hereto and to each Facility Document to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of Buyer hereunder and thereunder, and (b) Buyer shall, to the extent that such rights and obligations have been so assigned by it be released from its obligations hereunder and under the Facility Documents. Unless otherwise stated in the Assignment and Acceptance, the Seller Parties shall continue to take directions solely from Buyer unless otherwise notified by Buyer in writing. Buyer may distribute to any prospective assignee any document or other information delivered to Buyer by the Seller Parties.
(b)Buyer may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Agreement to any Person; provided, however, that prior to the occurrence of an Event of Default (i) Buyer’s obligations under this Agreement shall remain unchanged, (ii) Buyer shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Seller shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under this Agreement and the other Facility Documents, (iv) Buyer shall act as agent for all purchasers, assignees and point of contact for Seller, (v) Buyer shall not sell participations to a Disqualified Institution without first obtaining Seller’s prior written consent in its sole discretion and (vi) no participation shall be in an amount greater than the related Purchase Price.
(c)In the event Buyer assigns all or a portion of its rights and obligations under this Agreement, the parties hereto agree to negotiate in good faith an amendment to this Agreement to add agency provisions similar to those included in repurchase agreements for similar syndicated repurchase facilities.
Section 22.Transfer and Maintenance of Register.
(a)Subject to acceptance and recording thereof pursuant to paragraph (b) of this Section 22, from and after the effective date specified in each Assignment and Acceptance

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the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of Buyer under this Agreement.
(b)Buyer shall maintain, for review by Seller, a register (the “Register”) on which it will record Buyer’s rights hereunder, and each Assignment and Acceptance and participation. The Register shall include the names and addresses of Buyer (including all assignees, successors and participants) and the percentage or portion of such rights and obligations assigned or participated. Failure to make any such recordation, or any error in such recordation shall not affect Seller’s obligations in respect of such rights. If Buyer sells a participation in its rights hereunder, it shall act solely for this purpose as a non-fiduciary agent of the Seller, maintain a register on which it enters the name and address of each participant and the percentage or portion of such rights and obligations of each participant’s interest in this Agreement and permit Seller to review such information as reasonably needed for Seller to comply with its obligations under this Agreement or under any Applicable Law
Section 23.Tax Treatment. Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes, to treat each Transaction as indebtedness of Seller that is secured by the Purchased Assets and that the Purchased Assets are owned by Seller in the absence of the occurrence and continuation of an Event of Default by Seller. All parties to this Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law.
Section 24.Set-Off.
(a)In addition to any rights and remedies of Buyer hereunder and by law, Buyer shall have the right, without prior notice to Seller, any such notice being expressly waived by Seller to the extent permitted by Applicable Law, to set-off and appropriate and apply against any obligation from Seller to Buyer or any of its Affiliates, including, without limitation, under the loanDepot MSR Facility, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other obligation (including to return excess margin), credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from Buyer or any of its Affiliates to or for the credit or the account of Seller. Buyer agrees promptly to notify Seller after any such set-off and application made by Buyer; provided that the failure to give such notice shall not affect the validity of such set-off and application.
(b)Buyer shall at any time have the right, in each case until such time as Buyer determines otherwise, to retain, to suspend payment or performance of, or to decline to remit, any amounts or deliver any property that Buyer would otherwise be obligated to pay, remit or deliver to Seller hereunder if an Event of Default has occurred.
Section 25.Terminability. Each representation and warranty made or deemed to be made by entering into a Transaction, herein or pursuant hereto shall survive the making of

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such representation and warranty, and Buyer shall not be deemed to have waived any Default that may arise because any such representation or warranty shall have proved to be false or misleading, notwithstanding that Buyer may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time the Transaction was made. The obligations of Seller under Section 17 hereof shall survive the termination of this Agreement.
Section 26.Notices And Other Communications. Except as otherwise expressly permitted by this Agreement, all notices, requests and other communications provided for herein (including without limitation any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including without limitation by electronic mail, telecopy or other electronic delivery) delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof or thereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Agreement and except for notices given under Section 3 hereof (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by electronic mail, telecopy or other electronic delivery or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid. In all cases, to the extent that the related individual set forth in the respective “Attention” line is no longer employed by the respective Person, such notice may be given to the attention of a Responsible Officer or other similar officer of the respective Person or to the attention of such individual or individuals as subsequently notified in writing by a Responsible Officer or other similar officer of the respective Person.
Section 27.Entire Agreement; Severability; Single Agreement.
(a)This Agreement, together with the Facility Documents, constitute the entire understanding between Buyer and Seller with respect to the subject matter they cover and shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions involving Purchased Assets. By acceptance of this Agreement, Buyer and Seller acknowledge that they have not made, and are not relying upon, any statements, representations, promises or undertakings not contained in this Agreement. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement. No amendment, modification or supplement to any Facility Documents to which Buyer, or Seller is a party shall be binding or effective unless pursuant to an agreement or agreements in writing entered into by Buyer and Seller.
(b)Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and that each has been entered into in consideration of the other Transactions. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect

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of all Transactions hereunder, (ii) that payments, deliveries, and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted by Buyer and (iii)  promptly to provide notice to the other after any such set-off or application.
Section 28.GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUCED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN.
Section 29.SUBMISSION TO JURISDICTION; WAIVERS. BUYER AND SELLER EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY:
(a)SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER FACILITY DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;
(b)CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;
(c)AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE SENDING PARTY SHALL HAVE BEEN NOTIFIED; PROVIDED THAT, AT THE TIME OF SUCH MAILING AN ELECTRONIC COPY OF SUCH SERVICE OF PROCESS IS ALSO SENT BY ELECTRONIC MAIL TO THE PERSONS SPECIFIED IN THE ADDRESS FOR NOTICES FOR SUCH PARTY ON THE SIGNATURE PAGE HERETO (OR SUCH OTHER PERSONS OF WHICH THE OTHER PARTIES HERETO HAVE BEEN NOTIFIED);

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(d)AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND
(e)BUYER AND SELLER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER FACILITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
Section 30.No Waivers, etc. No failure on the part of Buyer to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Facility Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Facility Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. An Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing.
Section 31.Netting. If Buyer and Seller are “financial institutions” as now or hereinafter defined in Section 4402 of Title 12 of the United States Code (“Section 4402”) and any rules or regulations promulgated thereunder,
(a)All amounts to be paid or advanced by one party to or on behalf of the other under this Agreement or any Transaction hereunder shall be deemed to be “payment obligations” and all amounts to be received by or on behalf of one party from the other under this Agreement or any Transaction hereunder shall be deemed to be “payment entitlements” within the meaning of Section 4402, and this Agreement shall be deemed to be a “netting contract” as defined in Section 4402.
(b)The payment obligations and the payment entitlements of the parties hereto pursuant to this Agreement and any Transaction hereunder shall be netted as follows. In the event that either party (the “Defaulting Party”) shall fail to honor any payment obligation under this Agreement or any Transaction hereunder, the other party (the “Nondefaulting Party”) shall be entitled to reduce the amount of any payment to be made by the Nondefaulting Party to the Defaulting Party by the amount of the payment obligation that the Defaulting Party failed to honor.
Section 32.Confidentiality.
(a)Each of Buyer and Seller hereby acknowledge and agree that all written or computer-readable information provided by one party to any other regarding the terms set forth in any of the Facility Documents or the Transactions contemplated thereby or pursuant to the terms thereof, including, but not limited to, the name of, or identifying information with respect

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to either party, any pricing terms, or other nonpublic business, information disclosed in each Officer’s Compliance Certificate or financial information (including, without limitation, any sub-limits, financial covenants, financial statements and performance data), the existence of this Agreement and the Transactions with Buyer (the “Confidential Information”) shall be kept confidential and shall not be divulged to any party without the prior written consent of such other party except to the extent that (i) it is necessary to disclose to its Affiliates and its and their employees, service providers, directors, officers, advisors (including legal counsel, accountants, and auditors), representatives and servicers (“Representatives”) , (ii) it is requested or required by governmental agencies, regulatory bodies or other legal, governmental or regulatory process, in which case the disclosing party shall provide prior written notice to the other party to the extent not prohibited by the applicable law or regulation, (iii) any of the Confidential Information is in the public domain other than due to a breach of this covenant, (iv) disclosure to any approved hedge counterparty to the extent necessary to obtain any interest rate protection agreement so long as such hedge counterparty is subject to a confidentiality or nondisclosure agreement with terms at least as restrictive as this Section 32, or (v) an Event of Default has occurred and Buyer determines such information to be necessary or desirable to disclose in connection with the marketing and sales of the Purchased Assets or otherwise to enforce or exercise Buyer’s rights hereunder, (v) Buyer determines such information is necessary or desirable to disclose (A) to any assignee, participant or proposed assignee or participant of Buyer and each of their Representatives, provided that such assignee, participant or proposed assignee or participant agrees to hold such information subject to confidentiality terms at least as restrictive as the confidentiality provisions of this Agreement, (B) in connection with a repurchase transaction or potential repurchase transaction of the Purchased Assets or Repurchase Assets as described in Section 11 hereof or (C) to any other financing source or provider to Buyer and each of their Representatives. Each party shall be responsible for any breach of the terms of this Section 32(a) by any Person that it discloses Confidential Information to pursuant to clause (i) above. No party shall, without the written consent of the other party, make any communication, press release, public announcement or statement in any way connected to the existence or terms of this Agreement or the other Facility Documents or the Transactions contemplated hereby or thereby, except where such communication or announcement is required by law or regulation, in which event the disclosing party will consult and cooperate with the other party with respect to the wording of any such announcement. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Facility Document, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment or tax structure of the Transactions, any fact relevant to understanding the federal, state and local tax treatment or tax structure of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment or tax structure; provided that the “tax treatment or “tax structure” shall be limited to any facts relevant to the U.S. federal, state or local tax treatment of any Transaction contemplated hereunder and specifically does not include any information relating to the identity of the other party or any pricing terms hereunder. In addition, either party may disclose the Confidential Information with

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prior written notice to the other party, any disclosures or filing required under the Securities and Exchange Commission or state securities’ laws; provided that Seller shall not file the Pricing Letter without Buyer’ prior written consent. The provisions set forth in this Section 32(a) shall survive the termination of this Agreement for [***].
(b)Notwithstanding anything in this Agreement to the contrary, Buyer and Seller understand that Confidential Information disclosed hereunder may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the Gramm-Leach-Bliley Act (the “GLB Act”), and Buyer and Seller agree to maintain such nonpublic personal information that it receives hereunder in accordance with the GLB Act and other applicable local, state and federal laws relating to privacy and data protection (“Privacy Laws”).  Buyer and Seller shall maintain administrative, technical and physical safeguards and other security measures designed to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” (as defined in the GLB Act) of Seller or Buyer, as applicable or any of their respective Affiliates, (b) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information. Upon request, Seller will provide evidence reasonably satisfactory to allow Buyer to confirm that Seller has satisfied its obligations as required under this Section 32(b).  Without limitation, this may include Buyer’s review of audits, summaries of test results, and other equivalent evaluations of Seller.  Each of Seller shall and Buyer shall notify the other promptly following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of Seller, Buyer or any their respective Affiliates provided directly to the other party.  Each of Seller and Buyer shall provide such notice to the other by personal delivery, by electronic transmission with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual. The provisions set forth in this Section 32(b) shall survive the termination of this Agreement for as long as Seller or Buyer retains any “nonpublic personal information” disclosed hereunder.
Section 33.Intent.
(a)The parties recognize that each Transaction and this Agreement is a “repurchase agreement” as that term is defined in Section 101 of the Bankruptcy Code, as amended, a “securities contract” as that term is defined in Section 741 of the Bankruptcy Code and a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code, that all payments hereunder are deemed “margin payments” or “settlement payments” as defined in the Bankruptcy Code, and that the pledge of the Repurchase Assets constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” this Agreement and the Transactions hereunder within the meaning of Sections 101(38A)(A), 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code. Seller and Buyer further recognize and intend that this Agreement is an agreement to provide financial accommodations and is not subject to assumption pursuant to Bankruptcy Code Section 365(a).

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(b)The parties intend and acknowledge that (i) Buyer’s right to liquidate the Repurchase Assets delivered to it in connection with the Transactions hereunder or to accelerate or terminate this Agreement or otherwise exercise any other remedies pursuant to Section 16 hereof is a contractual right to liquidate, accelerate or terminate such Transactions as described in Bankruptcy Code Sections 555, 559 and 561; (ii) Buyer’s right to set-off claims and appropriate and apply any and all deposits of money or other property or any other indebtedness at any time held or owing by Buyer to or for the credit of the account of any Affiliate against and on account of the obligations and liabilities of Seller pursuant to Section 24 hereof is a contractual right as described in Bankruptcy Code Sections 553 and 561; and (iii) any payments or transfers of property made with respect to this Agreement or any Transaction shall be considered a “margin payment” and “settlement payment” as such terms are defined in Bankruptcy Code Sections 101(38), 101(51A), 741(5) and 741(8).
(c)This Agreement is intended to be a “repurchase agreement” and a “securities contract,” within the meaning of Section 555 and Section 559 under the Bankruptcy Code.
(d)Each party agrees that this Agreement is intended to create mutuality of obligations among the parties, and as such, the Agreement constitutes a contract which (i) is between all of the parties and (ii) places each party in the same right and capacity.
(e)Each party agrees that it shall not challenge the characterization of this Agreement or any Transaction as a securities contract and master netting agreement under the Bankruptcy Code.
(f)Each party agrees that this Agreement and the Facility Documents and the Transactions entered into hereunder are part of an integrated, simultaneously-closing suite of financial contracts.
Section 34.Conflicts. In the event of any conflict between the terms of this Agreement, any other Facility Document and any Confirmation, the documents shall control in the following order of priority: first, the terms of the Confirmation shall prevail, second, then the terms of the Pricing Side Letter shall prevail, third, then the terms of this Agreement shall prevail, and then the terms of the other Facility Documents shall prevail.
Section 35.Authorizations. Any of the persons whose signatures and titles appear on Schedule 4 to the Pricing Side Letter are authorized, acting singly, to act for Seller or Buyer under this Agreement. Schedule 4 to the Pricing Side Letter may be amended from time to time by Seller or Buyer delivering a revised Schedule 4 to the Pricing Side Letter to the other and the other party expressly agreeing to replace the existing Schedule 4 to the Pricing Side Letter (which agreement may be via email).
Section 36.Miscellaneous.

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(a)Amendments. This Agreement may be amended only by written agreement signed by the parties hereto.
(b)Counterparts. This Agreement may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Counterparts may be delivered electronically. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures shall be deemed original signatures for purposes of this Agreement and all matters related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Agreement, any addendum or amendment hereto or any other document necessary for the consummation of the transaction contemplated by this Agreement may be accepted, executed or agreed to through the use of an electronic signature in accordance with Electronic Signatures In Global and National Commerce Act, Title 15, United States Code, Sections 7001 et seq., the Uniform Electronic Transaction Act, the Electronic Signatures and Records Act and any other applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service providers, as long as such service providers use system logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing, together with identifying information that can be used to verify the electronic signature and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each electronic signature.
(c)Captions. The captions and headings appearing herein are for included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.
(d)Acknowledgment. Each party hereby acknowledges, represents and agrees that:
(i)it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Facility Documents;
(ii)it has no fiduciary relationship to the other party in connection with the Facility Documents;
(iii)no joint venture exists between Buyer and Seller as a result of the Facility Documents; and
(iv)it has made its own independent decisions to enter into the Facility Documents and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment

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and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary and it is not relying upon any advice from the other party as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.
(e)Documents Mutually Drafted. Seller and Buyer agree that this Agreement and each other Facility Document prepared in connection with the Transactions set forth herein have been mutually drafted and negotiated by each party, and consequently such documents shall not be construed against either party as the drafter thereof.
Section 37.General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
(a)the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;
(b)accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;
(c)references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;
(d)a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;
(e)the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;
(f)the term “include” or “including” shall mean without limitation by reason of enumeration;
(g)all times specified herein or in any other Facility Document (unless expressly specified otherwise) are local times in New York, New York unless otherwise stated;
(h)all references herein or in any Facility Document to “good faith” means good faith as defined in Section 1-201(b)(20) of the UCC as in effect in the State of New York; and
(i)all calculations of delinquency with respect to a Mortgage Loan shall conform to the MBA Method of Delinquency.

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[THIS SPACE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date set forth above.
BUYER:
NOMURA CORPORATE FUNDING AMERICAS, LLC
By:    /s/ David Zack
Name: David Zack
Title: Executive Director

Address for Notices:

Nomura Corporate Funding Americas, LLC
Worldwide Plaza
309 West 49th Street
New York, New York 10019-7316
Tel:    [***]
Fax:    [***]
Attn:     Operations
Email: [***]

With copies to:

Nomura Corporate Funding Americas, LLC
Worldwide Plaza
309 West 49th Street
New York, New York 10019-7316
Tel: [***]
Attn: [***]
Email: [***]

and

Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606
Tel: [***]
Attention: [***]
Email: [***]
Nomura-loanDepot – Master Repurchase Agreement
1756136037 25803320

SELLER / SERVICER:
LOANDEPOT.COM, LLC
By:    /s/ David Hayes
Name: David Hayes
Title: CFO

Address for Notices:
loanDepot.com, LLC
6561 Irvine Center Drive
Irvine, California 92618
Attention: [***]
Email: [***]

With a copy to:

loanDepot.com, LLC
6561 Irvine Center Drive
Irvine, California 92618
Attention: General Counsel
Email: [***]
Nomura-loanDepot – Master Repurchase Agreement
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REO SUBSIDIARY:
LOANDEPOT MULTI ASSET NC, LLC
By:    /s/ David Hayes
Name: David Hayes
Title: President

Address for Notices:
    loanDepot Multi Asset NC, LLC
c/o loanDepot.com, LLC
6561 Irvine Center Drive
Irvine, California 92618
Attention: [***]
Email: [***]

With a copy to:

c/o loanDepot.com, LLC
6561 Irvine Center Drive
Irvine, California 92618
Attention: General Counsel
Email: [***]

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SCHEDULE 1-A
REPRESENTATIONS AND WARRANTIES RE: NON-AGENCY MORTGAGE LOANS (OTHER THAN HELOCS)

Except with respect to S&D Mortgage Loans, which exceptions to the representations and warranties set forth on this Schedule 1-A have been expressly disclosed to Buyer on the Asset Schedule or related Confirmation, Seller makes the following representations and warranties to Buyer with respect to each Mortgage Loan that is a Non-Agency Mortgage Loan (other than any HELOC) as of the Purchase Date for the purchase of any such Mortgage Loan by Buyer from Seller and at all times while the Mortgage Loan is subject to a Transaction hereunder. With respect to those representations and warranties which are made to the best of Seller’s knowledge, if it is discovered by Seller or Buyer that the substance of such representation and warranty is inaccurate, notwithstanding Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.
(a)Mortgage Loans as Described. The information and descriptions concerning the Mortgage Loans contained in the Asset Schedule and in the Underwriting Package are true and correct in all material respects as of the date or dates respecting which such information is given. The information set forth in the related Asset File is complete, true and correct in all material respects. Except for information specified to be as of the origination date of the Mortgage Loan, the Asset File contains the most current information possessed by the Seller.
(b)Funds not Advanced. The Seller has not advanced funds or induced, solicited or knowingly received any advance of funds from a Person other than the owner of the Mortgaged Property subject to the Mortgage or a third party with respect to amounts to be taken from the escrow accounts and any shortfall thereof which may be remitted by the Seller, directly or indirectly, for the payment of any amount required by the Mortgage Loan.
(c)No Defenses. The Mortgage Note and the Mortgage, (or Assignment of Proprietary Lease in the case of a Co-op Loan) is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor in respect of the Mortgage Loan was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated. Seller has no knowledge nor has it received any notice that any Mortgagor in respect of the Mortgage Loan is a debtor in any state or federal bankruptcy or insolvency proceeding nor is the related Mortgaged Property involved in any proceeding under the Bankruptcy Code.
(d)No Outstanding Charges. All taxes, governmental assessments, insurance premiums, leasehold payments, ground rents and water, sewer and municipal charges which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced
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funds, or induced, solicited or knowingly received any advance of funds by a Person other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is greater, to the day which precedes by one month the due date of the first installment of principal and interest. Where applicable, all Homeowner Association (HOA) fees and common charges having come due have been paid.
(e)Original Terms Unmodified. With respect to any First Lien Mortgage Loan, the terms of the Mortgage Loan, the Mortgage Note and Mortgage (or the Proprietary Lease, Assignment of Proprietary Lease and Stock Power in the case of a Co-op Loan) have not been impaired, waived, altered or modified in any respect, from the date of origination; except by a written instrument which has been recorded in the applicable public recording office, if necessary to protect the interests of Buyer, and which has been delivered to Custodian and disclosed to Buyer in writing and does not affect the salability of the Mortgage Loan; provided, if the payment terms, interest rate, maturity date or other material terms have been impaired, waived, altered or modified in any material respect, Seller shall promptly update the Buyer in writing (which may be in the form of the monthly servicing tape). With respect to any First Lien Mortgage Loan, the substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required. With respect to any Second Lien Mortgage Loan, such Mortgage Loan is not subject to any (i) forbearance arrangement or (ii) deferral, payment plan, modification, amendment, and/or other adjustments to the applicable Due Date, whether requested by any party or pursuant to an agreement, or mandated by a Governmental Authority, in each case, in Buyer’s sole discretion. No Mortgagor in respect of the Mortgage Loan has been released, in whole or in part, except in connection with an assumption agreement approved, with respect to any First Lien Mortgage Loan, by the title insurer, to the extent required by such policy, and which assumption agreement is part of the Asset File delivered to Custodian and the terms of which are reflected in the Asset Schedule.
(f)FHA/VA/USDA Insurance. Solely with respect to any Early Buyout Mortgage Loan, each Mortgage Loan was underwritten in accordance with the Underwriting Guidelines and (i) is fully insurable by FHA Mortgage Insurance, which insurance is in full force and effect, and the Mortgage Loan is not subject to any defect that could diminish or impair the FHA Mortgage Insurance, (ii) is guaranteed, or eligible to be guaranteed by a VA Loan Guaranty Agreement, under the VA Regulations and there exists no impairment to full recovery without indemnity to the VA under the VA Loan Guaranty Agreement, or (iii) is guaranteed, or eligible to be guaranteed by a USDA guaranty, under the USDA Regulations and there exists no impairment to full recovery without indemnity to the USDA under the USDA guaranty, and all prior transfers, if any, of the Mortgage Loan have been, and the transactions herein contemplated are, in compliance with all applicable FHA Regulations, USDA Regulations and VA Regulations, as applicable, and no circumstances exist with respect to the Mortgage Loans that could permit HUD/FHA/VA/USDA to deny coverage, in whole or in part, under the related FHA Mortgage Insurance, VA Loan Guaranty Agreement or USDA guaranty, as applicable. The related FHA Mortgage Insurance policy (if an FHA Loan) calls for the assignment of the Mortgage Loan to HUD as opposed to any co-insurance option. The entire amount of the insurance premium has been paid to HUD/FHA/VA/USDA, as applicable, and no portion is shared by any Seller Party or any Servicer or, if the monthly premium option has been chosen for such Mortgage Loan all such premiums due have been duly and timely paid.
(g)Hazard and Flood Insurance. The Mortgaged Property (other than with respect to a Mortgage Loan secured by Co-op Shares) is insured by an insurer against loss by fire and such hazards as are covered under a standard extended coverage endorsement and the
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amount of such coverage is not less than (a) the lesser of (x) 100% of the insurable value of the Mortgaged Property and (y) the outstanding principal balance of the Mortgage Loan or (b) the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis. If any portion of the related Mortgaged Property (other than with respect to a Mortgage Loan secured by Co-op Shares) is in an area identified by any governmental authority as having special flood hazards, the Mortgaged Property was, at origination, insured by a flood insurance policy that met the then-current guidelines of the Federal Insurance Administration and the amount of such coverage was not less than the least of (i) the unpaid principal balance of the related Mortgage Loan, (ii) the replacement value of the improvements that are part of the Mortgaged Property, and (iii) the maximum amount of insurance that was available under the National Flood Insurance Act of 1968, as amended. The related Mortgage obligates the Mortgagor to maintain all such insurance policies, and if the Mortgagor fails to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement from the Mortgagor. No Mortgagor, other obligated party with respect to the applicable Mortgage Loan, or any other Person, has engaged in any act or omission that would impair the coverage of any such insurance policy, the benefits of the endorsement provided for therein, or the validity and binding effect of either, including, without limitation, the provision or receipt of any unlawful fee, commission, kickback, or other compensation or value of any kind. The Seller is not aware of any action, inaction, or event that has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any such insurance policies, regardless of the cause of such failure of coverage. All such standard hazard and flood policies are in full force and effect and on the date of origination contained a standard mortgagee clause naming the applicable originator and its successors in interest and assigns as loss payee; such clause is still in effect and all premiums due on any such policies have been paid in full. Each such insurance policy may not be reduced, terminated, or canceled without thirty (30) days’ prior written notice to the mortgagee. No such notice has been received by any obligated party.
(h)Compliance with Applicable Law. The requirements of Applicable Law, including all applicable usury, truth-in-lending, real estate settlement procedures, consumer credit protection (including Uniform Consumer Credit Code laws, where applicable), fair credit reporting, unfair collection practices, equal credit opportunity or fair housing and disclosure laws applicable to the origination, servicing and collection of each such Mortgage Loan have been complied with in all material respects. Each Mortgage Loan was originated by an Approved Originator in compliance with all Applicable Law, including, but not limited to, anti-predatory and abusive lending law. No Mortgage Loan is a “high-cost” loan or any other similarly designated loan as defined under any applicable predatory and abusive lending laws. The servicing and collection practices used with respect to each Mortgage Loan have been in accordance with Accepted Servicing Practices. The related Servicer of the Mortgage Loans shall maintain in its possession, available for the inspection of Buyer, and shall deliver to Buyer, upon demand, evidence of compliance with such requirements. Without limiting the generality of the foregoing if the related Mortgagor’s loan application for such Mortgage Loan was taken on or after October 3, 2015, such Mortgage Loan was originated in compliance with the TILA-RESPA Integrated Disclosure Rule.
(i)No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission.
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(j)Type of Mortgaged Property. The Mortgaged Property is located in one of the fifty (50) states of the United States of America or the District of Columbia. The Mortgaged Property, other than Co-op Loan collateral, consists of a fee simple estate in real property. No Mortgaged Property is subject to a ground lease.
(k)Valid Lien.
(i)With respect to Eligible First Lien Mortgage Loans, each Mortgage Loan is secured by a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property (including all buildings and improvements on the Mortgaged Property) or Co-op Shares, as applicable, which is free and clear of all prior encumbrances, evidenced by a Mortgage, deed of trust or deed to secure debt which has been duly executed by the Mortgagor and, if so required by the related Servicing Agreement, properly acknowledged and filed or recorded in the appropriate office for public recordation or otherwise perfected in accordance with Applicable Law; provided, that such first lien may be subject to the following permitted encumbrances (“Permitted Encumbrances”): (i) liens for real estate taxes and special government assessments not yet due and payable, (ii) covenants, conditions and restrictions, rights of way, easements, encroachments and other matters of public record as of the date of recording of the Mortgage, such exceptions appearing of record being reasonably acceptable to prudent mortgage lending institutions generally or specifically reflected in the valuation obtained in connection with the origination of the Mortgage Loan, (iii) other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with (A) the benefits of the security intended to be provided by the Mortgage, or (B) the use, enjoyment, value or marketability of the related Mortgaged Property, and (iv) other exceptions that are customarily acceptable to lending institutions generally and do not affect the value or marketability of the Mortgaged Property or otherwise materially impair the Mortgage Loan. The Mortgage Note is not and has not been secured by any collateral other than the lien of the corresponding Mortgage and the security interest of any related security agreement or chattel mortgage, and such collateral does not serve as security for any other obligation; and
(ii)With respect to Eligible Second Lien Mortgage Loans, the Mortgage creates a valid, subsisting, enforceable and perfected second lien or a second priority security interest on the Mortgaged Property encumbered by such Mortgage, including all improvements, alterations, additions and replacements made at any time with respect to the foregoing on such Mortgaged Property, free and clear of all adverse claims, liens and encumbrances having priority over the second lien of such Mortgage, subject only to (1) the related Senior Mortgage Loan, (2) the lien of current real property taxes and assessments not yet due and payable; and (3) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of the recording of such Mortgage which are of a type acceptable to mortgage lending institutions in the area where the Mortgaged Property is located and, in the case of any First Lien Mortgage Loan, which are referred to in the title insurance policy
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and (A) which are referred to or otherwise considered in the valuation obtained by the originator, or (B) which do not adversely affect the Property Value of the Mortgaged Property or interfere with the benefits intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property (collectively, the “Permitted Exceptions”). None of the Permitted Exceptions, other than the liens of any Senior Mortgage Loan, are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. The Mortgaged Property was not, as of the date of the origination of the Mortgage Loan, subject to a mortgage, deed-of-trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected second lien and second priority security interest on the property described therein, and Seller has full right to sell and assign the same to Buyer. Any equity pledge agreement related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien or security interest on the Mortgagor’s property described in such equity pledge.
(l)Validity of Mortgage Documents. The Mortgage Loan and each other agreement executed by a Mortgagor or other obligor in connection with the Mortgage Loan is original and genuine, has been duly and properly executed, and is the legal, valid, and binding obligation of the executor thereof and is enforceable in all respects in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law). All parties to each Mortgage Loan and any such other agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the applicable Mortgage Loan or such other agreement, as applicable. The Mortgage Note, the Mortgage and any other such related agreement have been duly and property executed by the Mortgagor or such other related parties.
(m)No Fraud. No error, omission, misrepresentation, negligence, fraud or similar occurrence has taken place with respect to the Mortgage Loan on the part of any Person, including, without limitation, the Mortgagor, any appraiser, any builder or developer or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan.
(n)Ownership. The Seller is the sole owner of record and holder of the applicable Mortgage Loan. The related Mortgage Note and the Mortgage are not assigned or pledged, and the Seller has good, indefeasible and marketable title thereto, and has full right and authority to transfer, sell and assign the Mortgage Loan to Buyer free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim (including, but not limited to, any preference or fraudulent transfer claim) or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, Buyer shall own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest.
(o)Title Insurance. The Mortgage Loan (other than any Second Lien Mortgage Loan or a Mortgage Loan secured by Co-op Shares) is covered by an ALTA title
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insurance policy or other generally acceptable form of policy or insurance issued by a title insurer insuring the Seller, its successors and assigns, as to the first priority lien or second priority lien, as applicable, of the Mortgage in the original principal amount of the Mortgage Loan. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property. Where required by applicable state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. The Seller, its successor and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and shall be in force and effect upon the consummation of the transactions contemplated by this Agreement. The lender’s title insurance policy is in full force and effect and shall be in full force and effect and inure to the benefit of Buyer. The assignment of such mortgage title insurance policy does not require any consent of or notification to the insurer which has not been obtained or given, as applicable. No claims have been made under such title insurance policy, and neither the obligor under such title insurance policy nor the related servicer has done, by act or omission, anything that would impair coverage of such title insurance policy. For each Second Lien Mortgage Loan, the Seller has obtained an owner and encumbrance report in accordance with the applicable Underwriting Guidelines and no claims have been made under the errors and omissions insurance of the vendor providing the owner and encumbrance report.
(p)Customary Provisions. The Mortgage Note has a stated maturity. The Mortgage (or Assignment of Proprietary Lease in the case of a Co-op Loan) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property or Co-op Shares, as applicable, of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure, in the case of Second Lien Mortgage Loans, subject only to the rights under any related Senior Lien. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property or Co-op Shares, as applicable, pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property or Co-op Shares, as applicable. There is no homestead or other exemption or other right available to the Mortgagor or any other person, or restriction on Seller or any other person, including without limitation, any federal, state or local, law, ordinance, decree, regulation, guidance, attorney general action, or other pronouncement, whether temporary or permanent in nature, that would interfere with, restrict or delay, either (y) the ability of Seller, Buyer or any servicer, subservicer or any successor servicer or successor subservicer to sell the related Mortgaged Property or Co-op Shares, as applicable, at a trustee’s sale or otherwise, or (z) the ability of Seller, Buyer or any servicer or any successor servicer to foreclose on the related Mortgage.
(q)Deeds of Trust. In the event the Mortgage is a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated, is named in the Mortgage and currently so serves, and no fees or expenses are or shall become payable by the related Mortgagor to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.
(r)Due On Sale. With respect to each Mortgage Loan, the related Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.
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(s)Escrow Deposits. With respect to escrow deposits and escrow payments, if any, all such payments are in the possession of Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected and held in accordance with Applicable Law.
(t)Interest on Escrows. Seller has credited to the account of Mortgagors under the Mortgage Loans all interest required to be paid by Applicable Law or by the terms of the related Mortgage Note on any escrow account.
(u)Escrow Analysis. If applicable, Seller has properly conducted an escrow analysis for each escrowed Mortgage Loan in accordance with Applicable Law. If applicable, Seller has delivered notification to the Mortgagor(s) under each Mortgage Loan of all adjustments resulting from such escrow analyses.
(v)Servicemembers’ Civil Relief Act. The Mortgagor has not notified the Seller of any relief requested or allowed to the Mortgagor under the Relief Act, or other similar state statute.
(w)Early Buyout Mortgage Loan Modifications. Solely with respect to any Early Buyout Mortgage Loan, if a Mortgage Loan has been modified, the modified terms are reflected on the Asset Schedule and, with respect to any First Lien Mortgage Loan, the substance of any such modification has been approved by the title insurer, to the extent required by the related title policy, and with respect to an Mortgage Loan, approved by the FHA, VA or USDA if required under the related FHA Mortgage Insurance policy, VA Loan Guaranty Agreement or USDA guaranty with respect to any such Mortgage Loan.
(x)Predatory Lending Regulations. No Mortgage Loan is classified as a “high-cost” loan or any other similarly designated loan as defined under any applicable predatory and abusive lending laws. No Mortgage Loan has an “annual percentage rate” or total “points and fees” payable by the related Mortgagor (as each such term is calculated under HOEPA (as defined in 12 C.F.R. § 1026.32(a)(1)(i) and (ii))) that equal or exceed the thresholds set forth by HOEPA and its implementing regulations, including 12 C.F.R. § 1026.32(a)(1)(i). No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan.
(y)Patriot Act. The Mortgage Loan is not subject to nullification pursuant to Executive Order 13224 or OFAC Regulations or in violation of the Executive Order 13224 or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order 13224 or the OFAC Regulations nor listed as a “blocked person” for purposes of the OFAC Regulations.
(z)Appraisals. Other than with respect to any Property Inspection Waiver Mortgage Loan, in connection with the origination of the Mortgage Loan, the related Approved Originator obtained (i) with respect to any Second Lien Mortgage Loan, the property valuation required pursuant to the terms of the Underwriting Guidelines and (ii) with respect to all other Mortgage Loans, an Appraisal.
(aa)Full Disbursement of the Proceeds. The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the related Mortgagor and there is no requirement for future advances thereunder. All conditions precedent to the disbursement of
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escrow funds relating to the completion of improvements have been satisfied. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid in full.
(ab)Payment Terms. Principal payments on the Mortgage Loan commenced or shall commence no more than sixty (60) days after the proceeds of the Mortgage Loan were disbursed. With respect to each fixed rate Mortgage Loan, the Mortgage Note is payable on the first day of each month in equal monthly installments of principal and interest, with interest in arrears, providing for full amortization by maturity over a scheduled term of not more than thirty (30) years.
(ac)Income/Employment/Assets. With respect to (i) each Mortgage Loan whose document type on the Asset Schedule indicates documented income, employment and/or assets, Seller verified the borrower’s income, employment and/or assets in accordance with the Underwriting Guidelines and employed procedures designed to review for reasonability the documentation supporting such income, employment, and/or assets and (ii) each Mortgage Loan other than a Mortgage Loan whose document type on the Asset Schedule indicates documented income, the Seller employed a commercially reasonable process designed to test the reasonableness of the income used to approve documented Mortgage Loans.
(ad)Underwriting. Each Mortgage Loan was either (i) underwritten in full conformance to the Underwriting Guidelines without regard to any underwriter discretion, other than, with respect to any S&D Mortgage Loan, any nonconformity that is disclosed to Buyer prior to the applicable Purchase Date and approved by Buyer in its sole discretion or (ii) if not underwritten in full conformance to the Underwriting Guidelines, has reasonable and documented compensating factors in the Asset File and is indicated in the Asset Schedule as having such factors and has been approved by Buyer in writing.
(ae)MERS. With respect to each MERS Mortgage Loan, the Seller has not received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS. With respect to each MERS Mortgage Loan, a mortgage identification number has been assigned by MERS and such mortgage identification number is accurately provided on the Asset Schedule. The related Assignment of Mortgage to MERS has been duly and properly recorded.
(af)Insurance Coverage Not Impaired. The Mortgaged Property (other than with respect to a Mortgage Loan secured by Co-op Shares) is insured by an insurer. No Mortgagor, other obligated party with respect to the applicable Mortgage Loan, or any other Person, has engaged in any act or omission that would impair the coverage of any such insurance policy, the benefits of the endorsement provided for therein, or the validity and binding effect of either, including, without limitation, the provision or receipt of any unlawful fee, commission, kickback, or other compensation or value of any kind. The Seller is not aware of any action, inaction, or event has occurred and no state of facts exists or has existed that has resulted or is likely to result in the cancellation or exclusion from, denial of, or defense to coverage under any such insurance policies, regardless of the cause of such failure of coverage. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required insurance.
(ag)Complete Asset Files. Except with respect to Wet-Ink Mortgage Loans solely prior to the Wet-Ink Delivery Date, the Mortgage Note, the Mortgage, the Assignment of Mortgage and the other Mortgage Loan Documents required to be delivered on the related
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Purchase Date and all Mortgage Loan Documents necessary to foreclose on the Mortgaged Property have been delivered to Custodian, in compliance with the applicable Custodial Agreement and this Agreement; provided that, with respect to an eNote Loan, the applicable Seller shall deliver to Custodian each of Buyer’s and related Seller’s MERS Org IDs, and shall cause (i) the Authoritative Copy of the related eNote to be delivered to the eVault via a secure electronic file, (ii) the Controller status of the related eNote to be transferred to Buyer, (iii) the Location status of the related eNote to be transferred to Custodian, and (iv) the Delegatee status of the related eNote to be transferred to Custodian, in each case using MERS eDelivery and the MERS eRegistry. With respect to each Mortgage Loan, Custodian is in possession of a complete Asset File including all records, evidence and documents used in the qualification of the Mortgagor, and such Asset File shall not have been released from the possession of Custodian at any time for longer than the time periods permitted under the applicable Custodial Agreement unless otherwise approved by Buyer. Solely with respect to any Early Buyout Mortgage Loan, the related Asset File contains all of the mortgage loan documents required by the Ginnie Mae Guide to satisfy both initial and final certification, where applicable. With respect to each Early Buyout Mortgage Loan, each of the documents and instruments specified to be included in the Asset File is in form acceptable to Ginnie Mae and HUD. In the event the Mortgage is a deed of trust, a trustee, authorized and duly qualified under any Requirement of Law to serve as such, has been properly designated, is named in the Mortgage and currently so serves. No material documentation is missing from the Asset File in possession of Custodian, unless such documentation is subject to a Servicer request for release of documents and a foreclosure attorney acknowledgment in form and substance acceptable to Buyer. Each of the documents and instruments specified to be included in the Asset File is executed, is in due and proper form, and is in a form acceptable to the applicable federal or state regulatory agency.
(ah)Endorsements. The Mortgage Note has been endorsed by the Seller for its own account and not as a fiduciary, trustee, trustor or beneficiary under a trust agreement.
(ai)Imaging. Each imaged document represents a true, complete, and correct copy of the original document in all respects, including all signatures conforming with signatures contained in the original document, no information having been added or deleted, and no imaged document having been manipulated or altered in any manner. Each imaged document is clear and legible, including accurate reproductions of photographs. No original documents have been or will be altered in any manner.
(aj)No Damage/Condemnation. The Seller has no actual knowledge of damage to the related Mortgaged Property that adversely affects the value or marketability of any Mortgage Loan or Mortgaged Property, and each Mortgaged Property is in substantially the same condition it was at the time the most recent Property Value was obtained. Adequate insurance is in place to cover such events that may occur on or after the consummation of the related Mortgage Loan. There is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property.
(ak)Ability to Repay. Each Mortgage Loan shall meet the following criteria: before the origination of each Mortgage Loan, Seller made a reasonable and good faith determination that (a) the borrower has a reasonable ability to repay the loan according to its terms, and (b) Seller underwrote the Mortgage Loan in accordance with the eight underwriting factors set forth in 12 C.F.R. § 1026.43(c) (to be listed in underlying transaction documentation). Seller has retained written records that evidence its compliance with the ATR Rules. Each Mortgage Loan complied with the “ability to repay” standards as set forth in Section 129C(a) of
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the federal Truth-in-Lending Act, 15 U.S.C. § 1639c(a), and Section 1026.43(c) or Section 1026.43(e)(4) of 12 C.F.R. Part 1026 (“Regulation Z”).
(al)Safe Harbor. If the Mortgage Loan is not identified as “Qualified Mortgage- Rebuttable Presumption” or “Non-Qualified Mortgage” on the Asset Schedule, such Mortgage Loan (i) is a “qualified mortgage” within the meaning of Regulation Z, (ii) complies with the total points and fees limitations for a qualified mortgage set forth in Section 1026.43(e)(3) of Regulation Z (including the inflation adjustments provided for in Section 1026.43(e)(3)(ii) of Regulation Z), (iii) is not a “higher-priced covered transaction” within the meaning of Section 1026.43(b)(4) of Regulation Z, (iv) only includes a prepayment penalty permitted by Section 1026.43(g) of Regulation Z, (v) does not provide for a balloon payment and (vi) qualifies for the safe harbor set forth in Section 1026.43(e)(1)(i) of Regulation Z.
(am)Rebuttable Presumption. If the Mortgage Loan is identified as “Qualified Mortgage- Rebuttable Presumption” on the Asset Schedule, such Mortgage Loan (i) is a “qualified mortgage” within the meaning of Regulation Z, (ii) complies with the total points and fees limitations for a qualified mortgage set forth in Section 1026.43(e)(3) of Regulation Z (including the inflation adjustments provided for in Section 1026.43(e)(3)(ii) of Regulation Z), (iii) only includes a prepayment penalty permitted by Section 1026.43(g) of Regulation Z, (iv) does not provide for a balloon payment and (v) qualifies for the presumption of compliance set forth in Section 1026.43(e)(1)(ii) of Regulation Z.
(an)No Default. There is no default, breach, violation, event of acceleration or other event existing under the Mortgage Note and the Mortgage that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation, or event of acceleration, other than a monetary default if such Mortgage Loan remains in compliance with clauses (b) and (c) in the definition of “Eligible First Lien Mortgage Loan or clauses (f) and (g) in the definition of “Eligible Second Lien Mortgage Loan”, as applicable, and none of the Seller, its Affiliates or any prior mortgagee has waived any material default, breach, violation or event permitting acceleration. No foreclosure action is currently being threatened or has begun with respect to any Mortgaged Property.
(ao)No Interest of Appraiser. The Property Value has been produced with respect to the related Mortgaged Property by an appraiser or BPO or AVM provider who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation was not affected by the approval or disapproval of the Mortgage Loan. The Appraisal, if any, was written, in form and substance, to (i) customary industry standards for mortgage loans of the same type as such Mortgage Loan and (ii) Uniform Standards of Professional Appraisal Practice standards and the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, was prepared by a state certified or state licensed appraiser and satisfies applicable legal and regulatory requirements.
(ap)Improvements Within Boundaries. All improvements that were considered in determining the Property Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property. As of the date the Mortgage Loan was originated, no improvements on adjoining properties encroached upon the Mortgaged Property, and no improvement located on or being part of the Mortgaged Property was in violation of any applicable zoning and building law, ordinance, or regulation, and such representations are currently true and correct.
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(aq)All Licenses Obtained. All inspections, licenses, and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and with respect to the use and occupancy thereof had been made or obtained from the appropriate governmental authorities.
(ar)No Notice of Noncompliance. The Seller has not received nor is aware of any other party having received notice from the Mortgagor, any governmental authority, or any other Person of any noncompliance with any use or occupancy law, ordinance, regulation, standard, license, or certificate with respect to the Mortgaged Property.
(as)Environmental Laws. The Mortgaged Property is in compliance with all applicable environmental laws pertaining to environmental hazards including, without limitation, asbestos. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule, or regulation is at issue.
(at)No Payments from Others. With respect to each Mortgage Loan, no portion of the loan proceeds has been escrowed for the purpose of making scheduled monthly payments on behalf of the Mortgagor, and no payments due and payable under the terms of the Mortgage Note and Mortgage or deed of trust, except for seller or builder concessions, have been paid by any other Person (other than a guarantor) who was involved in, or benefited from, the sale of the Mortgaged Property or the origination, refinancing, sale, or servicing of the Mortgage Loan.
(au)Manufactured Homes. With respect to any manufactured home that is included as part of a Mortgaged Property, such manufactured home is (1) together with the related land, subject to the Mortgage, (2) deemed to be a part of the real property on which it is located pursuant to the applicable law of the jurisdiction in which it is located, and (3) treated as a single-family residence under Section 25(e)(10) of the Code.
(av)Occupancy at Origination. With respect to each Mortgage Loan, the Seller gave due consideration at the time of origination to factors, which need not be documented at the time of origination, including but not limited to other real estate owned by the Mortgagor, commuting distance to work, appraiser comments and notes, and any difference between the mailing address in the servicing system and the Mortgaged Property address, to evaluate whether the occupancy status of the Mortgaged Property as represented by the Mortgagor was reasonable. If occupied at origination, the Mortgaged Property is lawfully occupied under any Requirement of Law. For the avoidance of doubt, this representation is not a representation as to the actual occupancy status of the Mortgaged Property. With respect to any Mortgage Loan originated with an “owner-occupied” Mortgaged Property, the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor’s primary residence.
(aw)Texas Home Equity Mortgage Loans. Each Texas home equity Mortgage Loan was originated in compliance with Section 50(a)(6) of the Texas constitution or any material non-compliance has been cured subsequent to origination and prior to the Closing Date.
(ax)Mandatory Arbitration. No Mortgage Loan that was originated on or after October 31, 2004, is subject to mandatory arbitration.
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(ay)No Litigation Pending. There is no action, suit, proceeding or investigation pending, or threatened, that is related to the Mortgage Loan and reasonably likely to affect materially and adversely such Mortgage Loan.
(az)[Reserved].
(ba)Mortgage Loan Purpose. No Mortgage Loan (i) was made in connection with the construction or rehabilitation of a Mortgaged Property where construction loan proceeds are still being disbursed; (ii) was made in connection with facilitating the trade-in or exchange of a Mortgaged Property; (iii) is an open-ended home equity line of credit, or (iv) is a reverse mortgage loan.
(bb)Co-op Loans. With respect to each Co-op Loan, the related Mortgage is a valid, enforceable and subsisting first priority security interest in the related Co-op Shares securing the related cooperative note and the related Proprietary Lease, and there are no other liens against or security interests in the Co-op Shares other than (i) liens of the Co-op Corporation for unpaid assessments representing the related Mortgagor’s pro rata share of the Co-op Corporation’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (ii) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the lien or security interest. With respect to each Co-op Loan, the related Co-op Corporation owns good and marketable title to the related Co-op Project and is a “cooperative housing corporation” within the meaning of Section 216 of the Code, and is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the related Mortgaged Property. With respect to each Co-op Loan, (i) the term of the related Proprietary Lease is longer than the term of the Co-op Loan, (ii) there is no provision in any Proprietary Lease which requires the related Mortgagor to offer for sale the Co-op Shares owned by such Mortgagor first to the Co-op Corporation, (iii) there is no prohibition in any Proprietary Lease against pledging the Co-op Shares or assigning the related Proprietary Lease, (iv) the related Recognition Agreement is on a form of agreement published by Aztech Document Systems, Inc. as of the date hereof or includes provisions which are no less favorable to the related mortgagee than those contained in such agreement, (v) each original UCC financing statement, continuation statement or other governmental filing or recordation necessary to create or preserve the perfection and priority of the first lien and security interest in such Co-op Loan and Proprietary Lease has been timely and properly made, (vi) Seller has the right under the terms of the related Mortgage Loan Documents to pay any maintenance charges or assessments owed by the related Mortgagor, and (vii) each Stock Power (a) has all signatures guaranteed or (b) if all signatures are not guaranteed, then such Co-op Shares will be transferred by the stock transfer agent of the Co-op Corporation if Seller undertakes to convert the ownership of the collateral securing such Co-op Loan.
(bc)With respect to Early Buyout Mortgage Loans, each such Mortgage Loan (i) shall not be, prior to becoming subject to a Transaction hereunder, a Mortgage Loan where the Mortgaged Property related to such Mortgage Loan has been conveyed, a partial claim has been paid and a portion of the unpaid principal balance remains outstanding, (ii) shall not have a claim rejected by HUD, VA or USDA for any reason which materially impairs the FHA Mortgage Insurance or VA Loan Guaranty Agreement or the USDA guaranty, as applicable, and which results in a material loss in the principal balance of such Mortgage Loan and (iii) shall have been part of a Ginnie Mae pool and satisfy Ginnie Mae’s delinquency and modification criteria for repurchase of Mortgage Loans.
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(bd)Second Lien Mortgage Loans. With respect to any Second Lien Mortgage Loan:
[***].
(be)Location and Type of Mortgaged Property. The Mortgaged Property consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, planned unit development, townhouse, or cooperative unit (in the case of a Co-op Loan). No Mortgage Loan is secured by a mobile home, raw land, condominium unit, condotel, or a multi-family, mixed-use, commercial or manufactured housing property, nor is any portion of the Mortgaged Property used for commercial purposes.
(bf)Payments Current. Except with respect to S&D Mortgage Loans or Early Buyout Mortgage Loan, all payments required to be made up to the Purchase Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited. On the related Purchase Date, the Mortgage Loan (i) is zero Days Delinquent with respect to any payment of principal or interest or otherwise not in default, and (ii) the Mortgagor is not subject as a debtor under a proceeding under the Bankruptcy Code, nor is the related Mortgaged Property involved in any proceeding under the Bankruptcy Code. The first (1st) Monthly Payment shall be made, or shall have been made, with respect to the Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note.
(bg)Origination; Licensing; Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, servicer, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, (2) solely with respect to any Early Buyout Mortgage Loan, in compliance with any qualification requirements of Ginnie Mae, the FHA, VA and USDA and (3) either (A) organized under the laws of such state wherein the Mortgaged Property is located, (B) qualified to do business in such state, (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state.
(bh)Early Buyout Mortgage Loans. Each Early Buyout Mortgage Loan (i) shall not be, prior to becoming subject to a Transaction hereunder, a Mortgage Loan where the Mortgaged Property related to such Early Buyout Mortgage Loan has been conveyed, a partial claim has been paid and a portion of the unpaid principal balance remains outstanding, (ii) shall not have a claim rejected by HUD, VA or USDA for any reason which materially impairs the FHA Mortgage Insurance or VA Loan Guaranty Agreement or the USDA guaranty, as applicable, and which results in a material loss in the principal balance of such Early Buyout Mortgage Loan and (iii) shall have been part of a Ginnie Mae pool and satisfy Ginnie Mae’s delinquency and modification criteria for repurchase of Mortgage Loans.
(bi)Government Backstop. Solely with respect to any Early Buyout Mortgage Loan, the Early Buyout Mortgage Loan is not a “Defective Mortgage,” as that term is defined pursuant to Ginnie Mae Guide (other than clause (v) thereof), and has not been affected by any defect, error, action, inaction, misstatement, or omission by any Seller Party, the applicable Servicer, the Mortgagor, or any other Person that reasonably could be expected to diminish or impair (i) the eligibility for or extent of any benefits or coverage of any related government backstop, (ii) the validity or enforceability of any related government backstop, (iii) the entitlement or right of the Buyer, to receive any proceeds related to such government backstop to the fullest extent and in the greatest amount permitted by applicable regulations, or (iv) the
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ability or eligibility of such Early Buyout Mortgage Loan to be delivered into a Ginnie Mae pool for securitization into an Agency Security.
(bj)eNotes. With respect to each eNote Loan, the related eNote satisfies all of the following criteria:
i.the eNote bears a digital or electronic signature;
ii.the Hash Value of the eNote indicated in the MERS eRegistry match-es the Hash Value of the eNote as reflected in the eVault;
iii.there is a single Authoritative Copy of the eNote, as applicable and within the meaning of Section 9-105 of the Uniform Commercial Code or Section 16 of the UETA, as applicable, that is held in the eVault;
iv.the Location status of the eNote on the MERS eRegistry reflects the MERS Org ID of the Custodian;
v.the Controller status of the eNote on the MERS eRegistry reflects the MERS Org ID of Buyer;
vi.the Delegatee status of the eNote on the MERS eRegistry reflects the MERS Org ID of Custodian;
vii.the Master Servicer status of the eNote on the MERS eRegistry reflects the MERS Org ID of the Seller;
viii.There is no Control Failure or eNote Replacement Failure with respect to such eNote;
ix.the eNote is a valid and enforceable Transferable Record or comprises “electronic chattel paper” within the meaning of the Uniform Commercial Code;
x.there is no defect with respect to the eNote that would result in Buyer having less than full rights, benefits and defenses of “Control” (within the meaning of the UETA or the Uniform Commercial Code, as applicable) of the Transferable Record; and
xi.there is no paper copy of the eNote in existence nor has the eNote been papered-out.
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SCHEDULE 1-B

REPRESENTATIONS AND WARRANTIES RE: AGENCY MORTGAGE LOANS

Seller makes the following representations and warranties to Buyer with respect to each Mortgage Loan that is an Agency Mortgage Loan as of the Purchase Date for the purchase of any such Mortgage Loan by Buyer from Seller and at all times while the Mortgage Loan is subject to a Transaction hereunder. With respect to those representations and warranties which are made to the best of Seller’s knowledge, if it is discovered by Seller or Buyer that the substance of such representation and warranty is inaccurate, notwithstanding Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.
(a)Eligible Mortgage Loan. The Mortgage Loan is an Eligible Mortgage Loan. The Mortgage Loan is a legal, valid and binding obligation of the Mortgagor thereunder, enforceable in accordance with its terms and subject to no offset, defense or counterclaim, obligating Mortgagor to make the payments specified therein.
(b)Data. The information contained in the Asset Schedule is true, correct and complete. All information contained in the related Asset File and in the Underwriting Package in respect of the Mortgage Loans is accurate and complete in all material respects.
(c)Origination and Servicing. The Mortgage Loan was originated by or in conjunction with a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, as amended, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar banking institution which is supervised and examined by a federal or state authority. The Mortgage Loan has been originated and serviced in compliance with the applicable Underwriting Guidelines, Accepted Servicing Practices and all applicable federal, state and local statutes, regulations and rules, including, without limitation, the Federal Truth-in-Lending Act of 1968, as amended, and Regulation Z thereunder, the Federal Fair Credit Reporting Act, the Federal Equal Credit Opportunity Act, the Federal Real Estate Settlement Procedures Act of 1974, as amended, and Regulation X thereunder, and all applicable usury, licensing, real property, consumer protection, disclosure and other laws. The consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and Seller shall maintain or cause its agent to maintain in its possession, available for the inspection of Buyer, and shall deliver to Buyer, upon demand, evidence of compliance with all such requirements. With respect to escrow deposits and escrow payments, all such payments are in the possession of, or under the control of Seller. All escrow payments have been collected in full compliance with state and federal law. No escrow deposits or escrow payments or other charges or payments due Seller have been capitalized under the Mortgage, the Mortgage Note or any related Mortgage Loan document. Any interest required to be paid on such escrow deposits pursuant to state, federal and local law has been properly paid and credited.
(d)Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, the consummation of the transactions
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contemplated hereby will not involve the violation of any such laws or regulations, and the Seller shall maintain or shall cause its agent to maintain in its possession, available for the inspection of Buyer, and shall deliver to Buyer, upon demand, evidence of compliance with all such requirements.
(e)Validity of Mortgage Documents. The Mortgage Loan is evidenced by instruments acceptable to the FHA, the VA, Fannie Mae or Freddie Mac as applicable, given the type of Mortgage Loan. The Mortgage Loan documents (including without limitation the Mortgage Note and the Mortgage) and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with a Mortgage Loan, and all signatures thereon, are genuine, and each such document is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms, except as may be limited by bankruptcy or other laws affecting the enforcement of creditor’s rights generally, and there are no rights of rescission, set-offs, counterclaims or other defenses with respect thereto. All parties to the Mortgage Loan documents (including without limitation the Mortgage Note and the Mortgage) and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, had legal capacity to enter into the Mortgage Loan and to execute and deliver any such instrument or agreement and such instrument or agreement has been duly and properly executed by such related parties. The Seller has reviewed all of the documents constituting the Asset File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein. Except as disclosed to Buyer in writing, all tax identifications and property descriptions are legally sufficient; and tax segregation, where required, has been completed.
(f)No Outstanding Charges. All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Neither Seller nor any Approved originator from which the Seller acquired the Mortgage Loan has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the proceeds of the Mortgage Loan, whichever is earlier, to the day which precedes by one month the due date of the first installment of principal (if applicable) and interest thereunder.
(g)Private Mortgage Insurance. Each Mortgage Loan that is not a Government Mortgage Loan or a Mortgage Loan secured by Co-op Shares is insured by a policy of private mortgage insurance in the amount required by Fannie Mae or Freddie Mac, as applicable, and by an insurer and all provisions of such private mortgage insurance policy have been and are being complied with, such policy is in full force and effect and all premiums due thereunder have been paid. There are no defenses, counterclaims or rights of setoff affecting such Mortgage Loan or affecting the validity or enforceability of any private mortgage insurance applicable to such Mortgage Loan.
(h)Original Terms Unmodified. With respect to any First Lien Mortgage Loan, the terms of the Mortgage Loan, the Mortgage Note and Mortgage (or the Proprietary Lease, Assignment of Proprietary Lease and Stock Power in the case of a Co-op Loan) have not been impaired, waived, altered or modified in any respect, from the date of origination; except by a written instrument which has been recorded in the applicable public recording office, if necessary to protect the interests of Buyer, and which has been delivered to Custodian and disclosed to Buyer in writing and does not affect the salability of the Mortgage Loan; provided, if
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the payment terms, interest rate, maturity date or other material terms have been impaired, waived, altered or modified in any material respect, Seller shall promptly update the Buyer in writing (which may be in the form of the monthly servicing tape). With respect to any First Lien Mortgage Loan, the substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required. With respect to any Second Lien Mortgage Loan, such Mortgage Loan is not subject to any (i) forbearance arrangement or (ii) deferral, payment plan, modification, amendment, and/or other adjustments to the applicable Due Date, whether requested by any party or pursuant to an agreement, or mandated by a Governmental Authority, in each case, in Buyer’s sole discretion. No Mortgagor in respect of the Mortgage Loan has been released, in whole or in part, except in connection with an assumption agreement approved, with respect to any First Lien Mortgage Loan, by the title insurer, to the extent required by such policy, and which assumption agreement is part of the Asset File delivered to Custodian and the terms of which are reflected in the Asset Schedule.
(i)No Defenses. The Mortgage Note and the Mortgage, (or Assignment of Proprietary Lease in the case of a Co-op Loan) is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor in respect of the Mortgage Loan was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated. Seller has no knowledge nor has it received any notice that any Mortgagor in respect of the Mortgage Loan is a debtor in any state or federal bankruptcy or insolvency proceeding nor is the related Mortgaged Property involved in any proceeding under the Bankruptcy Code.
(j)No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor.
(k)No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note, and no event has occurred that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Seller nor its predecessors have waived any default, breach, violation or event of acceleration; and with respect to each Co-op Loan, there is no default in complying with the terms of the Mortgage Note, the Assignment of Proprietary Lease and the Proprietary Lease and all maintenance charges and assessments (including assessments payable in future installments, which previously became due and owing) have been paid, other than, in each case, a monetary default if such Mortgage Loan remains in compliance with clauses (b) and (c) in the definition of “Eligible First Lien Mortgage Loan or clauses (f) and (g) in the definition of “Eligible Second Lien Mortgage Loan”, as applicable. With respect to each Co-op Loan, the Seller has the right under the terms of the Mortgage Note, Assignment of Proprietary Lease and Recognition Agreement to pay any maintenance charges or assessments owed by the Mortgagor. No foreclosure action is currently threatened or has been commenced with respect to any Mortgaged Property.
(l)[Reserved].
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(m)Customary Provisions. The Mortgage Note has a stated maturity. The Mortgage (or Assignment of Proprietary Lease in the case of a Co-op Loan) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property or Co-op Shares, as applicable, of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property or Co-op Shares, as applicable, pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property or Co-op Shares, as applicable. There is no homestead or other exemption or other right available to the Mortgagor or any other person, or restriction on Seller or any other person, including without limitation, any federal, state or local, law, ordinance, decree, regulation, guidance, attorney general action, or other pronouncement, whether temporary or permanent in nature, that would interfere with, restrict or delay, either (y) the ability of Seller, Buyer or any servicer, subservicer or any successor servicer or successor subservicer to sell the related Mortgaged Property or Co-op Shares, as applicable, at a trustee’s sale or otherwise, or (z) the ability of Seller, Buyer or any servicer or any successor servicer to foreclose on the related Mortgage. The Mortgage Note and Mortgage are on forms acceptable to the FHA, the VA, Freddie Mac or Fannie Mae. If the Mortgage Loan is an eNote Loan, the related eNote contains the Agency-Required eNote Legend.
(n)Location and Type of Mortgaged Property. The Mortgaged Property consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or planned unit development, townhouse, or cooperative unit (in the case of a Co-op Loan) conforming with the applicable Fannie Mae and Freddie Mac requirements regarding such dwellings or conforming to underwriting guidelines acceptable to Buyer in its sole discretion; provided that no residence or dwelling is a cooperative unit (unless in the case of a Co-op Loan the related Mortgage Loan was originated in compliance with the Agency Guidelines). No Mortgage Loan is secured by a mobile home, raw land, condominium unit, condotel, or a multi-family, mixed-use, commercial manufactured housing property, nor is any portion of the Mortgaged Property used for commercial purposes.
(o)Location of Improvements; No Encroachments. All improvements which were considered in determining the Property Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning and building law, ordinance or regulation.
(p)Occupancy and Use of the Mortgaged Property. The Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. The Seller has not received notification from any Governmental Authority that the Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be. The Seller has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate.
(q)Lien Position. The Mortgage Loan is secured by a valid, subsisting, enforceable and perfected with respect to each Mortgage Loan, first priority lien on the
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Mortgaged Property, including all buildings on the Mortgaged Property, under the laws of the state where the related Mortgaged Property is located. The lien of the Mortgage is subject only to:
(i)the lien of current real property taxes and assessments not yet due and payable;
(ii)covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in lender’s title insurance policy delivered to the Approved Originator of the Mortgage Loan and (a) referred to or otherwise considered in the valuation obtained by the Approved Originator of the Mortgage Loan or (b) which do not adversely affect the Property Value of the Mortgaged Property set forth in such valuation;
(iii)other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and
(iv)Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Seller has full right to pledge and assign the same to Buyer. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage.
(r)No Future Advances. The full original principal amount of each Mortgage Loan has been fully advanced or disbursed to the Mortgagor named therein. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage. With respect to any Mortgage Loan, the terms of which require the Seller to make additional advances or disbursements to or on behalf of the Mortgagor named therein after the date of origination, the Seller has made all such advances and disbursements in accordance with the terms of the Mortgage and/or the terms and conditions of the related mortgage loan program, and such additional amounts have been advanced or disbursed from the Seller’s own funds and not from the funds representing any Purchase Price paid by Buyer to Seller hereunder. For all Mortgage Loans, there is no requirement for future advances and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been satisfied.
(s)Ownership. The Seller owns and has good and marketable title and full right to sell the Mortgage Loan to Buyer free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, Buyer will own such Mortgage Loan (and with respect to any Co-op Loan, the sole owner of the related Assignment of Proprietary Lease) free and clear of any encumbrance, equity, participation interest, lien,
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pledge, charge, claim or security interest except any such security interest created pursuant to the terms of this Agreement.
(t)Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) either (A) organized under the laws of such state, (B) qualified to do business in such state, (C) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (D) not doing business in such state.
(u)Hazard Insurance. The Mortgage Loan (other than with respect to a Mortgage Loan secured by Co-op Shares) is covered by a policy of hazard insurance and insurance against other insurable risks and hazards issued by a Qualified Insurer as are customary in the area where the Mortgaged Property is located and in accordance with such the Underwriting Guidelines and the Agency Guidelines, as applicable, in an amount not less than the greatest of (i) 100% of the replacement cost of all improvements to the Mortgaged Property, (ii) the outstanding principal balance of the Mortgage Loan, and (iii) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property or such maximum lesser amount as permitted by the Underwriting Guidelines and applicable law, all in a form usual and customary in the industry and that is in full force and effect, and all amounts required to have been paid under any such policy have been paid. If any portion of the Mortgaged Property (other than with respect to a Mortgage Loan secured by Co-op Shares) is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Emergency Management Agency is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of the Mortgage Loan (2) the full insurable value of the Mortgaged Property, and (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended by the Flood Disaster Protection Act of 1974. All such insurance policies (collectively, the “hazard insurance policy”) contain a standard mortgagee clause naming the Seller, its successors and assigns (including, without limitation, subsequent owners of the Mortgage Loan), as mortgagee, and may not be reduced, terminated or canceled without 30 days’ prior written notice to the mortgagee. No such notice has been received by the Seller. All premiums on such insurance policy have been paid. The related Mortgage obligates the Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. The Seller has not engaged in, and has no knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by the Seller.
(v)Title Insurance. Other than with respect to a Mortgage Loan secured by Co-op Shares, the Mortgage Loan is covered by either (i) an attorney’s opinion of title and abstract of title, the form and substance of which is acceptable to prudent mortgage lending
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institutions making mortgage loans where the Mortgaged Property is located or (ii) a valid and enforceable title insurance policy or a commitment to issue such title insurance policy obtained by a title insurer acceptable to Buyer, Ginnie Mae, Fannie Mae or Freddie Mac, as applicable, and qualified to do business in the jurisdiction where the Mortgaged Property is located insuring Seller, its successors and assigns in an amount not less than the original principal amount of such Mortgage Loan, which title insurance policy insures that the Mortgage relating thereto is a valid first lien on the property therein described and that the Mortgaged Property or Co-op Shares, as applicable, is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. Seller, its successors and assigns, are the sole insureds of such title insurance policy, and such title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such title insurance policy, and no prior holder, servicer or subservicer of the related Mortgage, including Seller, has done, by act or omission, anything which would impair the coverage of such title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller.
(w)Assignment of Mortgage. The Assignment of Mortgage (if any) (i) has been duly authorized by all necessary corporate action by the Seller, duly executed and delivered by the Seller and is the legal, valid and binding obligation of the Seller enforceable in accordance with its terms, and (ii) complies with all applicable laws including all applicable recording, filing and registration laws and regulations and is adequate and legally sufficient for the purpose intended to be accomplished thereby, including, without limitation, the assignment of all of the rights, powers and benefits of the Seller as mortgagee.
(x)No Fraud. No error, omission, misrepresentation, negligence, fraud or similar occurrence has taken place with respect to the Mortgage Loan on the part of any Person, including, without limitation, the Mortgagor, any appraiser, any builder or developer or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan.
(y)Compliance with Guidelines. The Mortgage Loan was originated in compliance with and remains in compliance with the Agency Guidelines. Each Mortgage Loan (i) was underwritten in accordance with the Underwriting Guidelines in effect at the time of origination or (ii) has reasonable and documented compensating factors in the Asset File and is indicated in the Asset Schedule as having such factors and has been approved by Buyer in writing.
(z)Transfer of Mortgage Loans. Except with respect to Mortgage Loans registered with MERS, the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.
(aa)Due-On-Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event
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that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.
(ab)Consolidation of Principal Advances. Any principal advances made to the Mortgagor prior to the Purchase Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority (or, with respect to a Second Lien Mortgage Loan, second lien priority) by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to the FHA, the VA, Fannie Mae or Freddie Mac, as applicable. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.
(ac)No Condemnation Proceeding. There is no proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property.
(ad)Servicemembers Civil Relief Act. The Mortgagor has not notified the Seller, and the Seller has no knowledge, of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003, as amended.
(ae)Appraisal. Other than with respect to any Property Inspection Waiver Mortgage Loan, a full appraisal of the related Mortgaged Property was conducted and executed prior to the funding of the Mortgage Loan by a qualified appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the relevant FHA, VA, Fannie Mae and Freddie Mac guidelines, as applicable, each as amended and as in effect on the date the Mortgage Loan was originated.
(af)Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans, and the Seller maintains such statement in the Asset File.
(ag)Construction or Rehabilitation of Mortgaged Property. For all Mortgage Loans, no Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property.
(ah)Capitalization of Interest. The Mortgage Note does not by its terms provide for the capitalization or forbearance of interest.
(ai)No Equity Participation. No document relating to the Mortgage Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property. The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and the Seller has not financed nor does the Seller own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor.
(aj)Proceeds of Mortgage Loan. The proceeds of the Mortgage Loan have not been and shall not be used to satisfy, in whole or in part, any debt owed or owing by the Mortgagor to the Seller or any Affiliate or correspondent of the Seller, except in connection with a refinanced Mortgage Loan.
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(ak)Mortgage Submitted for Recordation. Any Mortgage was recorded or submitted for recordation in the jurisdiction in which the Mortgaged Property is located and all subsequent assignments of such Mortgage have been delivered in the appropriate form for recording in all jurisdictions in which such recordation is necessary to perfect the ownership of the Mortgage by the owner thereof or is in the process of being recorded. With respect to each Mortgage that constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage and no fees or expenses are or will become payable by the mortgagee to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor. With respect to each Mortgage Loan that is not a MERS Mortgage Loan, the Assignment of Mortgage, upon the insertion of the name of the assignee and recording information, is in recordable form (other than the name of the assignee if in blank) and is acceptable for recording under the laws of the jurisdiction in which the related Mortgaged Property is located. With respect to each MERS Mortgage Loan, (i) the related Mortgage and, if applicable, Assignment of Mortgage have been duly and properly recorded in the name of MERS or its designee or have been delivered for recording to the applicable recording office and (ii) a mortgage identification number has been assigned by MERS and such mortgage identification number is accurately provided on the Asset Schedule (or is otherwise provided to Buyer). If applicable, the related Assignment of Mortgage to MERS has been duly and properly recorded. With respect to each MERS Mortgage Loan, the Seller has not received any notice of liens that are senior to the related Mortgage or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS.
(al)Other Encumbrances. Any property subject to any security interest given in connection with such Mortgage Loan is not subject to any other encumbrances other than a stated first Mortgage, if applicable, and encumbrances which may be allowed under the Agency Guidelines, as applicable.
(am)Located in U.S. No collateral (including, without limitation, the related real property and the dwellings thereon and otherwise) relating to a Mortgage Loan is located in any jurisdiction other than in one of the fifty (50) states of the United States of America or the District of Columbia.
(an)HOEPA. No Mortgage Loan is (a) subject to the provisions of 12 U.S.C. Section 226.32 of Regulation Z implementing the Homeownership and Equity Protection Act of 1994 as amended (“HOEPA”), (b) a “high cost” mortgage loan, “covered” mortgage loan, “high risk home” mortgage loan, or “predatory” mortgage loan or any other comparable term, no matter how defined under any federal, state or local law, (c) subject to any comparable federal, state or local statutes or regulations, or any other statute or regulation providing for heightened regulatory scrutiny or assignee liability to holders of such mortgage loans, or (d) a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the current Standard & Poor’s LEVELS® Glossary Revised, Appendix E).
(ao)No Predatory Lending. No predatory, abusive or deceptive lending practices, including but not limited to, the extension of credit to a Mortgagor without regard for the Mortgagor’s ability to repay the Mortgage Loan and the extension of credit to a Mortgagor which has no tangible net benefit to the Mortgagor, were employed in connection with the origination of the Mortgage Loan.
(ap)Negative Amortization. None of the Mortgage Notes relating to any of the Mortgage Loans provides for negative amortization.
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(aq)Mortgaged Property Undamaged. The Mortgaged Property is in good repair and undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair.
(ar)No Exception. Unless otherwise approved by Buyer in writing, the applicable Custodian has not noted any material exceptions on an Asset Schedule with respect to the Mortgage Loan which would materially adversely affect the Mortgage Loan or Buyer’s interest in the Mortgage Loan as determined by Buyer in its sole discretion.
(as)Acceptable Investment. No specific circumstances or conditions exist with respect to the Mortgage, the Mortgaged Property, Mortgagor or Mortgagor’s credit standing that should reasonably be expected to (i) cause private institutional investors which invest in mortgage loans similar to the Mortgage Loan to regard the Mortgage Loan as an unacceptable investment, (ii) cause the Mortgage Loan to be more likely to become past due in comparison to similar Mortgage Loans, or (iii) adversely affect the value or marketability of the Mortgage Loan in comparison to similar Mortgage Loans.
(at)[Reserved].
(au)Prepayment Fees. The Mortgage Loan does not contain a provision permitting imposition of a premium or penalty upon a prepayment prior to maturity.
(av)Points and Fees. All points and fees related to the Mortgage Loan were disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation. The points and fees related to such Mortgage Loan did not exceed 3% of the total loan amount (or such other applicable limits for lower balance Mortgages) as specified under 12 C.F.R. § 1026.43(e)(3), and the points and fees were calculated using the calculation required for qualified mortgages under 12 C.F.R. § 1026.32(b) to determine compliance with applicable requirements.
(aw)Mandatory Arbitration. No Mortgage Loan that was originated on or after October 31, 2004, is subject to mandatory arbitration except when the terms of the arbitration also contain a waiver provision that provides that in the event of a sale or transfer of the Mortgage Loan or interest in the Mortgage Loan to Fannie Mae, the terms of the arbitration are null and void and cannot be reinstated.
(ax)Mortgage Loan Products. No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Approved Originator of the Mortgage Loan which is a higher cost product designed for less creditworthy Mortgagors, unless at the time of the origination of such Mortgage Loan, such Mortgagor did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Approved Originator of the Mortgage Loan or any affiliate of the Approved Originator of such Mortgage Loan. If, at the time of Mortgage Loan application, the Mortgagor may have qualified for a lower cost credit product than offered by any mortgage lending affiliate of the Approved Originator of the Mortgage Loan, such Approved Originator referred the Mortgagor’s application to such affiliate for underwriting consideration.
(ay)Environmental Matters. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. No Mortgaged Property is located within a one-mile radius
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of any site listed in the National Priorities List as defined under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list of hazardous waste sites which are known to contain any hazardous substance or hazardous waste. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any applicable environmental law (including, without limitation, asbestos), rule or regulation with respect to the Mortgaged Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property.
(az)Government Mortgage Loans. With respect to each Government Mortgage Loan, (i) the FHA Mortgage Insurance Contract is in full force and effect, there exists no impairment to full recovery, and HUD is not entitled to be indemnified by the related mortgagee under FHA Mortgage Insurance, the USDA guaranty and the VA Loan Guaranty Agreement, as applicable, is in full force and effect to the maximum extent stated therein and there exists no impairment to full recovery thereunder, (ii) all necessary steps have been taken to keep such guaranty or insurance valid, binding and enforceable and each of such is the binding, valid and enforceable obligation of the FHA, USDA or the VA, respectively, to the full extent thereof, without surcharge, set-off or defense, (iii) such Government Mortgage Loan is insured, or eligible to be insured, pursuant to the National Housing Act, as amended, or is guaranteed, or eligible to be guaranteed, under the provisions of Chapter 37 of Title 38 of the United States Code, as applicable, (iv) with respect to each FHA insurance certificate, USDA insurance certificate or VA guaranty certificate, the Seller has complied with applicable provisions of the insurance for guaranty contract and federal statutes and regulations, all premiums or other charges due in connection with such insurance or guarantee have been paid, there has been no act or omission which would or may invalidate any such insurance or guaranty, and the insurance or guaranty is, or when issued, will be, in full force and effect with respect to such Mortgage Loan, (v) the Seller has no knowledge of any defenses, counterclaims, or rights of setoff affecting such Mortgage Loan or affecting the validity or enforceability of any private mortgage insurance or FHA Mortgage Insurance, USDA guaranty or VA Loan Guaranty Agreement with respect to such Government Mortgage Loan, and (vi) the Seller has no knowledge of any circumstance which would cause such Government Mortgage Loan to be ineligible for FHA Mortgage Insurance, a USDA guaranty or a VA Loan Guaranty Agreement, as applicable, or cause the FHA, USDA or the VA, as applicable, to deny or reject the related Mortgagor’s application for FHA Mortgage Insurance or a VA Loan Guaranty Agreement, respectively. Each Government Mortgage Loan was originated in accordance with the criteria of an Agency for purchase of such Government Mortgage Loans.
(ba)Qualified Mortgage. Each Mortgage Loan (other than Non-Owner Occupied GSE Loans described in clause (b)(i) of the definition of “Non-Owner Occupied GSE Loans”) satisfies each of the following criteria (i)-(iii) below:
(i)A) For any Agency Mortgage Loan where an application for the Agency Mortgage Loan was taken on or before June 30, 2021, such Agency Mortgage Loan is a “qualified mortgage” or a “Qualified Mortgage-Rebuttable Presumption” Mortgage Loan, as defined in Section 1026.43(e)(4)(ii)(A) of Regulation Z as it existed on February 26, 2021, which meets the requirements for purchase or guarantee by Fannie Mae or Freddie Mac, except with regard to matters wholly unrelated to ability to repay, and which will be purchased or securitized by Fannie Mae or Freddie Mac as applicable on or before August 31, 2021; or
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B)For any Agency Mortgage Loan where an application for the Agency Mortgage Loan was taken on or after July 1, 2021, such Agency Mortgage Loan is either a “qualified mortgage” or a “Qualified Mortgage-Rebuttable Presumption” within the meaning of Section 1026.43(e)(2) of Regulation Z without reference to Section 1026.43(e)(4), (5), (6), (7) or (f) of Regulation Z; or
C)Such Mortgage Loan is a “qualified mortgage” or a “Qualified Mortgage-Rebuttable Presumption” Mortgage Loan, as defined in Section 1026.43(e)(4);
(ii)Such Mortgage Loan is supported by documentation that evidences compliance with the ability to repay standards that include, but are not limited to, records of points and fees information and mortgagor income and debt information set forth in Regulation Z, including all necessary evidence to demonstrate compliance with (aaa)(i)(A), (B), or (C) as applicable; and
(iii)Such Mortgage Loan is accurately identified in writing to Buyer as either a “qualified mortgage” or a “Qualified Mortgage-Rebuttable Presumption”.
(bb)Ability to Repay Determination. There is no action, suit or proceeding instituted by or against or threatened in writing against the Seller in any federal or state court or before any commission or other regulatory body (federal, state or local, foreign or domestic) that questions or challenges the compliance of the Mortgage Loan (or the related underwriting) with the ability to repay standards set forth in Regulation Z.
(bc)Co-op Loan: Valid First Lien. With respect to each Co-op Loan, the related Mortgage is a valid, enforceable and subsisting first security interest on the related Co-op Shares securing the related Proprietary Lease, subject only to (a) liens of the Co-op Corporation for unpaid assessments representing the Mortgagor’s pro rata share of the Co-op Corporation’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the security interest. There are no liens against or security interests in the Co-op Shares relating to each Co-op Loan (except for unpaid maintenance, assessments and other amounts owed to the related cooperative which individually or in the aggregate will not have a material adverse effect on such Co-op Loan), which have priority equal to or over the Seller’s security interest in such Co-op Shares.
(bd)Co-op Loan: Compliance with Law. With respect to each Co-op Loan, the related Co-op Corporation that owns title to the related Co-op Project is a “cooperative housing corporation” within the meaning of Section 216 of the Code, and is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property.
(be)Co-op Loan: No Pledge. With respect to each Co-op Loan, there is no prohibition against pledging Co-op Shares or assigning the Proprietary Lease. With respect to each Co-op Loan, (i) the term of the related Proprietary Lease is longer than the term of the Co-
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op Loan, (ii) there is no provision in any Proprietary Lease which requires the Mortgagor to offer for sale the Co-op Shares owned by such Mortgagor first to the Co-op Corporation, (iii) there is no prohibition in any Proprietary Lease against pledging the Co-op Shares or assigning the Proprietary Lease and (iv) the Recognition Agreement is on a form of agreement published by Aztech Document Systems, Inc. as of the date hereof or includes provisions which are no less favorable to the lender than those contained in such agreement.
(bf)Co-op Loan: Acceleration of Payment. With respect to each Co-op Loan, each Assignment of Proprietary Lease contains enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization of the material benefits of the security provided thereby. The Assignment of Proprietary Lease contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Note in the event the Co-op Unit is transferred or sold without the consent of the holder thereof.
(bg)TRID Compliance. To the extent applicable under Applicable Law, effective with respect to applications taken on or after October 3, 2015, each Mortgage Loan was originated in compliance with the TILA-RESPA Integrated Disclosure Rule.
(bh)No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.
(bi)Complete Asset Files. For each Mortgage Loan (except with respect to any eNote Loan and Wet-Ink Mortgage Loans solely prior to the Wet-Ink Delivery Date), all of the required Mortgage Loan documents have been delivered to the applicable Custodian in accordance with the applicable Custodial Agreement and all Mortgage Loan documents necessary to foreclose on the Mortgaged Property are included in the Asset File delivered to the applicable Custodian. No material documentation is missing from the Asset File in possession of Custodian, unless such documentation is subject to a Servicer request for release of documents and a foreclosure attorney acknowledgment in form and substance acceptable to Buyer. Each of the documents and instruments specified to be included in the Asset File is executed and in due and proper form, and each such document or instrument is in form acceptable to the applicable federal or state regulatory agency. With respect to each such Mortgage Loan, upon the consummation of the related Transaction, the applicable Custodian shall have received the related Asset File and such Asset File shall not have been released from the possession of the applicable Custodian at any time for longer than the time periods permitted under the applicable Custodial Agreement; provided that in the case of a Wet-Ink Mortgage Loan, the applicable Custodian shall have received the related Asset File by no later than the Wet-Ink Delivery Date.
(bj)No Junior Liens. No Mortgage Loan is secured by a junior priority lien on the related Mortgaged Property.
(bk)Payments Current. All payments required to be made up to the Purchase Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited. On the related Purchase Date, the Mortgage Loan (i) is zero Days Delinquent with respect to any payment of principal or interest or otherwise not in default, and (ii) the Mortgagor is not subject as a debtor under a proceeding under the Bankruptcy Code, nor is the related Mortgaged Property involved in any proceeding under the Bankruptcy Code. The first (1st) Monthly
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Payment shall be made, or shall have been made, with respect to the Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note.
(bl)No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage.
(bm)[Reserved].
(bn)No Defense to Insurance Coverage. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Purchase Date which has resulted or will result in an exclusion from, denial of, or defense to coverage under any private mortgage insurance (if applicable) (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Seller, the related Mortgagor or any party involved in the application for such coverage.
(bo)Single Premium Credit Life Insurance: No Mortgagor was required to purchase any credit life, credit disability, credit unemployment, credit property, debt cancellation, accident or health insurance product as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit life, credit disability, credit unemployment, credit property, debt cancellation, accident or health insurance policy in connection with the origination of the Mortgage Loan. None of the proceeds of the Mortgage Loan were used to purchase or finance single-premium credit insurance policies as part of the origination of, or as a condition to the closing, such Mortgage Loan.
(bp)Rehabilitation. The related Mortgaged Property is not a ground-up construction, a tear-down, a partial tear-down or a gut rehabilitation.
(bq)Litigation. There is no action, suit, proceeding or investigation pending, or threatened, that is related to the Mortgage Loan and likely to affect materially and adversely such Mortgage Loan.
(br)Loan Type. No Mortgage Loan is an interest only loan, “pay option ARM,” “pick-a-payment” or similar type of mortgage loan or a reverse mortgage loan or secured by a commercial Mortgaged Property.
(bs)Credit Score Reporting. Full, complete and accurate information with respect to the Mortgagor’s credit file was furnished to Equifax, Experian and Trans Union Credit Information in accordance with the Fair Credit Reporting Act and its implementing regulations. With respect to each Mortgage Loan and related consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508), or other credit information furnished by the Seller to the Buyer, the Seller has full right and authority and are not precluded by law or contract from furnishing such information to the Buyer, and the Buyer is not precluded from furnishing the same to any subsequent or prospective purchaser of such Mortgage Loan.
(bt)Non-Owner Occupied GSE Loan. Each Non-Owner Occupied GSE Loan is an Agency Mortgage Loan originated in accordance with the Agencies’ Underwriting Guidelines and otherwise satisfies all requirements for purchase by the Agencies (without regard to any limits on deliveries of Non-Owner Occupied GSE Loans to the Agencies). With respect
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to each Non-Owner Occupied GSE Loans described in clause (b)(i) of the definition of “Non-Owner Occupied GSE Loans”, such Mortgage Loan (a) was not originated primarily for a personal, family or household purpose, as defined in the Truth in Lending Act and its implementing Regulation Z, and such Non-Owner Occupied GSE Loan was originated for business purposes, (b) the related Mortgaged Property securing the related Mortgage is non-owner occupied, (c) the related Mortgagor does not intend to, and will not, occupy the Mortgaged Property for more than fourteen (14) calendar days during any one (1) calendar year, and (d) in connection with the origination, the related Mortgagor certified that such Mortgaged Property is non-owner occupied and that the Non-Owner Occupied GSE Loan will only be used for commercial or business purposes as defined in Section 104(1) of Truth in Lending Act, 15 U.S.C. § 1063(1), and Section 1026.3(a)(1) Regulation Z, 12 C.F.R. § 1026.3(a)(1).
(bu)eNotes. With respect to each eNote Loan, the related eNote satisfies all of the following criteria:
i.the eNote bears a digital or electronic signature;
ii.the Hash Value of the eNote indicated in the MERS eRegistry match-es the Hash Value of the eNote as reflected in the eVault;
iii.there is a single Authoritative Copy of the eNote, as applicable and within the meaning of Section 9-105 of the Uniform Commercial Code or Section 16 of the UETA, as applicable, that is held in the eVault;
iv.the Location status of the eNote on the MERS eRegistry reflects the MERS Org ID of the Custodian;
v.the Controller status of the eNote on the MERS eRegistry reflects the MERS Org ID of Buyer;
vi.the Delegatee status of the eNote on the MERS eRegistry reflects the MERS Org ID of Custodian;
vii.the Master Servicer status of the eNote on the MERS eRegistry reflects the MERS Org ID of the Seller;
viii.There is no Control Failure or eNote Replacement Failure with respect to such eNote;
ix.the eNote is a valid and enforceable Transferable Record or comprises “electronic chattel paper” within the meaning of the Uniform Commercial Code;
x.there is no defect with respect to the eNote that would result in Buyer having less than full rights, benefits and defenses of “Control” (within the meaning of the UETA or the Uniform Commercial Code, as applicable) of the Transferable Record; and
xi.there is no paper copy of the eNote in existence nor has the eNote been papered-out.
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SCHEDULE 1-C

REPRESENTATIONS AND WARRANTIES RE: HELOCS
Seller makes the following representations and warranties to Buyer with respect to each Mortgage Loan that is a HELOC as of the Purchase Date for the purchase of any such Mortgage Loan by Buyer from Seller and at all times while the Mortgage Loan is subject to a Transaction hereunder. With respect to those representations and warranties which are made to the best of Seller’s knowledge, if it is discovered by Seller or Buyer that the substance of such representation and warranty is inaccurate, notwithstanding Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.
(a)Data. The information on the Asset Schedule is complete, true and correct in all respects as of the date of such information. All information contained in the related Asset File and in the Underwriting Package in respect of the Mortgage Loans is accurate in all material respects. Each Mortgage Loan conforms in all material respects to the description thereof as set forth on the related Asset Schedule delivered to the applicable Custodian and Buyer. As of the related Purchase Date, each Mortgage Loan is an Eligible Mortgage Loan.
(b)Underwriting Guidelines. Each Mortgage Loan (i) was underwritten in accordance with the Underwriting Guidelines in effect at the time of origination or (ii) has reasonable and documented compensating factors in the Asset File and is indicated in the Asset Schedule as having such factors and has been approved by Buyer in writing.
(c)HELOCs; Origination; Payment Terms. Each HELOC is an open-ended home equity line of credit. The Mortgage Loan provides for an initial period during which the Mortgagor may request advances up to the Credit Limit within the period specified in the Underwriting Guidelines, such period no greater than five (5) years following the date of origination. Each HELOC will amortize within thirty (30) years or earlier from the date of origination. The related Credit Line Agreement provides for Monthly Payments which during the related Draw Periods are at least equal to accrued interest during the related accrual period and after the end of the related Draw Period set forth in the related Credit Line Agreement, if timely paid on the Due Date therefore, are sufficient to fully amortize the principal balance of such Credit Line Agreement on or before its maturity. Any Draw made prior to the Cut-Off Date, together with its related Mortgage interest rate, is reflected on the Asset Schedule. The interest rate on each Draw is set in accordance with the Credit Line Agreement. The aggregate outstanding principal balance of all Draws on a HELOC does not exceed the Credit Limit of the HELOC. No Draw has been made on such Mortgage Loan that has not been transferred to the Seller. Neither the Approved Originator nor the Seller has defaulted on the making of any Draws requested by the Mortgagor on such Mortgage Loan. Each Draw under the HELOC has been disbursed in accordance with all Requirements of Law, including, without limitation, all state
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and local licensing requirements. Each Draw was made or will be made in compliance with the terms of the related Mortgage Loan Documents and Accepted Servicing Practices. No HELOC is in a temporary Draw suspension under the terms of the related Mortgage Loan Documents.
(d)Origination and Collection Practice; Compliance. The origination, servicing and collection practices used with respect to each Mortgage Loan have been in all respects in accordance with Accepted Servicing Practices, applicable Requirements of Laws and regulations, and have been in all respects legal and proper and the servicing practices used with respect to the Mortgage Loan have been accordance with the applicable Requirements of Law including, without limitation, to the extent applicable, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws, whether such servicing was done by related Servicer, the related Approved Originator, their affiliates, or any third party or any subservicer or servicing agent of any of the foregoing. The mortgage interest rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of each Mortgage Loan complied with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury. No Mortgage Loan is subject to forfeiture or any material penalties as a result of non-compliance with any applicable state or federal laws, regulations and other requirements pertaining to usury. All Mortgage Loans have been originated and serviced in compliance with 12 C.F.R. § 1026.40.
(e)Mortgagor. Each Mortgagor is one or more natural persons or, legal entities and, if a natural person, is, and was at the time the Mortgage Loan was originated, legally permitted to reside in the United States. No Mortgagor is, was at the time the Mortgage Loan was originated, or has been since the time the Mortgage Loan was originated, a debtor in any state or federal bankruptcy or insolvency proceeding.
(f)Occupancy of the Mortgaged Property. The Mortgaged Property is lawfully occupied under applicable Requirements of Law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.
(g)Validity of Mortgage Documents. The Mortgage Loan Documents executed and delivered by a Mortgagor or guarantor, if applicable, in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the obligor thereunder thereof enforceable in all respects in accordance with its terms except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law and the Seller has taken all action necessary to transfer such rights of enforceability to Buyer. All parties to the Mortgage Loan Documents had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Loan Documents, and the Mortgage Loan Documents have been duly and properly executed and delivered by such parties.
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The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor.
(h)Disbursement of Proceeds. All costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Loan Documents. The proceeds of the Mortgage Loan have not been and shall not be used to satisfy, in whole or in part, any debt owed or owing by the Mortgagor to the Seller or any Subsidiary or correspondent of the Seller.
(i)Negative Amortization; Buy-down. No Credit Line Agreement permits negative amortization. Interest on the Credit Line Agreement is calculated on the basis of a 365 or 366-day year. No HELOC is a convertible HELOC, simple interest HELOC or a balloon HELOC that has an original stated maturity of less than five (5) years.
(j)Hazard and Flood Insurance. The Mortgaged Property securing any first lien HELOC and all buildings or other customarily insured improvements upon such Mortgaged Property are insured by a Qualified Insurer against loss by fire, hazards of extended coverage and such other hazards as are required by the Underwriting Guidelines as well as all additional requirements set forth herein, pursuant to an insurance policy conforming to the requirements of Accepted Servicing Practices and providing coverage in an amount equal to the lesser of (i) the full insurable value of the Mortgaged Property or (ii) the outstanding principal balance owing on the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis. All such insurance policies are the valid and binding obligation of the insurer are in full force and effect, inure to the benefit of Buyer upon the consummation of the transactions contemplated by this Agreement and contain a standard mortgagee clause naming the originator of the Mortgage Loan, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property securing any first lien HELOC is, or was at origination of the Mortgage Loan, in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the applicable Requirements of Law, including the current guidelines of the Federal Insurance Administration, is in effect, which policy conforms to the Underwriting Guidelines and was issued by a Qualified Insurer and provides coverage in the an amount equal to not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the full insurable value of the Mortgaged Property, and (iii) the maximum amount of insurance that was available under applicable Requirements of Law including the National Flood Insurance Act of 1968, as amended. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor and may not be canceled, reduced, or terminated without thirty (30) days’ prior notice.
    Sch. 1-C-3
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(k)No Default; No Foreclosure. There is no monetary default (including any related event of acceleration), monetary breach or monetary violation existing under the Mortgage Loan Documents including the related Credit Line Agreement other than a monetary default if such Mortgage Loan remains in compliance with clauses (e) and (f) in the definition of “Eligible HELOC”, and no event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a monetary violation or event of acceleration. There is no other default, breach, violation or event of acceleration existing under the Mortgage Loan Documents and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration, and neither the Seller nor its predecessors nor the related Servicer have waived such default, breach, violation or event of acceleration. No foreclosure action is currently threatened or has been commenced with respect to any Mortgaged Property. No Person other than the holder of such HELOC may declare any event of default under the HELOC or accelerate any indebtedness under the related Credit Line Agreement.
(l)No Defenses. The Credit Line Agreement and the Mortgage are not subject to any right of rescission, reformation, set-off, counterclaim or defense, including without limitation the defense of usury or a defense based on the use of blockchain and/or other distributed ledger technology, nor will the operation of any of the terms of the Credit Line Agreement or the Mortgage, or the exercise of any right thereunder, render either the Credit Line Agreement or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, reformation, set-off, counterclaim or defense, including without limitation the defense of usury or a defense based on the use of blockchain and/or other distributed ledger technology, and no such right of rescission, reformation, set-off, counterclaim or defense has been asserted with respect thereto, and there is no basis for the HELOC to be modified or reformed without the consent of the mortgagee under Requirements of Law. No HELOC is subject to forfeiture or any material penalties as a result of non-compliance with Requirements of Law.
(m)Customary Provisions. The Mortgage Note has a stated maturity. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure, subject only to the rights under any related Senior Lien. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption or other right available to the Mortgagor or any other person, or restriction on Seller or any other person, including without limitation, any federal, state or local, law, ordinance, decree, regulation, guidance, attorney general action, or other pronouncement, whether temporary or permanent in nature, that would interfere with, restrict or delay, either (y) the ability of Seller, Buyer or any servicer, subservicer or any successor servicer or successor subservicer to sell the related Mortgaged Property at a trustee’s sale or otherwise, or (z) the ability of Seller, Buyer or any servicer or any successor servicer to foreclose on the related Mortgage.
    Sch. 1-C-4
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(n)Origination. The Seller and all other parties which have had any interest in the Mortgage Loan, whether as originator, purchaser, mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable “doing business”, licensing or other requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) either (A) organized under the laws of such state, (B) qualified to do business in such state, (C) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (D) not doing business in such state.
(o)No Additional Fees. With respect to any broker fees collected and paid on any of the Mortgage Loans, all such fees have been properly assessed to the Mortgagor and no claims will arise as to broker fees that are double charged and for which the Mortgagor would be entitled to reimbursement.
(p)No Fraud. No error, omission, misrepresentation, negligence, fraud or similar occurrence has taken place with respect to the Mortgage Loan on the part of any Person, including, without limitation, the Mortgagor, any appraiser, any builder or developer or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan.
(q)Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable Requirements of Law to serve as such, has been properly designated and currently so serves and is named in such Mortgage and no fees or expenses are or will become payable by Buyer or Seller to such trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.
(r)Predatory Lending Regulations; High Cost Loans. No Mortgage Loan (i) is a high cost Mortgage Loan, (ii) is subject to Section 226.32 of Regulation Z or any similar state law (relating to high interest rate credit/lending transactions), (iii) contains any term or condition, or involves any loan origination practice, that has been defined as “predatory” under any applicable federal, state, county or municipal law, or that has been expressly categorized as an “unfair” or “deceptive” term, condition or practice in any such applicable federal, state, county or municipal law, (iv) is currently affected by the operation of any law, regulation or rule that (A) imposes liability on a mortgagee or a lender to a mortgagee for upkeep to a Mortgaged Property prior to completion of foreclosure thereon, or (B) imposes liability on a lender to a mortgagee for acts or omissions of the mortgagee or otherwise defines a mortgagee in a manner that would include a lender to a mortgagee, or (v) otherwise relates to any violation of the Home Ownership and Equity Protection Act or any state, city or district high cost home mortgage or predatory lending law.
(s)No Satisfaction of Mortgage; Original Terms Unmodified. The Mortgage has not been satisfied, canceled, or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would affect any such satisfaction, release, cancellation, or rescission. The
    Sch. 1-C-5
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terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination unless agreed to in Buyer’s sole discretion. The terms of any such waiver, alternation or modification are reflected on the Asset Schedule. No Mortgagor in respect of the Mortgage Loan has been released, in whole or in part.
(t)Owner and Encumbrance Report. The Seller has obtained an owner and encumbrance report in accordance with the applicable Underwriting Guidelines and no claims have been made under the errors and omissions insurance of the vendor providing the owner and encumbrance report.
(u)Loan Type. No Mortgage Loan is an interest only loan, “pay option ARM,” “pick-a-payment” or similar type of mortgage loan or a reverse mortgage loan or commercial loan. No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade in or exchange of a Mortgaged Property. No Mortgaged Property is subject to any ground lease.
(v)Payments Current. All payments required to be made up to the Purchase Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited. The Mortgage Loan has not been dishonored. No Mortgage Loan has been thirty (30) days or more Delinquent since origination date. All delinquency figures are calculated and reported using the MBA Method of Delinquency. On the related Purchase Date, the Mortgage Loan is less than thirty (30) Days Delinquent with respect to any payment of principal or interest or otherwise not in default.
(w)Servicemembers’ Civil Relief Act. The Mortgagor has not notified the Seller or the related Servicer, and neither the Seller nor the related Servicer has knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers’ Civil Relief Act, or other similar state or local statutes.
(x)No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.
(y)Complete Asset Files.
(i)For each HELOC other than any Figure HELOC: Except with respect to Wet-Ink Mortgage Loans solely prior to the Wet-Ink Delivery Date, all of the required Mortgage Loan documents have been delivered to the applicable Custodian in accordance with the applicable Custodial Agreement and all Mortgage Loan documents necessary to foreclose on the Mortgaged Property are included in the Asset File delivered to the applicable Custodian; provided that, with respect to an eNote Loan, the applicable Seller
    Sch. 1-C-6
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shall deliver to Custodian each of Buyer’s and related Seller’s MERS Org IDs, and shall cause (i) the Authoritative Copy of the related eNote to be delivered to the eVault via a secure electronic file, (ii) the Controller status of the related eNote to be transferred to Buyer, (iii) the Location status of the related eNote to be transferred to Custodian, and (iv) the Delegatee status of the related eNote to be transferred to Custodian, in each case using MERS eDelivery and the MERS eRegistry. No material documentation is missing from the Asset File in possession of the applicable Custodian, unless such documentation is subject to a Servicer request for release of documents and a foreclosure attorney acknowledgment in form and substance acceptable to Buyer. Each of the documents and instruments specified to be included in the Asset File is executed and in due and proper form, and each such document or instrument is in form acceptable to the applicable federal or state regulatory agency. With respect to each such HELOC, upon the consummation of the related Transaction, the applicable Custodian shall have received the related Asset File and such Asset File shall not have been released from the possession of the applicable Custodian at any time for longer than the time periods permitted under the applicable Custodial Agreement; provided that in the case of a Wet-Ink Mortgage Loan, the applicable Custodian shall have received the related Asset File by no later than the Wet-Ink Delivery Date.
(ii)With respect to each Figure HELOC: The Mortgage and the other Mortgage Loan documents (excluding the Assignment of Mortgage for such Mortgage Loan) required to be delivered on or before the related Purchase Date have been delivered electronically to the Platform to which the WSFS Custodian has access in compliance with the specific requirements of the WSFS Custodial Agreement. With respect to any Non-DART Mortgage Loan, the related Assignment of Mortgage has been physically delivered to the WSFS Custodian’s designated office within [***] following the related Purchase Date. Buyer has “view access” to the digital items in the Mortgage File maintained through the Platform by the WSFS Custodian. With respect to each Mortgage Loan, Seller is in possession of a complete Asset File, whether electronically through the Platform or otherwise, including all documents used in the qualification of the Mortgagor, except for such documents as have been delivered to the WSFS Custodian and such Asset File shall not have been released from the possession of the WSFS Custodian at any time for longer than the time periods permitted under the WSFS Custodial Agreement. Each of the documents and instruments specified to be included in the Asset File is executed and in due and proper form, and each such document or instrument is in form acceptable to the applicable federal or state regulatory agency.
(z)Ownership. None of the Mortgage Loan, including the Mortgage, is assigned or pledged by the Seller and the Seller has good, indefeasible and marketable title thereto, the Seller is the sole owner thereof and the Seller has full right and authority to transfer and sell the Mortgage Loans to Buyer free and clear of any encumbrance, participation interest, lien, equity, pledge, charge, claim (including, but not limited to, any preference or fraudulent transfer claim) or security interest and has full right and authority subject to no interest or participation in, or agreement with any other party to sell, assign or otherwise transfer the
    Sch. 1-C-7
1756136037 25803320

Mortgage Loans. Immediately following the sale of the Mortgage Loan to Buyer pursuant to this Agreement, Buyer will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Seller intends to relinquish all rights to possess and control the Mortgage Loan except in connection with the servicing of the Mortgage Loan by the related Servicer as set forth in this Agreement.
(aa)Valid Lien.
(i)With respect to Eligible First Lien Mortgage Loans, the Mortgage is a valid, subsisting, enforceable and perfected, first priority Lien on the real property included in the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note’s original principal balance. The lien of the Mortgage is subject only to: (i) the lien of current real property taxes and assessments not yet due and payable; (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the Mortgage that are acceptable to mortgage lending institutions generally; and (iii) any other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.
(ii)With respect to Second Lien Mortgage Loans or third lien Mortgage Loans, the Mortgage creates a valid, subsisting, enforceable and perfected second or third lien or a second or third priority security interest on the Mortgaged Property encumbered by such Mortgage including all improvements, alterations, additions and replacements made at any time with respect to the foregoing on such Mortgaged Property, free and clear of all adverse claims, liens and encumbrances having priority over the second or third lien, of such Mortgage, subject only to (1) any related Senior Mortgage Loan; (2) the lien of current real property taxes and assessments not yet due and payable; and (3) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of the recording of such Mortgage which are of a type acceptable to mortgage lending institutions in the area where the Mortgaged Property is located and (A) which are referred to or otherwise considered in the valuation obtained by the Approved Originator, or (B) which do not adversely affect the Property Value of the Mortgaged Property or interfere with the benefits intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property (collectively, the “Permitted Exceptions”). None of the Permitted Exceptions, other than the liens of any Senior Mortgage Loan, are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. The Mortgaged Property was not, as of the date of the origination of the Mortgage Loan, subject to a mortgage, deed-of-trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage. Any security agreement, chattel mortgage or equivalent document related
    Sch. 1-C-8
1756136037 25803320

to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected second or third lien and second or third priority security interest, on the property described therein, and the Seller has full right to sell and assign the same to Buyer. Any equity pledge agreement related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien or security interest on the Mortgagor’s property described in such equity pledge.
(ab)No Condemnation; Mortgaged Property Undamaged. There is no proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property, nor is such a proceeding currently occurring. The Mortgaged Property is in good repair and undamaged by waste, water, fire, earthquake or earth movement, windstorm, flood, hurricane, tornado, mold, or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended or would render the Mortgaged Property uninhabitable.
(ac)No Mechanics’ Liens. The Mortgaged Property is free and clear of all mechanics’ and materialmen’s liens.
(ad)Lien Priority; Location of Improvements; No Encroachments. The Mortgage creates a first lien or first priority ownership interest, a second lien or second priority ownership interest or a third lien or third priority ownership interest, in any case, in an estate in fee simple in real property securing Mortgage Loan and the Seller has full right to pledge and assign the same to Buyer. No buildings or improvements on adjoining properties encroach upon the Mortgaged Property. All improvements on the Mortgaged Property comply with all applicable zoning and subdivision laws and ordinances. Neither the Seller nor the related Servicer has received notice from the Mortgagor, any governmental authority, or any other person of any noncompliance with any use or occupancy law, ordinance, regulation, standard, license, or certificate with respect to the Mortgaged Property.
(ae)Mortgage Recorded; Assignments of Mortgage. Any Mortgage was recorded and all subsequent assignments of such Mortgage have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded.
(af)Due-On-Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.
(ag)Environmental Compliance. There does not exist on the Mortgaged Property any hazardous substances, hazardous materials, hazardous wastes, solid wastes or other pollutants, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. § 9601 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., or other
    Sch. 1-C-9
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applicable federal, state or local environmental laws including, without limitation, asbestos, in each case in excess of the permitted limits and allowances set forth in such environmental laws to the extent such laws are applicable to the Mortgaged Property. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any applicable environmental law (including, without limitation, asbestos), rule or regulation with respect to the Mortgaged Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property.
(ah)Patriot Act. No Mortgage Loan is subject to nullification pursuant to Executive Order 13224 or OFAC Regulations or in violation of the Executive Order 13224 or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order 13224 or the OFAC Regulations nor listed as a “blocked person” for purposes of the OFAC Regulations.
(ai)Credit Score Reporting. Seller has caused to be fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its Mortgagor credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Seller to Buyer, Seller has full right and authority and is not precluded by law or contract from furnishing such information to Buyer is not precluded from furnishing the same to any prospective purchaser of such Mortgage.
(aj)Litigation. There is no action, suit, litigation, proceeding, governmental investigation or class action lawsuit existing or pending or threatened, or any order, injunction, decree, or settlement agreement outstanding, relating to or arising out of the Mortgage Loan, nor does the Seller know of any basis for any such litigation, proceeding, governmental investigation or class action lawsuit.
(ak)Location and Type of Mortgaged Property. The Mortgaged Property is located in any State in the United States of America or District of Columbia acceptable pursuant to applicable Underwriting Guidelines as identified in the Asset Schedule and consists of a single parcel of real property [***].
(al)No Consents. Other than consents and approvals obtained as of the related Purchase Date or those already granted in the documents governing such Mortgage Loan, no consent or approval by any Person is required in connection with the Seller’s sale and/or Buyer’s acquisition of such Mortgage Loan. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies with respect to such Mortgage Loan.
    Sch. 1-C-10
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(am)Mortgage Releases. The terms of the related Mortgage Loan Documents do not provide for the release of any related Mortgaged Property from the lien of the Mortgage except (a) upon payment in full of such Mortgage Loan, or (b) as required pursuant to an order of condemnation or a material casualty.
(an)Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and electricity all of which are appropriate for the current use of such Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of such Mortgaged Property.
(ao)No Defense to Insurance Coverage. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed which has resulted or will result in an exclusion from, denial of, or defense to coverage under any private mortgage insurance (if applicable), but not including the failure of such insurer to pay by reason of such insurer’s breach of such insurance policy or such insurer’s financial inability to pay.
(ap)Credit Limits. The terms of the Credit Line Agreement and the Mortgage have not been amended or modified in any respect, from the date of origination, to increase the Credit Limit. Notwithstanding anything to the contrary herein, in no event shall Buyer have any obligation to fund any Draws with respect to any HELOC, which obligations shall be retained by the Seller.
(aq)Advance Payments. No HELOC contains a provision requiring more than two (2) monthly or other scheduled periodic payments by the Mortgagor on the HELOC to be paid in advance from the proceeds of the HELOC.
(ar)No Adverse Selection. The Seller has not used selection procedures adverse to the interests of Buyer in selecting the Mortgage Loans among the outstanding home equity line of credit loans owned by it which were available for inclusion in the Mortgage Loans.
(as)eNotes. With respect to each eNote Loan, the related eNote satisfies all of the following criteria:
i.the eNote bears a digital or electronic signature;
ii.the Hash Value of the eNote indicated in the MERS eRegistry match-es the Hash Value of the eNote as reflected in the eVault;
iii.there is a single Authoritative Copy of the eNote, as applicable and within the meaning of Section 9-105 of the Uniform Commercial Code or Section 16 of the UETA, as applicable, that is held in the eVault;
    Sch. 1-C-11
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iv.the Location status of the eNote on the MERS eRegistry reflects the MERS Org ID of the Custodian;
v.the Controller status of the eNote on the MERS eRegistry reflects the MERS Org ID of Buyer;
vi.the Delegatee status of the eNote on the MERS eRegistry reflects the MERS Org ID of Custodian;
vii.the Master Servicer status of the eNote on the MERS eRegistry reflects the MERS Org ID of the Seller;
viii.There is no Control Failure or eNote Replacement Failure with respect to such eNote;
ix.the eNote is a valid and enforceable Transferable Record or comprises “electronic chattel paper” within the meaning of the Uniform Commercial Code;
x.there is no defect with respect to the eNote that would result in Buyer having less than full rights, benefits and defenses of “Control” (within the meaning of the UETA or the Uniform Commercial Code, as applicable) of the Transferable Record; and
xi.there is no paper copy of the eNote in existence nor has the eNote been papered-out.
(at)Provenance Blockchain. With respect to each Figure HELOC, there are no defenses, counterclaims, or rights of setoff affecting the Mortgage Loans based on the use of blockchain and/or other distributed ledger technology in the origination, transfer, or holding of such Mortgage Loan. With respect to each Mortgage Loan, (i) the Seller is recorded as the current owner of such Mortgage Loan on the Platform utilizing the Provenance Blockchain, (ii) such record of ownership is maintained through a unique, identifiable and unalterable “hash value” produced by a cryptographic algorithm and Buyer will be the current owner of such Mortgage Loan and (iii) only Buyer and its custodian have credentials (i.e., a key, security certificate and login credentials) to authorize a transfer of the ownership record of such Mortgage Loan file on the Platform utilizing the Provenance Blockchain.
(au)Provenance. With respect to each Figure HELOC, the Platform utilizing the Provenance Blockchain accommodates the timely and accurate transfer of Mortgage Loans and related rights, titles and interests to purchasers and a transfer through the Provenance Blockchain does not violate any Requirements of Law.
    Sch. 1-C-12
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SCHEDULE 1-D

REPRESENTATIONS AND WARRANTIES RE: CONTRIBUTED REO PROPERTY1

1 To be added prior to the purchase of any REO Subsidiary Interests.
    Sch. 1-D-1
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SCHEDULE 1-E

REPRESENTATIONS AND WARRANTIES RE: REO SUBSIDIARY INTERESTS2

2 To be added prior to the purchase of any REO Subsidiary Interests.
Sch. 2-1
1756136037 25803320

EXHIBIT A-1
FORM OF FUNDING CONFIRMATION LETTER

[SELLER LETTERHEAD]

Nomura Corporate Funding Americas, LLC
Worldwide Plaza
309 West 49th Street
New York, New York 10019-7316
Attention: Whole Loan Middle Office
CC: [***]
Email: [***]

Confirmation No.:_____________________
Ladies/Gentlemen:

This letter requests the confirmation of your agreement to purchase from us the Purchased Assets listed in Appendix I hereto, pursuant to the Master Repurchase Agreement governing purchases and sales of Purchased Assets among loanDepot.com, LLC, as Seller and Servicer, loanDepot Multi Asset NC, LLC, as REO Subsidiary and Nomura Corporate Funding Americas, LLC (“Buyer”), dated as of October 2, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), as follows (capitalized terms used herein but not herein defined shall have the meanings ascribed thereto in the Agreement):
Purchase Date: ________ __, _____
Purchased Assets to be Purchased: See Appendix I hereto. [Appendix I to Confirmation Letter will list Purchased Assets]
Aggregate Principal Amount of Mortgage Loans:
Purchase Price:
Concentration Limits (following consummation of this Transaction):

Names and addresses for communications:
Buyer:
Nomura Corporate Funding Americas, LLC
Worldwide Plaza
309 West 49th Street
New York, New York 10019-7316
Attention: Whole Loan Middle Office
Email: [***]
Exh. A-1-1
1756136037 25803320

With a copy to:

Nomura Corporate Funding Americas, LLC
Worldwide Plaza
309West 49th Street
New York, New York 10019-7316
Attention: [***]
Email: [***]

Seller:
loanDepot.com, LLC
6561 Irvine Center Drive
Irvine, California 92618
Email: [***]

By delivery of this letter, undersigned [RESPONSIBLE OFFICER] of Seller hereby certifies that in connection with the Underwriting Package delivered to Buyer on the date hereof with respect to the Purchased Assets set forth on the attached Appendix I, [he][she] has no actual knowledge of any material information concerning such Purchased Assets that is not reflected in the materials that comprise such Underwriting Package or otherwise disclosed to Buyer in writing.

LOANDEPOT.COM, LLC
By:
Name:
Title:

Exh. A-1-2
1756136037 25803320

Appendix I
[Purchased Assets to be Purchased]
Exh. A-1-3
1756136037 25803320

EXHIBIT A-2
FORM OF ADDITIONAL PURCHASE PRICE AMOUNT CONFIRMATION LETTER

[SELLER LETTERHEAD]

Nomura Corporate Funding Americas, LLC
Worldwide Plaza
309 West 49th Street
New York, New York 10019-7316
Attention: Whole Loan Middle Office
CC: [***]
Email: [***]

Confirmation No.:_____________________
Ladies/Gentlemen:

Reference is made to that certain Master Repurchase Agreement governing purchases and sales of Purchased Assets among loanDepot.com, LLC, as Seller and Servicer, loanDepot Multi Asset NC, LLC, as REO Subsidiary and Nomura Corporate Funding Americas, LLC (“Buyer”), dated as of October 2, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), as follows (capitalized terms used herein but not herein defined shall have the meanings ascribed thereto in the Agreement). This letter confirms our agreement to deliver Additional Purchase Price on account of Draws relating to the Purchased Assets listed in Appendix I hereto contemplated by Section 3 of the Agreement.
Purchase Date: ________ __, _____
Purchased Assets to be Purchased: N/A
Aggregate Principal Amount of Contributed Mortgage Loans Subject to Additional Purchase Price Amount:
Additional Purchase Price Amount:

Draw Amount: $

Draw Date:

Purchased Assets Subject to Additional Purchase Price Amount: See Appendix I hereto

Concentration Limits (following consummation of this Transaction):

Exh. A-2-1
1756136037 25803320

Names and addresses for communications:
Buyer:
Nomura Corporate Funding Americas, LLC
Worldwide Plaza
309 West 49th Street
New York, New York 10019-7316
Attention: Whole Loan Middle Office
Email: [***]

With a copy to:

Nomura Corporate Funding Americas, LLC
Worldwide Plaza
310West 49th Street
New York, New York 10019-7316
Attention: [***]
Email: [***]

Seller:
loanDepot.com, LLC
6561 Irvine Center Drive
Irvine, California 92618
Email: [***]

By delivery of this letter, undersigned [RESPONSIBLE OFFICER] of Seller hereby certifies that in connection with the Underwriting Package delivered to Buyer on the date hereof with respect to the Purchased Assets set forth on the attached Appendix I, [he][she] has no actual knowledge of any material information concerning such Purchased Assets that is not reflected in the materials that comprise such Underwriting Package or otherwise disclosed to Buyer in writing.

LOANDEPOT.COM, LLC
By:
Name:
Title:

Exh. A-2-2
1756136037 25803320

Appendix I

[Purchased Assets Subject to Additional Purchase Price Amount]
Exh. A-2-3
1756136037 25803320

EXHIBIT B
SERVICING ANNEX

Reference is hereby made to that certain Master Repurchase Agreement, dated as of October 2, 2026, among loanDepot.com, LLC, as seller and as a servicer (in such capacity, the “Servicer”), loanDepot Multi Asset NC, LLC, as REO subsidiary and Nomura Corporate Funding Americas, LLC, as buyer. Capitalized terms used herein but not herein defined shall have the meanings ascribed thereto in the Agreement.
(a)Servicer hereby agrees to service the Purchased Assets in accordance with Accepted Servicing Practices and the terms, conditions and provisions set forth in the Agreement, including without limitation Section 18 of the Agreement. Such terms, conditions and provisions of the Agreement (including without limitation Section 18 of the Agreement) are hereby incorporated by reference. Servicer represents to Buyer that it has all governmental licenses, authorizations, consents and approvals required by any Governmental Authority to perform its obligations under the Agreement in each jurisdiction in which any Mortgaged Property is located and to carry on its business as now conducted.
(b)Without limiting the generality of the foregoing, in connection with its servicing of the Purchased Assets, Servicer shall comply with the following:
(i)Collection of Mortgage Loan Payments. Servicer will proceed diligently, in accordance with Accepted Servicing Practices to collect all payments due under each of the Purchased Assets when the same shall become due and payable.
(ii)Servicing Records and Asset Files. Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Purchased Assets, including the Servicing Records and Asset Files. Servicer shall release its custody of the contents of the Asset Files in accordance, and only in accordance, with written instructions of Buyer, except when such release is required as incidental to Servicer’s servicing of the Purchased Assets and in accordance with the applicable Custodial Agreement.
(iii)MERS Mortgage Loans. With respect to each MERS Mortgage Loan, Servicer shall cause the MERS System to indicate that the related Purchased Asset is being serviced by Servicer pursuant to the Agreement (including the Servicing Annex) by entering in the MERS System the information required by the MERS System to identify Servicer as the servicer of the MERS Mortgage Loan. In the event Servicer’s membership in MERS is terminated for any reason and any of the Purchased Assets then serviced by Servicer are MERS Mortgage Loans, Servicer shall, upon Buyer’s request, prepare and cause MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to Buyer or its designee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Purchased Asset.
(iv)Environmental Issue. Servicer shall, if a Mortgaged Property is subject to an Environmental Issue, immediately stop any foreclosure proceedings and not commence new foreclosure proceedings against such Mortgaged Property.
(v)Modifications Etc. Consistent with the terms of this Servicing Annex and Accepted Servicing Practices, Servicer may waive, modify or vary any term of any Purchased Asset or consent to the postponement of strict compliance with any such term
Exh. B-1
1756136037 25803320

or in any manner grant indulgence to any Mortgagor if in Servicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to Buyer’s interest in the Purchased Asset. All modifications, waivers, forbearances or amendments of any Purchased Asset shall be in writing and shall be consistent with Accepted Servicing Practices. On each applicable adjustment date, Servicer shall make interest rate adjustments for each adjustable-rate Mortgage Loan in compliance with the requirements of the related Mortgage, Mortgage Note and applicable federal, state and local laws and regulations. Servicer shall execute and deliver the notices required by each Mortgage, Mortgage Note and applicable federal, state and local laws and regulations regarding interest rate adjustments.
(vi)Payment of Taxes, Insurance and Other Charges; Maintenance of PMI Policies; Collections Thereunder. With respect to each Purchased Asset (to the extent escrowed under the terms of such Purchased Asset), Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of PMI Policy premiums, any related fees and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including insurance renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor held in trust accounts as escrow funds maintained by Servicer which shall have been estimated and accumulated by Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage and applicable federal, state and local laws and regulations. Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the escrow payments and shall make Servicing Advances from its own funds to effect such payments.
(vii)Maintenance of Hazard Insurance. Servicer shall cause to be maintained for each Purchased Asset fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located by a Qualified Insurer in an amount which is at least equal to the lesser of (a) the full insurable value of the Mortgaged Property and (b) the outstanding principal balance owing on the Purchased Asset. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area (and such flood insurance has been made available) Servicer will cause to be maintained a flood insurance policy meeting the requirements of the National Flood Insurance Program, in an amount representing coverage not less than the lesser of (A) the minimum amount required under the terms of the coverage to compensate for any damage or loss to the Mortgaged Property on a replacement-cost basis (or the outstanding principal balance of the Purchased Asset if replacement-cost basis is not available) or (B) the maximum amount of insurance available under the National Flood Insurance Program. Any amounts collected by Servicer under any such policies (other than amounts to be deposited in trust accounts as escrow funds and applied to the restoration or repair of the property subject to the related Mortgage or property acquired in liquidation of the Purchased Asset, or to be released to the Mortgagor in accordance with Accepted Servicing Practices) shall be remitted by the Servicer in accordance with Section 5(b) of this Agreement. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to Servicer, and shall provide for at least thirty (30) days prior written notice of any cancellation, reduction in amount or material change in coverage to Servicer. Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either its insurance carrier or agent; provided, however, that Servicer shall not accept any such insurance policies from insurance companies unless such companies are Qualified Insurers.
Exh. B-2
1756136037 25803320

(viii)Inspections. Servicer shall inspect the Mortgaged Property related to each Purchased Asset as often as deemed necessary by Servicer in accordance with Accepted Servicing Practices. In addition, Servicer shall conduct subsequent inspections in accordance with Accepted Servicing Practices. Servicer shall keep a written report of each such inspection and shall provide a copy of such inspection to Buyer upon the request of Buyer.
(ix)Servicing Transfer Provisions. In the event that Buyer terminates Servicer’s rights to service the Purchased Assets in accordance with Section 18 of the Agreement:
(A)Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under the Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition Buyer or the successor servicer appointed pursuant to Section 18 of the Agreement;
(B)Servicer shall transfer the servicing with respect to the Purchased Asset and prepare, execute and deliver, any and all related documents and other instruments, in Servicer’s possession, including all Asset Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such termination and related transfer of servicing, whether to complete the transfer and endorsement or assignment of the Purchased Assets and related documents or otherwise, at Seller’s sole expense. Without limiting the generality of the foregoing, Servicer shall prepare, execute and deliver any and all documents and other such instruments, and do or accomplish all other acts or things necessary or appropriate to more fully and definitely vest and confirm in the successor servicer appointed pursuant to Section 18(d) of the Agreement all such responsibilities, duties and obligations of Servicer as servicer, to complete the transfer and endorsement or assignment of the Purchased Assets and related documents, if necessary, and to deliver to Buyer (or its designee) all contents of the Asset Files in the possession of Servicer;
(C)Servicer shall transfer to Buyer (or its designee) all cash amounts which shall at the time be credited by Servicer and held in trust accounts as escrow funds or thereafter received with respect to the Purchased Assets and Servicer shall account for all funds;
(D)Servicer will be responsible for notifying the related Mortgagors of any transfer of servicing in accordance with the requirements of the Real Estate Settlement Procedures Act and the Cranston Gonzalez National Affordable Housing Act of 1990;
(E)Servicer will comply with all applicable federal, state and local laws and regulations with respect to servicing transfers, including the Consumer Financial Protection Bureau’s rules and/or guidelines with respect to servicing transfers, including, without limitation, its Bulletin 2014-1 issued on August 19, 2014. Servicer will provide all reasonable cooperation and assistance as may be requested by Buyer in connection with compliance with such rules and/or guidelines. Further, Servicer will reasonably cooperate after the applicable servicing transfer date to promptly resolve all customer complaints, disputes and inquiries related to activities that occurred prior to such transfer date or in connection with the transfer of servicing; and
Exh. B-3
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(F)With respect to each MERS Mortgage Loan, either (A) Servicer shall, upon Buyer’s request, cooperate with the successor servicer appointed pursuant to Section 18 of the Agreement in causing MERS to designate on the MERS System such successor servicer as the servicer of such Purchased Asset or (B) Servicer shall, upon Buyer’s request, cooperate with Buyer in causing MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to Buyer (which may be assigned in blank) and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Purchased Asset or servicing of such Purchased Asset on the MERS System to such successor servicer.

Exh. B-4
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EXHIBIT C
RESERVED

Exh. C-1
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EXHIBIT D
RESERVED

Exh. D-1
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EXHIBIT E
FORM OF SECTION 8 CERTIFICATE

Reference is hereby made to the Master Repurchase Agreement dated as of October 2, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among loanDepot.com, LLC, a Delaware limited liability company, as seller (“Seller”) and as servicer, loanDepot Multi Asset NC, LLC, a Delaware limited liability company (“REO Subsidiary”) and NOMURA CORPORATE FUNDING AMERICAS, LLC, a Delaware limited liability company (“Buyer”). Pursuant to the provisions of Section 8 of the Agreement, the undersigned hereby certifies that:
1.It is a ___ natural individual person, ____ treated as a corporation for U.S. federal income tax purposes, ____ disregarded for federal income tax purposes (in which case a copy of this Section 8 Certificate is attached in respect of its sole beneficial owner), or ____ treated as a partnership for U.S. federal income tax purposes (one must be checked).
2.It is the beneficial owner of amounts received pursuant to the Agreement.
3.It is not a bank, as such term is used in section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), or the Agreement is not, with respect to the undersigned, a loan agreement entered into in the ordinary course of its trade or business, within the meaning of such section.
4.It is not a 10-percent shareholder of Seller within the meaning of section 871(h)(3) or 881(c)(3)(B) of the Code.
5.It is not a controlled foreign corporation that is related to Seller within the meaning of section 881(c)(3)(C) of the Code.
6.Amounts paid to it under the Facility Documents are not effectively connected with its conduct of a trade or business in the United States.
7.Capitalized terms used but not defined herein have the meanings given to them in the Agreement.
8.
[NAME OF UNDERSIGNED]
By: ________________________
Title: _______________________
Date: _______________, ______
Exh. E-1
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EXHIBIT F-1
ASSET SCHEDULE FIELDS
(NON-AGENCY MORTGAGE LOANS OTHER THAN HELOCS)

[***]
Exh. F-1-1
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EXHIBIT F-2
ASSET SCHEDULE FIELDS

(AGENCY MORTGAGE LOANS)

[***]
Exh. F-2-1
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EXHIBIT F-3
ASSET SCHEDULE FIELDS

(HELOCS)

[***]

Exh. F-3-1
1756136037 25803320

EXHIBIT F-4
ASSET SCHEDULE FIELDS

(REO PROPERTY)3
3 To be added prior to the purchase of any REO Subsidiary Interests.
Exh. F-4-1
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EXHIBIT G
FORM OF SELLER POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that loanDepot.com, LLC, a Delaware limited liability company (“Seller”), hereby irrevocably constitutes and appoints Nomura Corporate Funding Americas, LLC, a Delaware limited liability company (“Buyer”) and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, from time to time in Buyer’s discretion:
(a)in the name of Seller, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any assets purchased by Buyer under the Master Repurchase Agreement, dated as of October 2, 2026, by and between Seller, as seller and as servicer, loanDepot Multi Asset NC, LLC, as REO subsidiary and Buyer (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) (the “Assets”), and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any other assets whenever payable;
(b)to pay or discharge taxes and liens levied or placed on or threatened against the Assets;
(c)(i) to direct any party liable for any payment under any Assets to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct, including, without limitation, any payment agent with respect to any Asset; (ii) to send “goodbye” letters on behalf of Seller and Servicer; (iii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Assets; (iv) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Assets; (v) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Assets or any proceeds thereof and to enforce any other right in respect of any Assets; (vi) to defend any suit, action or proceeding brought against Seller with respect to any Assets; (vii) to settle, compromise or adjust any suit, action or proceeding described in clause (vi) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; and (viii) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Assets as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and Seller’s expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Assets and Buyer’s Liens thereon and to effect the intent of the Agreement, all as fully and effectively as Seller might do;
(d)for the purpose of carrying out the transfer of servicing with respect to the Assets from Seller to a successor servicer appointed by Buyer in its sole discretion and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish such transfer of servicing, and, without limiting the generality of the foregoing, Seller hereby gives Buyer the power and right, on behalf of Seller, without assent by Seller, to, in the name of Seller or its own name, or otherwise, prepare and send or cause to be sent “good-bye” letters to all mortgagors under the Assets, transferring the servicing of the Assets to a successor servicer appointed by Buyer in its sole discretion; and
Exh. G-1
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(e)for the purpose of delivering any notices of sale to mortgagors or other third parties, including without limitation, those required by law.
Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.
Seller also authorizes Buyer, from time to time, to execute, in connection with any sale, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Assets.
The powers conferred on Buyer hereunder are solely to protect Buyer’s interests in the Assets and shall not impose any duty upon it to exercise any such powers. Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Seller for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.
TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND BUYER ON ITS OWN BEHALF AND ON BEHALF OF BUYER’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.
Capitalized terms used but not defined herein have the meanings given to them in the Agreement.
[REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURES FOLLOW.]

Exh. G-2
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IN WITNESS WHEREOF Seller has caused this power of attorney to be executed and Seller’s seal to be affixed this __ day of [__________], 20[__].
LOANDEPOT.COM, LLC
By:
Name:
Title:

Exh. G-3
1756136037 25803320

ACKNOWLEDGEMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California     )
County of Orange )

On _______________________________, before me, ___________________________a Notary Public personally appeared ___________________________, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature______________________________ (SEAL)

Exh. G-4
1756136037 25803320